UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.    )

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IQVIA HOLDINGS INC.
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Accelerating innovation for a healthier world

OUR MISSION

IQVIA's mission is to accelerate innovation for a healthier world. By utilizing the latest AI-powered technology, information, and expertise to drive better and faster decision-making, we help clients and stakeholders across the healthcare industry get treatments to patients, faster.

OUR STRATEGY

We deliver transformative results for the clients and stakeholders we serve by leveraging IQVIA Connected Intelligence™, the combination of unparalleled information assets, leading-edge technology, Healthcare-grade AI®, and domain expertise. By embedding this across our portfolio, we deliver powerful solutions for the life sciences and healthcare industries.

Deliver treatments to patients faster

Increase speed, effectiveness, and safety of clinical trials to create more agile and informed approaches to bringing the right medicines to the right patients

Ignite innovation

Whether we are bringing our own innovations to a solution, or supporting our clients in driving their innovations, we are committed to finding the best path forward

Create connections that drive results

Utilize our global scale and local expertise in 100+ countries to power every solution and product with IQVIA Connected Intelligence™

Deploy AI that is optimized for life sciences

Continue to invest in IQVIA Healthcare-grade AI® capabilities and enable new levels of productivity, efficiency, and automation across our portfolio

Expand our portfolio of capabilities

Build on our existing capabilities through effective capital deployment, including strategic acquisitions

Notice of 2026 Annual Meeting of Stockholders

Date and Time Thursday, April 23, 2026 9:00 a.m. Eastern Time	Location Hotel Zero Degrees 15 Milestone Road Danbury, Connecticut 06810	Who May Vote Stockholders of record at the close of business on the record date of February 23, 2026
AGENDA

Item of Business		Board Recommendation		Page Reference

1	Annual election of the director nominees named in the accompanying Proxy Statement	✓	FOR each nominee	10
2	Advisory (non‑binding) vote to approve our executive compensation (say‑on‑pay)	✓	FOR	41
3	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026	✓	FOR	105
4	Approval of IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan	✓	FOR	108
5	Stockholder proposal, if properly presented	✗	AGAINST	116
The full text of these proposals appears in the accompanying Proxy Statement.
YOUR VOTE IS IMPORTANT
To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:

INTERNET	TELEPHONE	MAIL
Go to the website shown on your proxy card and follow the instructions	Use the toll‑free number shown on your proxy card or voting instruction form	Mark, sign and date your proxy card and return it in the postage‑ paid envelope

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on April 23, 2026:
Our Notice of Meeting, Proxy Statement, Form of Proxy Card & 2025 Annual Report on Form 10‑K are available at: https://materials.proxyvote.com/46266C
We recommend that you review the information on the process for, and deadlines applicable to, voting, attending the 2026 Annual Meeting and appointing a proxy under “About the 2026 Annual Meeting” on page 124 of the Proxy Statement.
By Order of the Board of Directors,
Eric M. Sherbet
Executive Vice President, General Counsel and Secretary
February 27, 2026
Durham, North Carolina
Our proxy materials, which include the Proxy Statement and our 2025 Annual Report, are first being mailed or made available to stockholders on or about February 27, 2026.

YOUR VOTE IS IMPORTANT Please register for e‑delivery of proxy materials: Scan the QR Code or visit www.proxyvote.com

IQVIA HOLDINGS INC. 2400 Ellis Road Durham, North Carolina 27703

Message from our Lead Independent Director February 27, 2026

John M. Leonard, M.D. Lead Independent Director
Dear Stockholders:
On behalf of the Board of Directors, I would like to thank you for your continued support of IQVIA. As your Lead Independent Director, it is my distinct pleasure to outline the efforts of the Board to provide robust, independent oversight in furtherance of your interests. As in prior years, the Board worked closely with our Chief Executive Officer and management team throughout 2025 to further IQVIA’s overall mission, continue our strong corporate governance program, and proactively engage with our stockholders.
Robust Corporate Governance and Independent Oversight of the Company’s Long-Term Strategy
An essential role of the Board is to provide robust corporate governance and effective independent oversight of IQVIA’s corporate strategy. The Board works closely with our Chief Executive Officer and senior management to formulate and oversee the Company’s long-term strategy to ensure that we are well positioned to succeed in a complex and rapidly changing healthcare and macroeconomic environment.
The pace of innovation and technological change has increased exponentially over the past several years with the rapid adoption of artificial intelligence, resulting in fundamental shifts that are reshaping how the life sciences industry advances research, delivers care and improves health outcomes globally. With our breadth of expertise, IQVIA is at the forefront of this transformation, collaborating with a broad array of industry participants to deliver transformative technology across the full spectrum of healthcare delivery from clinical development to commercialization.
The Board thoughtfully oversees IQVIA’s AI strategy, receiving frequent updates from management. IQVIA applies robust AI governance principles in its AI use cases. We integrate AI governance into our broader corporate governance through the work of our AI Governance Council, with consulting and advisory support from our Center for Defensible Data and AI.
Board Composition and Refreshment
Through purposeful refreshment, we have built a highly engaged Board that effectively brings its collective, independent judgment to bear on IQVIA’s long-term strategic priorities. Our directors possess a balanced mix of skills, experience, and perspectives that support our business objectives as we navigate a shifting regulatory and macroeconomic environment and rapid technological innovation. As always, we continue to evaluate our Board’s composition, leadership structure, and governance practices with an eye towards the future, and in consideration of valuable input received from our stockholders, whose perspectives inform IQVIA’s approach to sound corporate governance.
We welcomed Dr. William G. Kaelin, Jr. to the Board in 2025. Bill is a Nobel Laureate, scientist, academic, and physician who provides valuable leadership and decades of experience in medical research and discovery, particularly in oncology. Bill is currently a Senior Physician-Scientist at Brigham and Women’s Hospital in Boston and the Sidney Farber Professor of Medicine at the Dana-Farber Cancer Institute and Harvard Medical School. Bill’s appointment directly addressed feedback from stockholders that they would like to see more industry and scientific experience on our Board.
We have recruited five new members of our Board since 2017, providing a steady refreshment of new talent and viewpoints to support robust governance, strategic oversight and informed decision-making.

MESSAGE FROM OUR LEAD INDEPENDENT DIRECTOR
Management Succession Planning
Management succession planning remains a top priority for the Board, reflecting its importance to business continuity and long-term stockholder value. The Board takes a leading role in planning for the succession of key executive roles. The Leadership Development and Compensation Committee performs an annual deep dive to review detailed assessments of a broad group of senior leaders and their potential to succeed our executive management team and carry forward the Company’s long-term strategy.
In 2025, following a thoughtful and deliberate Chief Financial Officer succession process, Michael J. Fedock was selected to succeed Ronald E. Bruehlman as Executive Vice President and Chief Financial Officer of IQVIA, effective February 28, 2026. Mike is exceptionally well-prepared to lead our Finance organization and support our long-term growth strategy as he brings deep industry experience, strong financial expertise and a proven track record within IQVIA. We thank Ron for his many years of exceptional leadership and all he has done to support a seamless transition.
In addition, at the end of 2025, we implemented a new, go-forward organizational model to strengthen collaboration, enhance efficiency, and support continued growth. This better aligns our teams with how our operating model has evolved to adapt to the new ways our clients purchase our capabilities. As part of this reorganization, several new executive officers were appointed and new leadership opportunities for managers were created throughout the business, further strengthening our pipeline of future leaders.
Stockholder Engagement
Each year, we prioritize engaging with stockholders and answering their questions about our corporate governance, human capital management, executive compensation and other matters of importance. In 2025, the Company extended meeting invitations to approximately 30 of our top institutional stockholders, representing about 65% of our voting shares outstanding. These conversations are tremendously valuable, as they provide an opportunity to learn from our investors and better understand their perspectives on how IQVIA is performing and where we can improve. Both Carol Burt, chair of our Leadership Development and Compensation Committee, and I participated in these meetings in 2025. The feedback we received was shared with the Board and will help inform decisions we make throughout the coming year. We look forward to more of these discussions in 2026.
As we move forward in 2026 and beyond, we will continue to work hard on your behalf as stewards of the Company to help ensure the continued success of IQVIA. On behalf of the full Board, I sincerely thank you for your continued trust and investment in IQVIA. Your vote is important, and we kindly request that you support our voting recommendations contained in this Proxy Statement and invite you to share your perspectives with us throughout the year.
Sincerely,
John M. Leonard, M.D.
Lead Independent Director

IQVIA HOLDINGS INC. 2400 Ellis Road Durham, North Carolina 27703

Message from our Chief Executive Officer February 27, 2026

Ari Bousbib Chairman and Chief Executive Officer
Dear Stockholders:
At IQVIA, our mission is to accelerate innovation for a healthier world. We are able to accomplish our mission because of our 93,000 dedicated employees—including more than 35,000 healthcare professionals, clinicians and epidemiologists; approximately 4,000 advanced analytics experts, data scientists and statisticians; and more than 13,000 technology specialists. They are the ones who deliver their innovative solutions to more than 10,000 life science and healthcare customers in more than 100 countries.
2025 was a year defined by industry challenges, including heightened geopolitical tensions; U.S. healthcare policy shifts; persistent macroeconomic pressures, including high interest rates; constrained biopharmaceutical funding and capital availability; and uncertainty across the industry and global markets, resulting in delayed customer decision-making.
As we navigated these challenges, we acted decisively, prioritizing flawless execution of client programs and developing new client relationships, while launching multiple initiatives to strengthen operational efficiency. We continued to invest for the long term and never lost focus on our strategic and client priorities. Through these efforts, IQVIA delivered strong financial and operational performance, and advanced our strategic priorities in our mission to improve patient outcomes.
Financial, Strategic and Operational Performance
In 2025, we delivered revenue of $16.3 billion, representing 5.9% growth on a reported basis compared to 2024. Adjusted EBITDA increased 2.8% to $3.8 billion, and Adjusted Diluted Earnings per Share grew by 7.1% to $11.92. Free Cash Flow was strong at $2.1 billion, representing 99% of Adjusted Net Income.
This performance enabled continued reinvestment in innovation, including $1.8 billion in strategic acquisitions and other investments. We also returned $1.2 billion to stockholders through the repurchase of approximately 7.4 million shares of common stock. In addition, we refinanced more than $6 billion of debt, strengthening our capital structure and further enhancing operational efficiencies.
Across our business segments, including Research & Development Solutions (R&DS), Technology & Analytics Solutions (TAS) and Contract Sales & Medical Solutions (CSMS), we delivered full-year revenue growth on a reported basis of 4.3%, 7.6% and 9.7%, respectively.
A wide range of strategic and operational achievements drove these 2025 results, including:
●Clinical Research Achievements. Despite the industry-wide challenges described above, R&DS delivered an industry-leading, record contracted backlog of $32.7 billion, representing 5.3% growth compared to 2024. We added more than 400 net new R&DS clients, with strong momentum among emerging biopharmaceutical companies. We executed strategic acquisitions that expanded our site footprint in early‑phase clinical oncology and in the clinical pharmacology space, strengthening capabilities across the clinical development continuum. We helped clients advance critical programs—from global Phase III oncology and obesity trials to launching innovative treatments in rare disease and underserved patient communities. We launched Clinical Trial Financial Suite, an AI-enabled platform orchestrating all financial aspects of clinical trials. Driving operational efficiencies remained a

MESSAGE FROM OUR CEO
major priority, and we surpassed our R&DS cost‑reduction targets, building on the significant savings delivered over the last two years.
●Strong Commercial Growth. TAS and CSMS exceeded expectations, as clients increased their focus on drug launches and commercial programs. Through disciplined execution and strategic focus, we accelerated growth in our MedTech and Consumer Health business lines. We completed a strategic acquisition of a value-based care performance analytics software platform, which increased our capabilities in payer analytics. We earned industry recognition in 2025, including being named one of the “World’s Best Management Consulting Firms” by Forbes.
●Evidence-Based Patient Research. In line with our commitment to improve patients’ lives, we expanded our library of scientifically validated electronic clinical outcome assessments that measure patients’ experiences with their conditions and treatments. We further strengthened our scientific thought leadership in real‑world evidence with more than 250 external scientific publications and two industry books on patient‑centered research. We advanced the digitization of patient support programs to streamline workflows for treatment access and adherence with the recent launch of IQVIA’s Patient Experience Platform, which already has secured five new customers. We accelerated growth across Medical Affairs and Patient Centered Solutions and received multiple industry awards, including the MedTech Breakthrough Award for Best Mobile App for Patient Engagement for our Health Research Space platform, which supports clinical trial efficiency and improves patient care.
●Innovation in Technology and AI. AI continues to redefine the life sciences landscape. We advanced our AI strategy by expanding key partnerships to strengthen ecosystem interoperability, launching new AI‑enabled solutions across multiple business units and positioning IQVIA for sustained growth through the development of AI agents for both internal use and external offerings. In R&DS, we are expanding our use of AI to simplify and accelerate some of the most complex clinical trial workflows. For nearly a decade, we have used technology to identify better sites and improve recruitment. By automating end-to-end workflows, we are reducing delays between development phases to accelerate the journey of drugs to market. We are also building AI agents to facilitate how data is managed at every stage—from compiling the trial master file to data collection and analysis of final outcomes. Across our TAS business, we introduced several AI-enabled offerings—including Global Market Insights Agent, Field Force Companion, and AI Scientific Literature Review—bringing faster insights, greater automation and more precise decision support to our customers. To protect these innovations, we filed more than 90 AI-related patent applications in 2025.
We remain committed to using AI responsibly, with capabilities built on IQVIA’s Healthcare-grade AI® and best-in-class approaches to privacy, regulatory compliance and patient safety. AI governance at IQVIA is conducted through our AI Governance Council and Center for Defensible Data and AI, furthering responsible use, regulatory compliance and adherence to the highest industry standards. Reinforcing our position as a scientific thought leader, we published more than 120 AI‑focused articles and earned several industry recognitions, including being named one of TIME’s World’s Top HealthTech Companies; being recognized as a Leader in Everest Group’s Life Sciences AI and Analytics Services for Commercial PEAK Matrix® Assessment 2025; and receiving Everest Group’s highest ranking for generative AI leadership in life sciences—the only clinical research organization to receive this distinction.
Investments in Talent
Our achievements are driven by the extraordinary talent and dedication of IQVIANs worldwide. Consistent with our longstanding commitment to employee growth, we continue to invest heavily in learning and development. In 2025, we accelerated our talent learning efforts through an AI and data analytics upskilling program, with over 230,000 employee engagements with our AI learning resources.
Our commitment to employee growth and engagement is reflected in how we listen to and act on employee feedback. In 2025, we exceeded Fortune 500 benchmarks for key engagement metrics. Notably, 91% of employees agreed they are acquiring the knowledge and skills to be effective in their roles—eight points above the Fortune 500 benchmark average—and 95% of employees reported they understand how to raise ethical concerns, exceeding the benchmark average by three points.
This sustained focus on talent, development and engagement has also been recognized externally. IQVIA received five Human Capital Management Excellence Awards from the Brandon Hall Group recognizing IQVIA’s best-in-class onboarding, hybrid learning, leadership development, custom content and use of blended learning.
Corporate Governance
In addition to advancing our business objectives, we remain focused on the principles that underpin responsible, long‑term value creation. Strengthening our corporate governance program is central to those efforts, and we take

MESSAGE FROM OUR CEO
shareholder feedback seriously. In direct response to shareholder input requesting deeper scientific expertise on IQVIA’s Board of Directors, we appointed Dr. William G. Kaelin, Jr., M.D.—a Nobel Prize–winning physician scientist— whose expertise further strengthens the depth and distinction of our already distinguished Board.
This same commitment to responsible governance extends to our sustainability efforts. 100% of our laboratories have continued their My Green Lab® certification. We expanded ISO 14001 and 45001 certification to 41% of our laboratories, including our five largest U.S. facilities. And we redesigned test kits to significantly reduce plastics and cardboard, eliminating 162 metric tons of CO2 emissions.
Public Health Advances
Our differentiated capabilities, scientific expertise and global scale uniquely position us to help tackle some of the world’s most complex public health problems in collaboration with global health stakeholders. In 2025, this commitment was reflected in our continued deployment of teams across more than 50 countries to support critical public health concerns, including disease outbreaks in Ethiopia (Marburg virus disease), Uganda (Ebola), and Senegal and The Gambia (Rift Valley fever).
Expanding participation in clinical trials remains central to our vision of powering smarter healthcare for everyone, everywhere. With our global reach and ability to locate trials close to the patients they aim to serve, IQVIA is uniquely equipped to design studies that better reflect a wider spectrum of patient needs and experiences.
Just as importantly, IQVIANs continue to make a positive impact in the communities where they live and work. Through our annual IQVIA Day, IQVIA employees around the world volunteered their time to preserve natural spaces, enhance community environments, support populations and care for children—demonstrating our shared commitment to making a positive local impact.
Looking Beyond Our 2025 Accomplishments
2025 was a year of meaningful internal transformation. We simplified our organization to strengthen collaboration, enhance efficiency, and support continued growth. This better aligns our teams with how our operating model has evolved to adapt to the new ways our clients purchase our capabilities. Through this work, we also strengthened our leadership pipeline by thoughtfully selecting and promoting high‑potential employees into critical roles, ensuring they have the opportunities and support needed to lead our strategy forward. I am pleased with the successful process that led to the appointment of Michael J. Fedock as our new Executive Vice President and Chief Financial Officer, effective February 28, 2026. I have worked with Mike very effectively over the past nine years. I want to take this opportunity to thank Ron Bruehlman for his exceptional leadership of the Finance function and for the many contributions he has made to our Company.
While 2025 presented challenges, we are operating in an era of unprecedented scientific and technological advancement—where AI, data science and medical innovation are accelerating new possibilities for our customers and the patients we collectively serve. As the healthcare landscape continues to evolve, I am confident in IQVIA’s ability to create meaningful impact and continue advancing our mission.
Indeed, IQVIA was once again recognized as the No. 1 most admired company in its category on the Fortune® World’s Most Admired Companies™ list for the work we did in 2025. This marks the fifth consecutive year we have secured the top spot in the Health Care: Pharmacy and Other Services category, and the ninth year in a row that we have been included on the list. Notably, IQVIA ranked first on seven of the nine key attributes evaluated— innovation, people management, use of corporate assets, financial soundness, long‑term investment value, quality of products and services, and global competitiveness.
I am proud of all we accomplished in 2025. Above all, I am deeply grateful for the resilience, ingenuity and dedication of our employees and for the trust placed in us by our stockholders, customers and partners. I look forward to sharing our continued progress in 2026 and beyond.
Ari Bousbib
Chairman and Chief Executive Officer

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.
Who We Are
IQVIA is a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries. Below is a snapshot of our workforce and business.
Our portfolio of solutions is powered by IQVIA Connected Intelligence™ to deliver actionable insights and services built on high-quality health data, Healthcare-grade AI®, advanced analytics, the latest technologies and extensive domain expertise. We are committed to using artificial intelligence (AI) responsibly, with AI-powered capabilities built on best-in-class approaches to privacy, regulatory compliance and patient safety, and delivering AI to the high standards of trust, scalability and precision demanded by the industry. We are dedicated to accelerating the development and commercialization of innovative medical treatments to help improve patient outcomes and population health worldwide.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	1

PROXY STATEMENT SUMMARY
IQVIA’s AI Leadership
IQVIA’s AI Leadership
AI presents opportunities to positively influence the future of healthcare. IQVIA has a long history of using technology to transform the speed and scale of research. The pace of innovation across AI and technology is reshaping how the life sciences industry advances research, delivers care and improves health outcomes globally. As the landscape becomes more complex and increasingly interconnected, and with the rapid advancement of agentification, collaboration across the broader ecosystem has become essential to meet the healthcare industry’s evolving needs. No single organization can address these challenges alone; meaningful progress requires the collective strength and expertise of many participants working closely together.
IQVIA is at the forefront of this transformation, collaborating with a broad array of industry participants within this interconnected network to deliver transformative technology across the full spectrum of healthcare delivery from clinical development to commercialization. These partnerships include leading technology and industry organizations such as Amazon Web Services, Databricks, Medidata, Microsoft, NVIDIA, Oracle, Palantir, Salesforce, Snowflake, and Veeva, among others, reflecting the breadth of expertise required to drive impact, and ultimately, improve patient outcomes and achieve our mission of accelerating innovation for a healthier world.

IQVIA’s Healthcare-grade AI® framework
Our unique, proprietary Healthcare-grade AI® connects the right data, technology and expertise to help customers solve their specific challenges. Protected by a growing portfolio of patents, our proprietary technology has our Privacy Analytics at the core and is built on a foundation of strong governance and expertise in data security and protection. Healthcare-grade AI® powers IQVIA Medical Reasoning (Med-R1 8B), a large language model that has been validated against internationally recognized benchmarks and achieves comparable levels of accuracy using fewer parameters than other models. It can be deployed in environments isolated from external networks to enhance privacy protection for particularly sensitive healthcare information. By providing transparent and traceable medical reasoning, it also enables clinicians to interpret, validate, and challenge AI‑driven recommendations.

AI Governance	AI as a Strategic Enabler

IQVIA applies robust AI governance principles in its AI use cases. Our policies, procedures and longstanding internal expertise guide our processes for designing, developing, testing, implementing and managing AI towards safe and effective use.
Our information security framework defines the security controls for each type of content. It is based on common standards from organizations such as the Health Information Trust Alliance and the National Institute of Standards and Technology.
We integrate AI governance into our broader corporate governance through the work of our AI Governance Council, with consulting and advisory support from our Center for Defensible Data and AI.

Responsible use of AI strengthens IQVIA’s competitive position by amplifying the value of our proprietary data, scientific expertise, and integrated workflows. IQVIA operates at the intersection of healthcare data complexity, regulatory rigor, and global scale—conditions under which AI delivers value only when paired with trusted data assets, deep domain knowledge and best-in-class approaches to privacy, regulatory compliance and patient safety. Our non-public, continuously refreshed healthcare information, combined with decades of clinical and commercial expertise, underpins IQVIA’s Healthcare grade AI® capabilities. This foundation enables high precision, trusted AI solutions that enhance IQVIA’s differentiated offerings allowing for greater innovation, efficiency, and client outcomes, reinforcing IQVIA’s role as a long term strategic partner.

2	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROXY STATEMENT SUMMARY
2025 Key Performance Metrics
2025 Key Performance Metrics

Revenue (billions)

Adjusted EBITDA (billions)(1)

Adjusted Diluted EPS(1)

Free Cash Flow (billions)(1)

2025 Business Highlights
400+	Net New R&DS Customers
~$10B	Contracted R&DS Net New Bookings
~$33B	Clinical Development Contracted Backlog
~80%	of New Drug Launches Supported Globally
150+	Highly Specialized Industry AI Agents Deployed Across Clinical and Commercial Workflows
90+	AI Patent Applications Filed
250	External Scientific Papers

2025 Segment Revenue(2)

$8.9B Research and Development Solutions	$6.6B Technology and Analytics Solutions	$0.8B Contract Sales and Medical Solutions
2025 Capital Deployment

Invested for Growth
$2,394M	●$1,791M M&A/Investments and $603M Capital Expenditures

Returned to Stockholders
$1,244M	●~7.4M Shares Repurchased
(1)See reconciliations of non‑GAAP items in Appendix A of this Proxy Statement.
(2)Going forward, we have implemented a new, simplified organizational model to strengthen collaboration, enhance efficiency, and support continued growth. As a result, starting in the first quarter of 2026, our business segments consist of two segments: Commercial Solutions and Research & Development Solutions. For additional information, please see our Annual Report on Form 10-K for the year ended December 31, 2025.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	3

PROXY STATEMENT SUMMARY
2025 Key Performance Metrics
Delivered Strong Performance Despite Macroeconomic and Industry Headwinds
In 2025, IQVIA delivered strong financial results including revenue of $16.3 billion, Adjusted EBITDA(1) of $3.8 billion, and Free Cash Flow(1) of $2.1 billion. We achieved these results despite significant industry challenges and headwinds.
●Geopolitical tensions
●U.S. macroeconomic policy changes
●Persistent high interest rate environment
●Tariffs on pharmaceuticals
●U.S. drug industry policy changes
●Regulatory agency changes
●Emerging biopharmaceutical funding concerns
Our Long-Term Growth Goals(2)
We believe our long-term growth algorithm has four major drivers:
Our customers, ranging from large pharmaceutical companies to emerging biopharmaceutical companies, over the long-term, will grow their research and development spending and their selling, general and administrative spending in the range of three to five percent.
Our customers will outsource additional clinical and commercial work to IQVIA, which provides approximately one more point of long-term growth.
Our go-to-market and innovation strategies will allow us to win more, targeting an additional point of growth.
And lastly, acquisitions, which are an important part of our growth algorithm, will contribute another one to two points of growth.

(1)See reconciliations of non‑GAAP items in Appendix A of this Proxy Statement.
(2)These statements are based on management’s current expectations and projections and are subject to a number of risks and uncertainties that could lead actual results to differ materially from those projected, forecasted or expected, including the continued uncertain regulatory environment. For additional information, please see “Other Relevant Information—Cautionary Note Regarding Forward-Looking Statements.”

4	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROXY STATEMENT SUMMARY
Smarter Healthcare for Everyone, Everywhere
Smarter Healthcare for Everyone, Everywhere
We harness the power of data to support our customers’ research and advance health outcomes for patients worldwide. From earlier diagnosis to the development of new treatments and reducing barriers to healthcare access, we use an evidence-based approach to generate insights that enable people to live healthier lives. Our partners span the healthcare spectrum—including governments, non-governmental organizations, medical professionals, life sciences companies, and patient groups. We bring a wide range of information assets together to build a holistic picture of a particular condition, to improve care at all stages of the patient journey.
At the Forefront of Creating a Healthier World
IQVIA actively generates insights based upon scientific knowledge, experience, and perspectives to help drive progress in healthcare.

Strong networks. Our global public health activities are central to our mission of accelerating innovation for a healthier world. We bring a unique set of capabilities that enable us to have a positive impact on some of the world’s biggest health challenges. We combine a global footprint with deep knowledge of local contexts, including health systems, funding mechanisms and regulations. With our extensive datasets, we can provide evidence-based decision-making. We advance research into novel treatment and in response to health emergencies through our strong network of sites, using our geographic risk assessment and mitigation approach, to identify appropriate trial locations.

Improving outcomes for patients and populations. Our work with patient and advocacy organizations focuses on raising awareness of issues of importance to patients to improve outcomes. We prioritize strategic collaborations that provide deeper insight into patient needs—providing operational support and advanced data capabilities to generate new insights and supporting patient groups to secure funding from the life sciences industry. Through these partnerships we support meaningful change across health systems and provide long-term care for patient communities, including accelerating development of new treatments, building understanding of disease patterns and progression, enabling access to trials and improving drug adherence. Currently, we have connections with 700+ patient organizations, ranging from small, volunteer-run groups to large global associations. They are united by a desire to increase understanding of the patient experience and elevate the quality of patient care.

Regulatory evolution. IQVIA works alongside regulators and policymakers to foster a regulatory environment that advances human health and the conduct of clinical trials. Modernizing clinical trials and evidence generation is at the core of IQVIA’s mission and a key priority for regulators. We are working with regulators to create rules for AI that continue to support patient safety, creating reliable models with strong guardrails that avoid model drift or bias.

Powering More Effective Clinical Trials with AI

IQVIA is expanding the use of AI to accelerate clinical development and improve access to trials. For more than a decade, we have used advanced technology to identify high-performing sites and support more efficient recruitment. Today we are evolving these capabilities with AI agents that work alongside our experts to enhance operational efficiency and reduce burden across the trial process.
By embedding agentic AI into targeted workflows, we streamline steps across clinical development processes and milestones. These agents do not replace clinical judgment; instead, they augment experts to expedite processes and surface insights so teams can focus on the scientific and strategic decisions needed for efficient trial execution that truly influence patient outcomes.
We continue to explore where AI can meaningfully improve clinical research, from discovery through trial execution. For example, AI-driven insights can help identify new opportunities for development in areas that have historically been challenging. This could be particularly valuable for diseases affecting small patient populations.
Through Agentic AI, IQVIA is enhancing speed, scale, precision, and trust across clinical development—helping sponsors run higher quality trials and ultimately bring new therapies to patients faster.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	5

PROXY STATEMENT SUMMARY
Corporate Governance Highlights
Corporate Governance Highlights

BOARD OF DIRECTORS

✓	Annual election of 100% of our directors
✓	Lead Independent Director, elected by the independent directors, with power to call special meetings of the Board, among other key responsibilities
✓	All directors except our CEO are independent
✓	100% independent Board committees
✓	Director retirement policy at age 74 to encourage board refreshment
✓	Annual Board and committee self‑assessments
✓	Majority voting standard for directors in uncontested elections, with a resignation policy

STOCKHOLDER RIGHTS AND ENGAGEMENT

✓	Stockholder proxy access
✓	Stockholder right to call a special meeting
✓	Active stockholder outreach and engagement program
✓	Single class of voting stock
✓	No supermajority voting requirement for stockholders
✓	No “poison pill” (stockholder rights plan)

GOVERNANCE BEST PRACTICES

✓
Two clawback policies, one applicable to our Section 16 officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct

✓	Robust share ownership guidelines for both directors and key executives
✓	Securities Trading Policy in place, including anti‑hedging and anti‑pledging terms, without exception
✓	Risk oversight by the Board, Board committees and Enterprise Risk Council
✓	Comprehensive Whistleblower Policy in place
✓	No excise tax gross‑ups on severance or change in control payments or benefits
✓	Annual say‑on‑pay vote
✓	Multi‑year vesting requirements for performance share awards
✓	Long‑term incentive compensation delivered in performance‑based equity
See pages 20‑40 for more information regarding our corporate governance.

6	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROXY STATEMENT SUMMARY
Corporate Governance Highlights
Board of Directors Nominees
Below is an overview of each of the director nominees you are being asked to elect at the 2026 Annual Meeting.

Name and Principal Occupation	Age	Independent	Audit	N&G*	LDC*	Director Since

Ari Bousbib Chairman and CEO, IQVIA	64					2016

Carol J. Burt Principal, Burt-Hilliard Investments Senior Advisor, Consonance Capital Partners	68	✓	X		Chair	2019

John G. Danhakl Managing Partner, Leonard Green & Partners, L.P.	69	✓		X	X	2016

James A. Fasano Retired Managing Director, CPP Investment Board	56	✓	Chair		X	2016

Colleen A. Goggins Retired Member of Executive Committee and Worldwide Chair of Consumer Group, Johnson & Johnson	71	✓	X	Chair		2017

William G. Kaelin Jr., M.D. Senior Physician-Scientist, Brigham and Women’s Hospital Sidney Farber Professor of Medicine, Dana-Farber Cancer Institute and Harvard Medical School	68	✓				2025

John M. Leonard, M.D. President and Chief Executive Officer, Intellia Therapeutics, Inc.	68	✓	X	X		2015

Leslie Wims Morris Chief Executive Officer, Chase Auto, JP Morgan Chase	55	✓		X		2022

Sheila A. Stamps Retired Managing Director, Bank of America	68	✓	X			2022

* The Nominating and Governance Committee (N&G Committee) and the Leadership Development and Compensation Committee (LDC Committee).
Director Nominees Snapshot
Independence
Board Refreshment

IQVIA HOLDINGS INC. | 2026 Proxy Statement	7

PROXY STATEMENT SUMMARY
Executive Compensation Practices Highlights
Executive Compensation Practices Highlights
The key features of the program, which are consistent with feedback received from stockholders, are highlighted below.

Transparency Provide specific scoring and/or payouts for each performance measure	Formula Utilize a formula to determine short-term incentive awards with 65% to 80% of total payout based on annual financial targets
Targets Disclose objective targets for key performance metrics
Simplicity Focus on four key performance measures
Limited Discretion Cap the LDC Committee’s upward discretion to no more than 1/6th of the final award, and require a clear and detailed rationale for any individual performance adjustments
Weightings Establish specific weightings for each performance measure for each named executive officer
Below we highlight key practices that we consider good governance features of our executive compensation program.

WHAT WE DO

✓	Align significant percentage of executive pay with performance	✓	Use an objective, formulaic approach to determining short-term incentive awards, with 65%-80% of the total payout based on annual financial metrics
✓	Annual say-on-pay vote	✓	Conduct an annual compensation risk review and assessment
✓	Set challenging yet achievable performance objectives for our senior executive leadership team, including our named executive officers	✓	Conduct annual performance evaluations of the named executive officers at the LDC Committee level
✓	Appropriately balance short- and long-term incentives	✓	Limit LDC Committee discretion to adjust short-term incentive awards to no more than 1/6th of the final award
✓	Offer transparent disclosure of achievements for all performance measures and metrics used to determine short-term incentive awards	✓	Cap the payout at target for the portion of performance share awards based on Relative TSR if our absolute TSR for the performance period is negative
✓	Use multi-year vesting requirements for long-term awards	✓	Regularly engage with our stockholders on our compensation program and implement enhancements based on feedback received
✓	Include non-solicitation and non-competition provisions in award agreements	✓	Utilize expertise of an external independent compensation consultant
✓	Align executive compensation with stockholder returns by providing the majority of total compensation in the form of performance-based long-term incentive equity awards	✓
Maintain two clawback policies, one applicable to our Section 16 officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct

✓	Maintain robust share ownership guidelines	✓	Utilize a competitive peer group

8	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROXY STATEMENT SUMMARY
Executive Compensation Practices Highlights

WHAT WE DON’T DO

✗	Sign contracts with multi-year guaranteed salary increases or non-performance bonus arrangements	✗	Reprice underwater stock options or Stock Appreciation Rights without stockholder approval
✗	Gross up for excise taxes	✗	Pay unearned dividends prior to vesting
✗	Provide single-trigger equity vesting	✗	Allow hedging or pledging of Company shares

Over the past several years, we have consistently requested meetings with stockholders that in aggregate hold 50% or more of our outstanding common stock, and have typically met with stockholders that in aggregate hold at least 30% of our outstanding common stock; we have listened carefully to understand their views and, in response, have taken significant actions to address their feedback. For more information regarding our stockholder engagement program, including detailed enhancements to our executive compensation program as a direct result of feedback received from our stockholders, please see “Corporate Governance—Stockholder Engagement” below. For information on changes to our executive compensation practices and disclosures in direct response to stockholder feedback, please see “Compensation Discussion and Analysis—Executive Summary—Enhancements to Our Executive Compensation Program Based on Investor Feedback.”
CEO and Named Executive Officer Pay Mix
The following charts reflect the five-year average mix of pay for our Chief Executive Officer (90% performance-linked) and the average mix of pay for our other named executive officers over the last five years (86% performance-linked).

Chief Executive Officer	Average of other Named Executive Officers

IQVIA HOLDINGS INC. | 2026 Proxy Statement	9

PROPOSAL NO. 1 Election of Directors

Upon the recommendation of the N&G Committee, the Board has nominated the nominees shown below (each of whom currently serves as a director of the Company) for election to a new term of one year at the 2026 Annual Meeting.

Ari Bousbib	Carol J. Burt	John G. Danhakl	James A. Fasano	Colleen A. Goggins

William G. Kaelin Jr., M.D.	John M. Leonard, M.D.	Leslie Wims Morris	Sheila A. Stamps
If elected, each of the director nominees will serve for a term of one year and until their successor is duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal.
The Board believes that each of the nominees has a record of integrity, a strong professional reputation, and a history of entrepreneurial or managerial achievement. The specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that the individual should serve as a director are described in their respective biographies below.
Shares represented by executed proxies will be voted for or against or abstained from voting on the election of the nominees named above. If a nominee becomes unavailable for election or unable to serve as a director, and the Board does not choose to reduce the size of the Board, such shares will be voted for the election of such substitute nominee as the Board may propose. Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve if so elected. Directors are elected by a majority of the votes cast. Pursuant to our Director Resignation Policy, any director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

10	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Nominees
Board Nominees

ARI BOUSBIB				Age: 64

Director since: 2016 Chairman and Chief Executive Officer
Key skills:	Public Company CEO/President	Public Company Board	Healthcare	Technology
	Financial	Global	Government & Public Policy

Recent Experience:
IQVIA Holdings Inc. (2016-present)
●Chairman and Chief Executive Officer
IMS Health Holdings, Inc. (2010-2016)
●Chairman and Chief Executive Officer
Prior Experience:
●President of UTC’s commercial companies (Otis Elevator Company, Carrier Corporation, UTC Fire & Security and UTC Power Inc.), among other roles, at United Technologies Corporation
●Partner at Booz Allen Hamilton
U.S. public company directorships:
●The Home Depot, Inc. (Finance Committee and Audit Committee)
Former U.S. public company directorships:
●IMS Health (predecessor to IQVIA)
●Best Buy, Inc.
Other positions:
●Member, Harvard Medical School Health Care Policy Advisory Council
●Former member, President’s Commission on White House Fellowships
Education:
●Master of Business Administration, Columbia University
●Master of Science in Mathematics and Mechanical Engineering, Ecole Superieure des Travaux Publics, Paris

Reason for Nomination: Extensive executive leadership and experience leading large global companies and healthcare experience as our Chief Executive Officer and service on the boards of several public companies.

CAROL J. BURT			Age: 68

Director since: 2019 INDEPENDENT		LDC Committee (Chair) Audit Committee Audit Committee Financial Expert
Key skills:	Public Company Board	Healthcare	Technology	Financial	Global

Recent Experience:
Burt‑Hilliard Investments (2008‑present)
●Principal
Consonance Capital Partners (2013‑present)
●Senior Advisor
●Member, Operating Council
Prior Experience:
●SVP Corporate Finance and Development, among other roles, at Wellpoint, Inc. (f/k/a Anthem, Inc. and now Elevance Health, Inc.)
●Founder, Managing Director and Head of the Health Care Banking Group, among other roles, at Chase Securities (now J.P. Morgan)
U.S. public company directorships:
●Resmed Inc. (Audit Committee, Compliance, Privacy and Quality Committee, and Nominating and Governance Committee (Chair))
Former U.S. public company directorships:
●Envision Healthcare Corporation
●WellCare Health Plans, Inc.
●Vanguard Health Systems
●Transitional Hospitals Corporation
Other positions:
●Member, Board of Directors: WellDyneRx, LLC
●Member: Women Corporate Directors; International Women’s Forum
Education:
●Bachelor of Arts in Business Administration, the University of Houston

Reason for Nomination: Extensive executive and board leadership experience in finance, strategy, risk management, operations and governance in the health insurance, healthcare services, medical technology and financial services industries.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	11

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Nominees

JOHN G. DANHAKL				Age: 69

Director since: 2016 INDEPENDENT		LDC Committee N&G Committee
Key skills:	Public Company Board	Healthcare	Financial	Global
Recent Experience:
Leonard Green & Partners, L.P. (1995‑present)
●Managing Partner
Prior Experience:
●Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation
●Vice President at Drexel Burnham Lambert, Inc.
U.S. public company directorships:
●Life Time Group Holdings, Inc. (Compensation Committee, Nominating and Corporate Governance Committee)
●Mister Car Wash, Inc.
Former U.S. public company directorships:
●IMS Health (predecessor to IQVIA)
Other positions:
●Member, Board of Directors: CNG (Charter Next Generation); Crunch; Lakeshore Learning; Ownership Works; Parts Town; Pye‑Barker Fire Safety, LLC; WellSky Corporation
Education:
●Master of Business Administration, Harvard Business School
●Bachelor of Arts in Economics, University of California at Berkeley

Reason for Nomination: Over 30 years’ experience in the investment industry, including extensive leadership and business experience as a managing partner of a global investment firm, and service on the boards of several public and private companies.

JAMES A. FASANO			Age: 56

Director since: 2016 INDEPENDENT		Audit Committee (Chair) Audit Committee Financial Expert LDC Committee
Key skills:	Public Company Board	Healthcare	Technology
	Financial	Global	Government & Public Policy

Recent Experience:
University of Chicago Booth School of Business (2023‑present)
●Adjunct Professor
Prior Experience:
●Managing Director at CPP Investment Board
●Member of Investment Banking group at Merrill Lynch & Co.
●Member of Mergers and Acquisitions group at RBC Capital Markets
●Commissioned Officer in the Canadian Armed Forces
Former U.S. public company directorships:
●IMS Health (predecessor to IQVIA)
Education:
●Master of Business Administration, University of Chicago Graduate School of Business
●Bachelor of Engineering, Royal Military College of Canada

Reason for Nomination: Over 25 years’ experience in the investment industry, including extensive leadership and finance experience as a managing director of the global investment arm of the Canadian federal pension fund.

12	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Nominees

COLLEEN A. GOGGINS			Age: 71

Director since: 2017 INDEPENDENT		N&G Committee (Chair) Audit Committee
Key skills:	Public Company Board	Healthcare	Technology
	Financial	Global	Government & Public Policy

Recent Experience:
Bayer AG (2017‑present)
●Member, Supervisory Board
Prior Experience:
●Member of Executive Committee and Worldwide Chair of Consumer Group, among other roles at Johnson & Johnson
Former public company directorships:
●Bausch Health Companies Inc. (f/k/a Valeant Pharmaceuticals International)
●SIG Combibloc Group
●The Toronto-Dominion Bank
Other positions:
●Member: Citymeals‑on‑Wheels New York City
●University of Wisconsin Foundation
●Member, Board of Trustees: Institute of International Education
Education:
●Masters in Management, Kellogg School of Management
●Bachelor of Science in Food Chemistry, University of Wisconsin‑Madison

Reason for Nomination: Over 20 years’ experience in the healthcare industry, including extensive leadership and service on the boards of several public and private companies.

WILLIAM G. KAELIN JR., M.D.			Age: 68

Director since: 2025 INDEPENDENT
Key skills:	Public Company Board	Healthcare	Technology

Recent Experience:
Harvard Medical School
●Sidney Farber Professor of Medicine (2018-present)
●Professor of Medicine (2002-2018)
Dana-Farber Cancer Institute
●Professor (2002-present)
Howard Hughes Medical Institute
●Investigator (2002-present)
●Assistant Investigator (1998-2002)
U.S. public company directorships:
●Eli Lilly and Company (Directors and Corporate Governance Committee, Science and Technology Committee (Chair))

Other highlights:
Recipient of numerous noteworthy scientific awards, including:
●Nobel Prize in Physiology or Medicine
●Albert Lasker Basic Medical Research Award
●Canada Gairdner International Award
●Wiley Prize in Biomedical Sciences from the Rockefeller University
●Paul Marks Prize for Cancer Research from the Memorial Sloan Kettering Cancer Center
Education:
●Doctorate in Medicine, Duke University School of Medicine
●Bachelor of Arts in Mathematics, Duke University
●Associate Bachelor in Chemistry, Duke University

Reason for Nomination: Dr. Kaelin is a Nobel Laureate, scientist, academician, and physician who provides valuable leadership and decades of experience in medical research and discovery, particularly in oncology.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	13

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Nominees

JOHN M. LEONARD, M.D.			Age: 68

Director since: 2015 INDEPENDENT Lead Independent Director		Audit Committee Audit Committee Financial Expert N&G Committee
Key skills:	Public Company CEO/President	Public Company Board	Healthcare
	Technology	Financial	Global

Recent Experience:
Intellia Therapeutics, Inc. (2014‑present)
●President and Chief Executive Officer (2018‑Present)
●Executive Vice President, Research and Development  (2017‑2018)
●Chief Medical Officer (2014‑2017)
Prior Experience:
●Chief Scientific Officer and Senior Vice President of Research and Development at AbbVie Inc.
●Senior Vice President of Global Pharmaceutical Research and Development, among other roles, at Abbott Laboratories
U.S. public company directorships:
●Intellia Therapeutics, Inc.
Education:
●Doctorate in Medicine, Johns Hopkins University
●Bachelor of Arts in Biochemistry, University of Wisconsin‑Madison

Reason for Nomination: Over 30 years’ experience in the healthcare industry, including extensive executive leadership and healthcare experience at a top ten pharmaceutical company and as the chief executive officer of a healthcare company and service on the boards of public companies.

LESLIE WIMS MORRIS			Age: 55

Director since: 2022 INDEPENDENT		N&G Committee
Key skills:	Financial	Global	Technology
Recent Experience:
JPMorgan Chase (2022‑present)
●Chief Executive Officer, Chase Auto
Prior Experience:
●President, Private Label Captive Finance, Chase Auto
●Managing Director and Head of Corporate Development, Consumer & Community Banking at JPMorgan Chase
●VP, Executive Partnerships at American Express
●SVP, Strategy and Business Development at Broadridge Financial Solutions
●SVP at Jefferies & Company
Other positions:
●Vice Chair, Board of Trustees: Dance Theatre of Harlem
Education:
●Master of Business Administration, Harvard Business School
●Bachelor of Arts in English, Yale University

Reason for Nomination: Over 25 years’ experience in the financial services industry, including extensive leadership and business experience as a senior executive of a commercial banking institution.

14	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Nominees

SHEILA A. STAMPS				Age: 68

Director since: 2022 INDEPENDENT		Audit Committee Audit Committee Financial Expert
Key skills:	Public Company Board	Financial	Global	Government & Public Policy
Prior Experience:
●EVP, Corporate Strategy and Investor Relations at DBI, LLC
●Commissioner, New York State Insurance Fund
●Director, Pensions and Cash Management at New York State Common Retirement Fund
●Managing Director at Bank of America
●Managing Director at Bank One Corporation (now JPMorgan Chase)
U.S. public company directorships:
●MFA Financial, Inc. (Compensation Committee and Nominating and Corporate Governance Committee)
Former U.S. public company directorships:
●Pitney Bowes Inc.
●Atlas Air Worldwide Holdings, Inc.
●CIT Group Inc.
●Forest Road Acquisition Corp.
Other positions:
●Member, Board of Trustees: Bankinter Innovation Foundation
Education:
●Master of Business Administration, University of Chicago
●Bachelor of Science in Management, Duke University
●ESG Certificate and Designation from Competent Boards Professional Development and Advisory Services

Reason for Nomination: Over 40 years of extensive leadership and financial experience in the asset management and commercial banking industries as well as her work in government and public policy and service on the boards of several public companies.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	15

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Nominees
Qualifications and Experience of Director Nominees
We believe our directors bring a well‑rounded variety of experience, qualifications, attributes and skills, provide fresh perspectives and represent a mix of deep knowledge of the Company and our industry. As we review our long‑term strategy, we also evaluate what current and future skills and experience our Board requires, and we weigh those skills when assessing our current directors and potential director candidates. When identifying new directors, the Board will seek to further enhance the mix of experience and backgrounds currently represented, which may include prioritizing those with greater life sciences, cybersecurity, public policy/government, academic and/or international experience. The table below summarizes our director nominees’ key experiences, qualifications and core competencies.(1)

	Ari Bousbib	Carol J. Burt	John G. Danhakl	James A. Fasano	Colleen A. Goggins	William G. Kaelin Jr., M.D.	John M. Leonard, M.D.	Leslie Wims Morris	Sheila A. Stamps

Public Company CEO/President Experience serving as CEO or President of a publicly‑ traded company
Public Company Board Experience serving on and/ or leading boards/committees of other large publicly‑traded companies
Healthcare Experience in executive positions within the healthcare industry
Technology Knowledge or experience that contributes to the Board’s understanding of technology and/or data protection and/or cybersecurity
Financial Experience analyzing financial statements, capital structures and complex financial transactions, and overseeing accounting and/or financial reporting processes
Global Experience operating in a global context internationally or at a global company
Government & Public Policy Experience in government role, public service, government affairs or community relations
(1)This summary is not intended to be an exhaustive list of each of our directors’ skills or contributions to the Board.

16	IQVIA HOLDINGS INC. | 2026 Proxy Statement

Director Compensation

Non-Employee Director Compensation Program
The Board has the authority to set the terms of our non-employee director compensation program and may change those terms at any time. The responsibility for reviewing the non-employee director compensation program and recommending changes to the Board is vested in the LDC Committee per its charter.
Non-Employee Director Compensation Structure for 2025
The non-employee director compensation program structure for 2025 was as follows:

Payment	Annual Compensation ($)

Cash retainer (paid in quarterly installments)	112,500
Equity retainer fair value (payable in fully-vested restricted stock units)	240,000
Lead Independent Director fee	50,000
Committee chair fees:
Audit	40,000
Leadership Development and Compensation (LDC)	27,500
Nominating and Governance (N&G)	25,000
Committee member (other than chair) fees:
Audit	15,000
Leadership Development and Compensation (LDC)	10,000
Nominating and Governance (N&G)	10,000
We also reimburse our directors for reasonable costs related to continuing education (including travel and lodging), and travel expenses and other out-of-pocket costs incurred in connection with attendance at Board meetings.
The LDC Committee assessed non-employee director compensation in 2025 based on input from Meridian Compensation Partners, LLC, the independent compensation consulting firm serving the LDC Committee, and taking into account compensation paid to non-employee directors at companies in the same peer group we use for executive compensation purposes. For information on the compensation peer group, see “Compensation Discussion and Analysis—Overview of Our Executive Compensation Program—Benchmarking” on pages 52-53 of this Proxy Statement. The Board reviews the LDC Committee’s recommendations and makes a final determination on the compensation of our non-employee directors. Based on its most recent review, and upon the recommendation of the LDC Committee, in July 2025, the Board approved an increase to the annual cash retainer, from $100,000 to $112,500 starting with the quarterly payment made in the fourth quarter of 2025 and an increase to the annual equity retainer, from $240,000 to $252,500 effective with the grant made in 2026. The Board maintained the other Committee cash retainers for non-employee directors at the 2024 levels.
The decision to increase the cash and equity retainers was based, in part, on the market review conducted by our external compensation consultant and was made in order to maintain alignment of director pay levels with the same peer group used for executive compensation benchmarking.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	17

DIRECTOR COMPENSATION
Non-Employee Director Compensation Program
Non-Employee Director Compensation Payments for 2025
The following table shows information regarding the compensation earned by our non-employee directors during 2025. The compensation received by our Chief Executive Officer during 2025 is included in “Compensation of Named Executive Officers—2025 Summary Compensation Table.” Our Chief Executive Officer did not receive any additional compensation for his service on the Board.
2025 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Carol J. Burt(3)	145,625	239,883	385,508
John P. Connaughton(4)	27,500	—	27,500
John G. Danhakl(3)	123,125	239,883	363,008
James A. Fasano(3)(5)	150,625	239,883	390,508
Colleen A. Goggins(3)	143,125	239,883	383,008
William G. Kaelin Jr., M.D.(6)	28,125	—	28,125
John M. Leonard, M.D.	178,125	239,883	418,008
Leslie Wims Morris(3)	113,125	239,883	353,008
Todd B. Sisitsky(7)	—	—	—
Sheila A. Stamps(3)	118,125	239,883	358,008
(1)Messrs. Connaughton, whose term ended at the 2025 annual meeting of stockholders, Danhakl and Fasano and Mses. Goggins and Wims Morris deferred 100% of their annual cash retainers and committee fees under our Non-Employee Director Deferral Plan which amounts were converted into deferred stock units with a market value equal to the cash retainer that are payable in shares of Company common stock following a termination of the director’s Board service or the director’s death, or upon a change in control of the Company.
(2)In accordance with our non-employee director compensation program, restricted stock units were granted to each of Mses. Burt, Goggins, Wims Morris and Stamps, Messrs. Danhakl and Fasano and Dr. Leonard with a grant date of April 24, 2025 (1,592 restricted stock units each). These restricted stock units were fully vested when granted. Amounts reflect the aggregate grant date fair value of the restricted stock units at April 24, 2025 ($150.68 per share) computed in accordance with Accounting Standards Codification Topic 718, or ASC 718. Assumptions used in the calculation of these amounts in 2025 are included in Notes 1 and 17 to our consolidated audited financial statements for the year ended December 31, 2025 included in Part II of our Annual Report on Form 10-K. Mses. Burt, Wims Morris, Stamps and Mr. Fasano deferred 100% of their stock awards under our Non-Employee Director Deferral Plan, described below, which amounts were converted into deferred stock units with a market value equal to the equity retainer that are payable in shares of Company common stock following a termination of the director’s Board service or the director’s death, or upon a change in control of the Company.
(3)As of December 31, 2025, the following deferred stock units were outstanding under the Non-Employee Director Deferral Plan:

Name	Total Deferred Stock Units Outstanding at December 31, 2025

Carol J. Burt	2,639
John P. Connaughton	133
John G. Danhakl	2,772
James A. Fasano	4,063
Colleen A. Goggins	4,702
Leslie Wims Morris	4,735
Sheila A. Stamps	2,639
(4)Mr. Connaughton’s term ended at the 2025 annual meeting of stockholders held on April 24, 2025. The compensation for Mr. Connaughton reflects the compensation paid through such date.
(5)Mr. Fasano was appointed to the LDC Committee on May 7, 2025.
(6)Dr. Kaelin was appointed to the Board on November 5, 2025.
(7)Mr. Sisitsky has waived his right to participate in the non-employee director compensation program due to his relationship with TPG, Inc.

18	IQVIA HOLDINGS INC. | 2026 Proxy Statement

DIRECTOR COMPENSATION
Non-Employee Director Compensation Program
Director Share Ownership Guidelines
Pursuant to the Company’s share ownership guidelines, each director who participates in the non-employee director compensation program is expected to hold a number of shares of our common stock with a market value equal to five (5) times the annual cash retainer for service as a director. While there is no set time period in which this ownership level must be met, directors who are subject to the guidelines are required to retain ownership of at least 50% of the shares they receive as a result of equity awards until the share ownership guidelines are met. The LDC Committee annually reviews these guidelines and oversees compliance. As of February 23, 2026, the record date, all director nominees subject to the share ownership guidelines have satisfied their share ownership requirement, other than Dr. Kaelin who was appointed in November 2025.
Non-Employee Director Deferral Plan
Pursuant to the Company’s Non-Employee Director Deferral Plan, non-employee directors may elect to defer receipt of their cash and equity retainers. Directors who elect to defer their retainers are credited with a number of deferred stock units with a market value equal to their cash and share-based equity compensation deferred. The deferred stock units become payable in IQVIA common stock following a termination of such director’s Board service, such director’s death, or upon a change in control of the Company.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	19

Corporate Governance

The Board is responsible for supervising the overall affairs of the Company. The Board oversees our senior management, to whom it has delegated authority to manage the Company’s day-to-day operations. Directors are kept informed of our business through discussions with our Chief Executive Officer and other members of senior management of the Company, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
The Board has adopted Corporate Governance Guidelines which, together with our Certificate of Incorporation, Bylaws and the other documents listed below, form the governance framework for the Board and its committees. The following sections provide an overview of our corporate governance structure and practices.
Documents Establishing Our Corporate Governance
The following documents are the foundation of corporate governance at IQVIA:

Documents Establishing our Corporate Governance
N&G Committee Charter
Corporate Governance Guidelines
Code of Conduct
Certificate of Incorporation
Bylaws
Audit Committee Charter
LDC Committee Charter

These documents and other important information on our corporate governance are posted under “Governance” on the “Investor Relations” section of our website and may be viewed at http://ir.iqvia.com. We will also provide printed copies of these documents free of charge to any stockholder who sends Investor Relations a request at: IQVIA Holdings Inc., 2400 Ellis Road, Durham, North Carolina 27703. None of the information on, or accessible through, IQVIA’s website is part of this Proxy Statement or incorporated by reference herein.

20	IQVIA HOLDINGS INC. | 2026 Proxy Statement

CORPORATE GOVERNANCE
Corporate Governance Enhancements
Corporate Governance Enhancements
We are committed to maintaining strong corporate governance practices and policies that serve IQVIA’s long-term interests, promote a culture of accountability and contribute to the creation of stockholder value. The Board regularly reviews our corporate governance structure and practices and in recent years has made several enhancements it believes are in the best interest of the Company and its stockholders. In fact, over the last several years, the Board has made significant enhancements to our corporate governance program and enacted significant additional disclosures to provide greater transparency on our policies and practices. Highlights of such enhancements include:

Board Structure/Refreshment	Stockholder Rights/Engagement

●Fully declassified Board of Directors: all of our director nominees are up for election to one-year terms
●Adopted majority voting standard in uncontested director elections, with a resignation policy
●Instituted director retirement policy
●Updated corporate governance guidelines to affirm the responsibilities currently fulfilled by our Lead Independent Director
●Enhanced disclosures on Lead Independent Director responsibilities, the functioning of our Board and the role of the Board and its committees in risk and sustainability oversight

●Adopted stockholders’ right to request a special meeting
●Removed all supermajority vote standards for stockholder actions
●Adopted annual say-on-pay voting on the compensation of our named executive officers
●Requested meetings with stockholders representing 50% or more of our outstanding common stock consistently, and have met with stockholders representing at least 30% of our outstanding common stock; we have listened carefully to understand their views and, in response, have taken significant actions to address their feedback

Sustainability	Governance Charters and Policies

●Designated oversight responsibility of our sustainability matters to the N&G Committee
●Enhanced workforce demographic disclosure with the annual publication of our EEO-1 report
●Aligned our Sustainability Report with gold-standard reporting frameworks, including the Sustainability Accounting Standards Board (SASB), Global Reporting Initiative (GRI), United Nations Sustainable Development Goals (UN SDGs) and United Nations Compact (UNGC)

●Amended the Audit Committee’s charter to specifically include oversight of cybersecurity risks
●Affirmed commitment to ethics and compliance by all employees as part of our customized Code of Conduct training
●Implemented a compliance-based performance objective for all employees worldwide
●Updated our Securities Trading Policy to implement a full prohibition on the ability to hedge transactions with respect to, or the pledging of, the Company’s securities, without exception
●Adopted two clawback policies, one applicable to our Section 16 officers in the event of a restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct

IQVIA HOLDINGS INC. | 2026 Proxy Statement	21

CORPORATE GOVERNANCE
Corporate Governance Enhancements
Our overall governance practices and policies include the following:

Independent Board	All our directors are independent, other than our Chief Executive Officer.
Independent Board committees	Each of our three Board committees is made up solely of independent directors.
Audit Committee Financial Experts	We have four financial experts on our Audit Committee.
Annual Election of Directors	The Board is fully declassified. All of our director nominees are up for election to one-year terms at the 2026 Annual Meeting.
Lead Independent Director; regular executive sessions
Our Lead Independent Director helps ensure there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues they deem important. The position of Lead Independent Director comes with a clear mandate, significant authority and well-defined responsibilities as outlined in our Corporate Governance Guidelines and below, including leading regular executive sessions of the Board, where independent directors meet without management present.

Robust Code of Conduct
Our Code of Conduct, Doing the Right Thing, applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and individuals performing similar functions. The Code of Conduct is a guide to the responsibilities we share for ethical business conduct and paints a clear picture of what we stand for as an organization, what we expect from ourselves and what we must do to maintain our reputation.

Sustainability and Corporate Citizenship Oversight
The N&G Committee charter expressly delegates oversight and review of the Company’s strategic plans, objectives and risks related to sustainability and corporate citizenship matters to the N&G Committee.

Majority voting standard in uncontested elections
Directors are elected by receiving a majority of the votes cast in uncontested elections. Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board.

Annual Board and committee self-assessment process	The Board and each Board committee conducts a self-assessment annually in executive session to determine whether it is functioning efficiently and meeting its governance responsibilities.
Prohibition on hedging or pledging of IQVIA stock
Our Securities Trading Policy prohibits hedging and pledging transactions with respect to our securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and otherwise prohibits our directors, officers, employees or their immediate family members from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities without exception.

Share ownership requirements
We have robust share ownership guidelines, which require our named executive officers to hold IQVIA stock valued between three- and six-times their base salary and our directors to hold stock valued at five-times their annual cash retainer.

No supermajority stockholder vote required
Our stockholders may act by majority vote on actions that may be taken by stockholders, including approving amendments to the Bylaws and removing a director or directors for cause and filling the related vacancy or vacancies.

Clawback policies
In addition to the mandatory recovery of certain incentive-based compensation paid to executive officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement, as required by the Dodd-Frank Act and the New York Stock Exchange, the Board adopted a supplemental clawback policy that applies to a wider set of employees and covers a broader set of misconduct. Our supplemental clawback policy allows the Company to recover from executive officers and certain other employees who are determined to have engaged in, or in some cases to have been aware of or willfully blind to, certain detrimental conduct.

Special meeting right	Stockholders representing at least 25% or more of our outstanding common stock have the right to request a special meeting of stockholders.
Proxy access right	Eligible stockholders may, subject to certain requirements, include their own director nominees in our proxy materials.

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CORPORATE GOVERNANCE
Leadership Structure
Leadership Structure

John M. Leonard, M.D. Lead Independent Director

Ari Bousbib Chief Executive Officer

Carol J. Burt Chair, LDC Committee

James A. Fasano Chair, Audit Committee

Colleen A. Goggins Chair, N&G Committee

Independent Board	Fully independent board, other than the CEO
Committee Independence	All members of each of the Board’s committees, the Audit Committee, LDC Committee and N&G Committee, are independent
The Board, with its diverse skills and experience across a wide range of leadership and management structures, considers our current structure to be the most appropriate leadership structure for our Company in the context of the specific circumstances and challenges facing us today. As structured, the Board functions collaboratively and emphasizes active participation and leadership by all of its members. Our directors regularly engage directly with senior management at each regularly scheduled meeting, where a broad cross-section of senior management present updates on our business and strategy.
Features of our current structure include:
●We have a strong Lead Independent Director who is elected annually by a majority vote of the independent directors.
●We have a varied and experienced Board that is comprised entirely of independent directors, other than the CEO.
●Each of our three standing Board committees—Audit, LDC and N&G—is comprised solely of, and chaired by, independent directors. This means that the independent directors oversee key matters of the Company, such as the integrity of our financial statements, compensation of our CEO and executive officers, selection and evaluation of directors, development and implementation of corporate governance policies, and sustainability and public policy matters, among others.
●The Board and its committees each meet in executive session on a regular basis without the presence of our CEO or other members of management.
●All Board members have complete access to management, and the Board and its committees have the authority to retain legal, accounting and other outside consultants to advise them as they deem appropriate.
●The independent directors regularly evaluate our leadership structure and seek feedback on the subject from stockholders.
●The N&G Committee is tasked with monitoring the Board’s leadership structure to determine whether it remains in the best interests of our stockholders and to revisit the structure regularly as part of its ongoing Board assessment process.
The Board does not believe that separation of the Chairman and Chief Executive Officer roles should be mandated as a formal corporate governance policy. The Board recognizes there may be circumstances that would lead it to separate the roles. In fact, in the past and as recently as 2016, the Company had separate Chairman and Chief Executive Officer roles. However, at this time, the Board believes it is in the best interests of the Company and its stockholders to

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CORPORATE GOVERNANCE
Leadership Structure
combine the roles, because it positions Mr. Bousbib to effectively drive future strategy and decision-making for our organization. Our Chairman and CEO has deep knowledge of the business and day-to-day operations of the Company, an acute understanding of the Company’s competitive landscape, an in-depth appreciation of stockholder interests and concerns, and strong relationships with customers, business partners and employees, all of which allow him to provide highly effective leadership. This leadership is supplemented by our Lead Independent Director, who has a clearly defined role with significant responsibilities, all to ensure effective oversight and governance by the Board.
Lead Independent Director
The Lead Independent Director provides strong independent leadership of the Board and oversight of management and strikes the appropriate balance among the Chairman and CEO, management and the independent directors. The position of Lead Independent Director comes with a clear mandate, significant authority and well-defined responsibilities, many of which are outlined in our Corporate Governance Guidelines and include the following:

Board Matter	Responsibility

Communicating with directors	Liaising between independent directors and management
Executive sessions	Presiding at executive sessions of independent directors at every regularly scheduled Board meeting
Board meetings	Presiding at Board meetings when the Chairman is not present, including when the performance and compensation of the Chairman and CEO is discussed and approved
Agendas	Consulting with the Chairman and CEO on matters pertinent to the Company and the Board, including approving meeting agendas, schedules and information sent to the Board
Communicating with stockholders	Engaging with major stockholders, as appropriate
In addition, the Lead Independent Director:
●enables open, transparent and candid dialogue during Board and committee meetings, and at other times, by ensuring that the independent directors are fully informed and able to discuss and debate the issues they deem important
●provides the Chairman and CEO and other members of senior management with feedback discussed in executive sessions
●makes himself available to discuss with independent directors any concerns they may have and, as appropriate, relaying those concerns to the full Board and/or the Chairman and CEO or other members of senior management
●acts as a sounding board and advisor to the Chairman and CEO on a variety of topics important to the Company and the functioning of the Board
●actively participates with the Chair of the N&G Committee to advance our sustainability initiatives through regular meetings with our Chairman and CEO and management team and with our stockholders
●as a member of the N&G Committee and in his capacity as Lead Independent Director, actively participates in discussions and reviews of the Board’s leadership structure
Dr. Leonard currently serves as Lead Independent Director. Dr. Leonard’s extensive experience in the healthcare industry, including his leadership experience as the chief executive officer of a public healthcare company and service on the boards of public companies, makes him well qualified to serve as our Lead Independent Director.

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CORPORATE GOVERNANCE
Leadership Structure
Chairman and Chief Executive Officer
We have a strong Lead Independent Director, who provides a clear independent voice on the Board and appropriately balances the fact that the Chairman and Chief Executive Officer roles are held by one person. The role of the Chairman is to set the agenda for Board meetings in close coordination with our Lead Independent Director and to preside over general Board sessions, except when the Board meets in executive session without management present to evaluate management’s performance, in which case the Lead Independent Director presides over the Board sessions.
The Board does not believe that separation of the Chairman and Chief Executive Officer roles should be mandated as a formal corporate governance policy. The Board recognizes there may be circumstances that would lead it to separate the roles. In fact, in the past and as recently as 2016, the Company had separate Chairman and Chief Executive Officer roles. However, at this time, the Board believes it is in the best interests of the Company and its stockholders to combine the roles.
Mr. Bousbib has been our Chairman and Chief Executive Officer since 2016. We believe that combining the roles of Chairman and Chief Executive Officer, in this case, provides for effective and efficient leadership. This structure recognizes the fact that our Chairman and Chief Executive Officer has a unique depth of knowledge about the Company and the varied and complex opportunities and challenges we face.
Director Independence
The Board assesses the independence of each director on an annual basis or more frequently as circumstances may require. During its most recent assessment, the Board determined that, other than our Chief Executive Officer, each of our directors is currently independent.
In accordance with our Corporate Governance Guidelines and the corporate governance standards of the New York Stock Exchange (NYSE), this determination of independence means that the Board finds that our independent directors have no material relationships with the Company, directly or indirectly, that would interfere with their exercise of independent judgment as directors of the Company.
The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis, including at each regularly scheduled Board and committee meeting, without the presence of management. These sessions promote open discussion and enable the independent directors to evaluate management’s performance.
Committees of the Board
To assist in carrying out its duties, the Board assigns responsibilities and delegates authority to its committees, and the committees regularly report on their activities and actions to the full Board. Each committee is empowered to engage outside experts, advisors and counsel to assist the committee in its work, as needed.
For 2025, the Board had three standing committees:
●Audit Committee
●Leadership Development and Compensation Committee
●Nominating and Governance Committee
All three committees are made up entirely of independent directors. In addition, the Board has determined that each director who is a member of the Audit Committee or the LDC Committee meets the higher independence standard as required by Securities and Exchange Commission (SEC) and NYSE rules for service on such committees.
The charters for all three committees are available under “Governance” on the “Investor Relations” section of our website and may be viewed at http://ir.iqvia.com.
From time to time, the Board may also create ad hoc or special committees for certain purposes.

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CORPORATE GOVERNANCE
Leadership Structure
AUDIT COMMITTEE

Members in 2025:
James A. Fasano (Chair)
Carol J. Burt
Colleen A. Goggins
John M. Leonard, M.D.
Sheila A. Stamps
The Board has determined that Mses. Burt and Stamps, Mr. Fasano and Dr. Leonard are “Audit Committee Financial Experts” as such term is defined in SEC rules, and that each member of the Audit Committee is financially literate.
Meetings in 2025: 7

Responsibilities:
●Assisting the Board in fulfilling its oversight responsibilities relating to:
➢the integrity of the Company’s financial statements
➢the Company’s compliance with legal and regulatory requirements, including its quality assurance function overseeing clinical trial services
➢the independent auditor’s qualifications and independence
➢the performance of the Company’s internal audit function and the independent auditor
➢the performance of the Company’s compliance and ethics program, which is managed by our Chief Compliance Officer, who reports directly to our Executive Vice President, General Counsel and Secretary, and meets with the Audit Committee at least annually
●Reviewing and discussing with management and the independent auditor the annual and quarterly financial statements before the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q
●Discussing earnings press releases and the financial information and financial guidance included therein
●Overseeing the relationship between the Company and our independent registered public accounting firm, including:
➢having direct responsibility for that firm’s appointment, compensation and retention
➢reviewing the scope of that firm’s audit services
➢approving non-audit services
➢reviewing and evaluating that firm’s independence
●Reviewing with internal auditors and the independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of resourcing, and monitoring the progress and results of such plans during the year
●Reviewing with internal auditors and the independent auditor any audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management, and management’s response to such problems or difficulties
●Overseeing management’s implementation and maintenance of effective systems of internal controls over financial reporting and disclosure controls, and reviewing and discussing with management, internal auditors and the independent auditor the Company’s system of internal control, its financial and critical accounting policies and practices, policies relating to risk assessment and risk management, including cybersecurity risk, and our major financial risk exposures
●Reviewing and approving all related party transactions and corporate opportunity transactions

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CORPORATE GOVERNANCE
Leadership Structure
LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Members in 2025: Carol J. Burt (Chair) John P. Connaughton John G. Danhakl James A. Fasano Todd B. Sisitsky John M. Leonard, M.D. (Ex Officio) Meetings in 2025: 6
Responsibilities:
●Reviewing and approving corporate goals and objectives relevant to the compensation of our Chairman and Chief Executive Officer, the officers of the Company who report directly to our Chief Executive Officer and all “officers” (collectively, the Senior Officers) as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (Exchange Act)
●Evaluating the performance of our Chairman and Chief Executive Officer and other Senior Officers in light of those goals and objectives and determining and approving, or recommending to the independent members of the Board for approval in the case of the Chief Executive Officer, their respective compensation levels
●Making recommendations to the Board about the compensation and benefits for our directors
●Administering our equity-based plans and management incentive compensation plans and making recommendations to the Board about amendments to such plans and the adoption of any new employee incentive compensation plans
●Periodically reviewing the Company’s clawback policies
●Recommending to the Board ownership guidelines for the Senior Officers, other executives and non-employee directors, and periodically assessing these guidelines and recommending revisions as appropriate
●Establishing the terms of compensatory arrangements and policies to protect our business, including restrictions that apply to current and former Senior Officers
●Reviewing and approving all Senior Officer employment contracts and other compensatory, severance and change in control arrangements for current and former Senior Officers; reviewing and establishing our overall management compensation and benefits philosophy and policies; and reviewing and approving our policies and procedures for the grant of equity-based awards
●Establishing and reviewing periodically policies and procedures with respect to perquisites
●Reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking; reviewing and discussing at least annually the relationship between risk management policies and practices and compensation; and evaluating compensation policies and practices to mitigate any such risk
●Reviewing the processes for managing Senior Officer succession and the results of those processes
●Oversee the Company’s policies and strategies as delegated by the Board relating to human capital management including recruitment, development, promotion, performance management, and pay equity

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CORPORATE GOVERNANCE
Board’s Role in Risk Oversight
NOMINATING AND GOVERNANCE COMMITTEE

Members in 2025: Colleen A. Goggins (Chair) John G. Danhakl John M. Leonard, M.D. Leslie Wims Morris Todd B. Sisitsky Meetings in 2025: 4
Responsibilities:
●Overseeing the Company’s stockholder engagement program
●Identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board
●Establishing processes for identifying and evaluating Board candidates, including nominees recommended by stockholders
●Recommending to the Board the individuals to be nominated for election as directors and to each of the Board’s committees
●Developing and recommending to the Board a set of corporate governance principles, as well as practices and policies with respect to directors
●Establishing an orientation program for new directors that includes appropriate materials and meetings with key members of management
●Evaluating and making recommendations to the Board regarding stockholder proposals that relate to corporate governance and other matters related to stockholders
●Overseeing the evaluation of the Board
●Monitoring the Board’s leadership structure to determine whether it remains in the best interests of our stockholders
●Overseeing the Company’s strategic plans, objectives and risks related to sustainability and corporate citizenship matters

Board’s Role in Risk Oversight
Our Board actively oversees our enterprise risk management program. Our Board’s role in risk oversight is consistent with our overall leadership structure: management is responsible for assessing and managing our short- and long-term risk exposures, and our Board and its committees provide effective oversight through independent monitoring of strategic risks and regularly scheduled meetings with management to discuss in-depth the strategic objectives of the company and associated risks.
In order to maintain effective Board oversight across the entire enterprise risk management program, the Board delegates to the individual committees certain elements of its oversight function, as shown below. The Board receives regular updates from its committees on individual categories of risk, including strategy, reputation, operations, sustainability, human capital management, technology (including artificial intelligence), investment, political, legislative, regulatory, and market, and receives regular feedback from its committees on oversight efforts and coordination and input from external advisors, as appropriate.

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CORPORATE GOVERNANCE
Board’s Role in Risk Oversight

Board of Directors

Our Board regularly considers key risk topics, including risks associated with our strategic plan, our capital structure, our business activities, including the responsible use of AI, our compensation program, and sustainability matters. While our Board has the ultimate oversight responsibility for the risk management process, the Board’s committees assist in fulfilling those responsibilities by focusing on certain areas of risk, in consultation with management, as shown below.

LDC Committee	Audit Committee	N&G Committee

●risks associated with our compensation policies and practices, including those for our executive officers as well as incentive and commission arrangements below the executive level
●oversees succession planning
●non-employee director compensation policies and practices
●oversees policies and strategies relating to human capital management

●our financial statements
●internal accounting and financial controls, and disclosure controls and procedures relating to risk assessment and risk management
●internal and external audits
●cybersecurity
●compliance with legal and regulatory matters
●the effectiveness of our compliance and ethics program

●governance structure, practices and policies
●sustainability matters generally, including overall strategy, governance, plans, risks and reporting
●identifying, evaluating and recommending director nominees
●oversees evaluation of the Board
●stockholder priorities and engagement

Enterprise Risk Council		Business Continuity and Disaster Recovery Team

●made up of leaders from our principal functional areas and business units
●meets on a quarterly basis to update the enterprise risk framework used to identify and manage our key risks
Our enterprise risk framework considers internal and external factors that could impede the achievement of our business objectives or damage our brand, reputation or financial condition. The Audit Committee reviews these key risks and the related framework semi-annually, and the Board or appropriate Board committees discuss selected risks in more detail throughout the year, including risks associated with the development and implementation of AI. In particular, our risk management function conducts regular interviews and surveys of key employees relating to enterprise risk management and reports the results and analysis of such interviews and surveys to the Audit Committee, which then evaluates this information and takes such action as it deems appropriate.

●creates strategies and processes to strengthen IQVIA’s organizational resilience
●determines our approach to managing disruptive events and protecting and recovering our critical systems and information assets
In the event of an emergency or unexpected disruption to our business, we have processes to keep our people safe and to ensure that we can continue to serve our customers. Our dedicated Business Continuity and Disaster Recovery team informs employees on how to appropriately respond to various situations, ranging from natural disasters to geopolitical security incidents. Our Global Emergency Notification system updates all relevant employees with the latest information risks and policy updates. We regularly test our business continuity plans at all our Tier 1 facilities and data centers. In addition, we build redundancy into our critical IT systems through a combination of backups and alternate recovery sites, so that we are not reliant on a single storage system in the event of an outage. Each IQVIA site has appointed business continuity representatives.

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CORPORATE GOVERNANCE
Board’s Role in Risk Oversight
Succession Planning for Directors and Executive Officers
Directors
The N&G Committee is responsible for establishing the process for identifying, evaluating and nominating Board candidates, and recommending to the Board the individuals to be nominated for election as directors, including nominees recommended by stockholders.
It is the Board’s policy that independent directors must make up a majority of the Board at all times, as required by the NYSE. Our Corporate Governance Guidelines require the initial list of external candidates in any search for new directors or the Chief Executive Officer position to include qualified female and racially or ethnically diverse candidates. In recruiting and evaluating new director candidates, the N&G Committee seeks to enhance the total mix of perspectives, skills and experience on the Board, including with respect to professional skills, relevant industry experience, specialized expertise and international experience.
The N&G Committee will consider stockholders’ recommendations of nominees for membership on the Board on a substantially similar basis as it considers other nominees. Stockholders may recommend candidates for membership on the Board by submitting candidate names to: Secretary, IQVIA Holdings Inc., 2400 Ellis Road, Durham, North Carolina 27703.
Board refreshment
The Board regularly focuses on refreshing the composition of the Board to ensure an appropriate mix of backgrounds, skills and experience necessary to support the Company’s strategy. Since the closing of the merger between IMS Health and Quintiles in October 2016 (the Merger), eight directors have retired from, or opted not to stand for reelection to, the Board and five directors have joined. The Board expects that the annual election of our directors, now that the declassification of the Board is complete, will facilitate further refreshment. Most recently, in November 2025, the Board demonstrated its commitment to Board refreshment and continuing to thoughtfully enhance the breadth of relevant skill sets and backgrounds on our Board by adding William G. Kaelin Jr., M.D., a Nobel Prize winner, to the Board. Dr. Kaelin brings deep scientific expertise and an exceptional academic background, directly addressing feedback from stockholders that they would like to see more industry and scientific experience on our Board.
Succession planning
The process of determining to add a new Board member and identifying qualified candidates begins well in advance of anticipated vacancies. As part of this ongoing process, the chair of the N&G Committee and our Chief Executive Officer monitor and maintain an open dialogue, and also consult with the other members of the Board, including the Lead Independent Director, regarding the size of the Board, future retirements and attributes desired for any new directors. Once a decision has been made to recruit a new director, the N&G Committee may retain an executive recruitment organization to assist in the search by providing names of qualified candidates.
Proxy access
A stockholder, or a group of up to twenty stockholders, holding at least 3% of the Company’s common stock for at least three years may submit director nominees for inclusion in our proxy statement. Stockholders may rely on proxy access to nominate candidates for up to 20% of the Board or two director seats, whichever is greater. Our Bylaws specify certain time limits, notice requirements, and other procedures for stockholders who wish to include their director nominees in the Company’s proxy materials. For more information, see “Other Relevant Information—Stockholder Proposals and Nominees for 2027 Annual Meeting of Stockholders.”
Retirement age
The Board believes that setting a retirement age for IQVIA directors is advisable to ensure periodic turnover of the Board. Our Corporate Governance Guidelines require that directors offer to retire from the Board when they attain the age of 74. The Board believes it is important to monitor its composition, experience, skills and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to decline a director’s offer to retire in appropriate cases.
Vacancies
Vacancies on the Board may occasionally occur between annual meetings. Our Bylaws provide that any vacancy caused by the death or resignation of a director may be filled by the affirmative vote of a majority of the directors then in office. The Board and the N&G Committee treat the filling of vacancies in the same manner as general succession planning.

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CORPORATE GOVERNANCE
Meetings and Executive Sessions
Executive Officers
The Board also takes a leading role in planning for the succession of key executive roles, including the positions of Chief Executive Officer and certain other senior management. The Board has instituted a formal leadership development and succession review process, whereby on an annual basis, or more frequently as requested, our Chief Executive Officer provides the LDC Committee with detailed assessments of senior managers and their potential to succeed him, and assessments of individuals considered potential successors to certain other senior management positions. The LDC Committee may further discuss succession planning in executive session, as may the Board during its executive session meetings.
The assessments are derived from our leadership development and succession planning process, which involves the following principal steps:

Regional and global business unit and corporate staff function assessments to identify key employees and employees with high potential for increased responsibilities	à	Chief Executive Officer assessments of the leaders of the regional and global business units and corporate staff functions, focusing on senior executives’ development and succession	à
Board review of the pool of high-potential executives and initiatives to improve retention and promote the development of company leaders, focusing on Chief Executive Officer succession and succession planning for other key senior executive roles

Meetings and Executive Sessions
The Board held 6 meetings during fiscal 2025. In 2025, each of our directors attended at least 75% of the total number of meetings of the Board and the Board committees on which they served other than Dr. Kaelin, who was appointed to the Board in November 2025. We strongly encourage our directors to attend the annual meeting of stockholders. In 2025, all of our directors nominated for election at the 2025 annual meeting of stockholders attended the annual meeting.
The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis, including at each regularly scheduled Board meeting, led by the Lead Independent Director, and at each committee meeting, without the presence of management. These sessions promote open discussion and further support the independent directors’ ability to evaluate management’s performance.
Board Evaluation Process
Our Board and its committees evaluate their own effectiveness by participating in a robust annual self-assessment process overseen by the N&G Committee. During executive sessions for the Board and each committee, the independent directors respond to a comprehensive list of survey questions used to facilitate discussion for the purpose of improving the effectiveness of the relevant body and our individual directors. Our Lead Independent Director oversees the evaluation process for the Board during executive session, and the committee chairs oversee the evaluations for their respective committees during executive sessions. The N&G Committee periodically engages independent outside consultants to facilitate and refresh the evaluation process.
How to Contact the Board and its Committees
Stockholders and other interested parties can contact the Board or a committee of the Board by sending an email to BoD@iqvia.com, or writing to the following address:
Board of Directors
c/o Secretary
IQVIA Holdings Inc.
2400 Ellis Road
Durham, North Carolina 27703
Communications will be distributed to the Lead Independent Director or the other independent members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication.

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CORPORATE GOVERNANCE
Sustainability
Sustainability
Our Commitment to Sustainability
We are committed to delivering on our vision of powering smarter healthcare for everyone, everywhere. Sustainability is a core consideration in achieving this—identifying and acting on the issues most relevant to our business and stakeholders. Our sustainable business practices are organized in this Proxy Statement under the pillars of People, Public and Planet.

Mission

Accelerate innovation for a healthier world

Vision

Power smarter healthcare for everyone, everywhere

Sustainability pillars and ambitions

People	Public	Planet
Inspire our employees to continuously learn, grow, and collaborate	Harness the power of Connected Intelligence™ and innovation to accelerate transformation in healthcare	Support our customers and the healthcare industry to implement more sustainable research practices
Build an engaged community of employees that treat each other with mutual respect and have a passion to advance healthcare	Drive access to healthcare by broadening trial participation and building connected information networks	Reduce waste, focusing on laboratory waste
Champion employee health and well-being	Leverage our network to connect stakeholders and improve public health outcomes	Minimize our impact on the environment

Foundations

Governance • Responsible and ethical use of AI • Ethics and compliance • Data and data privacy • Cybersecurity • Health and safety • Responsible procurement • Human rights

As an industry leader, we continually look for ways to advance and strengthen our sustainability efforts and report on our progress each year in our annual Sustainability Report, which is available on our website at https://www.iqvia.com/about-us/sustainability.

32	IQVIA HOLDINGS INC. | 2026 Proxy Statement

CORPORATE GOVERNANCE
Sustainability
2025 Sustainability Milestones and Achievements

GOVERNANCE

●Demonstrated commitment to Board refreshment and continuing to thoughtfully enhance the breadth of relevant skill sets and backgrounds on our Board by adding William G. Kaelin Jr., M.D., a Nobel Prize winner, to the Board in November 2025. Dr. Kaelin brings deep scientific expertise and an exceptional academic background, directly addressing feedback from stockholders that they would like to see more industry and scientific experience on our Board
●Increased disclosure on IQVIA’s approach to the risks and opportunities of artificial intelligence, including how our Healthcare-grade AI® connects the right data, technology and expertise to help customers solve their specific challenges, and how rigorous AI governance at IQVIA is integrated into our broader corporate governance through the work of our AI Governance Council, with consulting and advisory support from our Center for Defensible Data and AI
●Adopted refreshed versions of the charters for all three of the committees of the Board to ensure latest governance practices

HUMAN CAPITAL

●Maintained our multi-year favorable attrition trend (10.5%, consistent with the low levels achieved in 2024) by giving employees access to opportunities and resources to build the skills they need for tomorrow
●Drove employee engagement in 2025, with 85% of employees seeing a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (six points above Fortune 500 Benchmark)
●IQVIA received five Human Capital Management Excellence Awards from Brandon Hall Group in recognition of our talent development programs: two for leadership, two for our CRA training, and one for clinical platforms
●For the ninth consecutive year, IQVIA was named to the Fortune® World’s Most Admired Companies™ list. For the fifth year in a row, IQVIA earned first place in the Healthcare: Pharmacy and Other Services category. Notably, IQVIA ranked first in the attribute of people management(1)

ENVIRONMENT

●Continued achievement of 100% My Green Lab (MGL) certification across all IQVIA laboratories, with over 150 employees trained as MGL ambassadors. Our Singapore laboratory attained the highest Green-Level certification, and our Edinburgh laboratory won the International Freezer Challenge, collectively avoiding over 765 metric tons of CO2 emissions through energy-saving initiatives
●Redesigned laboratory test kits to eliminate plastic packaging, avoiding approximately 18 metric tons of waste annually. Switched test kit containers to at least 98% recycled material, reducing test kit emissions by 8%, and removed 36 metric tons of single-use plastic outer packaging from test kits
●Reduced traditional paper forms at clinical trial sites across 37 countries, avoiding 120 tons of CO2 emissions

For more information about our sustainability program, we encourage you to read our 2025 Sustainability Report, which is available on our website at https://www.iqvia.com/about-us/sustainability.
(1)    From Fortune. © 2026 Fortune Media IP Limited All rights reserved. Fortune is registered trademark and Fortune World's Most Admired Companies is trademark of Fortune Media IP Limited and is used under license. Fortune Magazine and Fortune Media (USA) Corporation are not affiliated with, and do not endorse products or services of, IQVIA.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	33

CORPORATE GOVERNANCE
Sustainability
Sustainability Governance
Board level
Sustainability governance is incorporated into our corporate governance framework, which defines how we operate and allocate responsibilities within our organization. Our Board has delegated responsibility for oversight and review of our strategic plans, objectives and risks related to our sustainability program to the N&G Committee. The chair of the N&G Committee, Colleen Goggins, coordinates oversight on behalf of the N&G Committee and regularly reports back to the full Board on the progress of our sustainability-related efforts. Ms. Goggins also meets regularly with members of management to provide guidance on our sustainability efforts, including reporting, and to discuss progress made towards our sustainability objectives. She also engages periodically with stockholders to discuss these matters. The N&G Committee works closely with senior management in performing these responsibilities and engages a variety of external advisors with expertise in these matters to support our sustainability efforts and initiatives.
In addition, Dr. John Leonard, our Lead Independent Director and a member of the N&G Committee, actively coordinates with Ms. Goggins to advance our sustainability efforts through meetings with our Chief Executive Officer, management team and stockholders.
Management level
At the management level, our sustainability program is governed by our Sustainability Executive Steering Committee, which is made up of senior executives, including our Chief Financial Officer, General Counsel and Chief Human Resources Officer, and is responsible for setting our sustainability strategy.
In addition, our Sustainability Working Group focuses on implementing sustainability policies and processes throughout our operations, and assesses natural and environmental-related risks and issues at least every quarter. The Sustainability Working Group is made up of key functional leaders, including representatives from Thought Leadership, Health & Safety, Public Health, Procurement, Legal and Corporate Communications. The group reports its progress to our CEO and the Sustainability Executive Steering Committee.

34	IQVIA HOLDINGS INC. | 2026 Proxy Statement

CORPORATE GOVERNANCE
Sustainability

Board of Directors

Oversees IQVIA’s overall sustainability strategy, including ethical business conduct, talent retention and development, employee health and safety, and monitors adherence to our Code of Conduct. The N&G Committee has specific responsibility for sustainability and corporate citizenship matters.

Lead Independent Director, John Leonard, M.D.	Chair of the Nominating and Governance Committee, Colleen Goggins	Chief Executive Officer, Ari Bousbib

●Champions our sustainability efforts ●Engages with stockholders, our CEO and management team	●Leads oversight of sustainability matters, including overall strategy and reporting ●Considers key sustainability-related risk topics	●Integrates sustainability into the broader organization ●Engages with senior management, stockholders and other key external stakeholders on these topics

Sustainability Executive Steering Committee

Guides and governs our overall sustainability objectives and initiatives, including providing direction on the focus and approach to IQVIA’s sustainability reporting

Sustainability Working Group

●Drives performance of our sustainability initiatives, including operationalizing our science-based targets
●Oversees our sustainability reporting process and coordinates related stakeholder engagement across the organization
●Regularly updates the Sustainability Executive Steering Committee

Embedding sustainability in risk management
Our Board regularly considers key risks, including risks associated with our business activities and strategic plan, our capital structure, usage of AI, sustainability and natural and environmental-related matters. Risks are identified by management and reviewed with the appropriate Board committee or the full Board.
Our Enterprise Risk Council, made up of leaders from our primary functional areas and business units, meets on a quarterly basis to identify and manage key risks, including sustainability-related topics, and is responsible for implementing and updating our enterprise risk framework. The framework considers external and internal factors that could prevent us from achieving our business objectives or damage our brand, reputation or financial condition, including sustainability factors such as natural and environmental-related risks.
The Audit Committee reviews these key risks and the related framework every six months, and the Board or appropriate Board committees discuss selected risks in more detail throughout the year. The N&G Committee discusses key sustainability risks and issues regularly throughout the year.

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CORPORATE GOVERNANCE
Sustainability
Reporting frameworks and standards
To maximize transparency and increase understanding of our progress toward completing our sustainability initiatives, we have aligned our Sustainability Report with the Global Reporting Initiative (GRI) disclosure framework by including and reporting against the GRI standards index. GRI is a tool to help readers identify and evaluate our disclosures against standardized sustainability topics. In addition, our near- and long-term greenhouse gas emissions reduction targets are verified by the Science Based Targets Initiative (SBTi). Our sustainability strategy and reporting are further informed by the following additional gold-standard frameworks: Sustainability Accounting Standards Board (SASB), United Nations Sustainable Development Goals (UN SDGs) and United Nations Global Compact (UNGC).
People
Board oversight of human capital management
The Board receives periodic updates on key human capital metrics, including recruitment and attrition rates, talent development data, and metrics related to hiring, promotion and our overall workforce.
The Board also devotes significant time to leadership development and succession planning at the executive level and provides guidance on important decisions in each of these areas. The LDC Committee has primary responsibility for succession planning for our Chief Executive Officer and oversight of succession planning for senior leadership. For additional details on our succession planning process, see “—Board’s Role in Risk Oversight—Succession Planning for Directors and Executive Officers.”
Our human capital management
Our approximately 93,000 employees, based in over 100 countries, form an engaged, connected workforce that drives our vision to power smarter healthcare for everyone, everywhere. We hire and develop distinguished talent—individuals driven to explore innovative ideas and create cutting-edge solutions—whose dedication accelerates innovation for a healthier world. To support their growth, we offer curated upskilling pathways and project opportunities across business units, empowering employees to build the skills we need for tomorrow while pursuing their passions. We encourage IQVIANs to pursue multiple careers here, including unconventional career paths that bring new ways of thinking. This commitment fosters professional development and strengthens our ability to execute on strategic priorities.
Our talent management approaches include promoting our One IQVIA, Multiple Careers model, aligning learning paths to business needs (including training in AI applications), and using technology to match employees to open roles and projects. These efforts have contributed to reduced attrition since the unusual spike during the COVID-19 pandemic and we have continued to maintain stable attrition rates year over year.
To demonstrate how our management strategies and actions addressed the unusual spike in attrition during the COVID-19 pandemic, we are reporting this year our enterprise voluntary attrition levels for the last five years in this Proxy Statement.

	2021	2022	2023	2024	2025

Turnover of Voluntary Leavers	20.6%	16.8%	11.4%	10.4%	10.5%
IQVIA’s global footprint, coupled with our interdisciplinary business, brings together different perspectives in cross-functional, cross-cultural teams, which sparks collaboration and innovation to deliver superior outcomes.
To further enhance business agility and workforce capabilities, IQVIA is advancing our AI upskilling initiatives. These AI tools are intended not only to improve efficiency, but to elevate how we work, learn, and connect. By integrating these capabilities, we are building an AI-augmented workplace that empowers employees and accelerates progress.
Finally, our global footprint and interdisciplinary business bring together different perspectives in cross-functional, cross-cultural teams. Those collaborations spark innovation and drive superior outcomes for customers and stockholders. Together, our investments in talent development, AI-enabled tools, and global collaboration ensure we remain adaptable and competitive in a rapidly evolving healthcare landscape.
For more information about our people and culture, please see our 2025 Sustainability Report, which is available on our website at https://www.iqvia.com/about-us/sustainability.

36	IQVIA HOLDINGS INC. | 2026 Proxy Statement

CORPORATE GOVERNANCE
Sustainability
Public
Smarter Healthcare for Everyone, Everywhere
We harness the power of data to support our customers’ research and advance health outcomes for patients worldwide. From earlier diagnosis to the development of new treatments and reducing barriers to healthcare access, we use an evidence-based approach to generate insights that enable people to live healthier lives. Our partners span the healthcare spectrum—including governments, non-governmental organizations, medical professionals, life sciences companies, and patient groups. We bring a wide range of information assets together to build a holistic picture of a particular condition, to improve care at all stages of the patient journey:
●Detection. Better screening can pave the way for earlier detection before symptoms appear, leading to improved population health outcomes and reduced cost burden.
●Disease progression. Disease registries help build a picture of disease patterns which can increase the effectiveness of interventions.
●Trial design & planning. Informed, data-driven trial designs and operational strategies that reflect patient populations and can be executed effectively.
●Site identification and patient recruitment. Analyzing information to identify the most relevant patient populations and most qualified sites enables faster clinical trial enrollment.
●Trial outcomes. We deliver trial outcomes based on rigorous scientific methodologies aligned with global research standards to support reliable evidence for regulatory and clinical decision-making.
●Treatment. Insights on patient treatment and outcomes often support new ways to treat diseases or improve adherence with treatment plans.
Empowering Patients
Working closely with patients allows us to design better trials, increase access to treatments and improve health outcomes. By partnering with patient organizations, we give patients a stronger voice to better advocate for the healthcare they need. Our patient experience insights combine formal measures, such as Clinical Outcome Assessments, including quality of life data, with patient diaries and personal experiences to provide a comprehensive view of what matters to patients.

Collaborating for Rapid Response to Disease Outbreaks

In 2025, we collaborated with governments and healthcare organizations to accelerate response to several disease outbreaks across Africa.
Ethiopia. We worked with the Sabin Vaccine Institute to provide more than 640 Marburg vaccine doses for a Phase II trial during the nation’s first Marburg virus disease outbreak, partnering with local health authorities to evaluate safety and efficacy.
The Gambia and Senegal. We supported early stages of trial preparedness and execution efforts in response to the Rift Valley fever outbreak. Our teams worked with the Coalition for Epidemic Preparedness Innovations and local partners on protocol development and trial planning for a Phase II vaccine study.
Rwanda. We advanced the completion of the Sabin RBC-001 Marburg vaccine outbreak-response trial through coordinated operational, regulatory, data-management and cross-functional efforts—successfully locking the database by March 2025, marking a major milestone in closing the study and validating the integrity of collected data.
Uganda. We supported the national Ebola response by providing clinical trial monitoring and operational support for the Sudan ebola virus ring-vaccination study. This included monitoring activities, safety oversight and deployment of IQVIA clinical operations teams to strengthen trial execution during the outbreak and ensure compliance.

Supporting Patient Organizations
Currently, we have connections with 700+ patient organizations, ranging from small, volunteer-run groups to large global associations. They are united by a desire to increase understanding of the patient experience and elevate the quality of patient care.

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CORPORATE GOVERNANCE
Sustainability
Addressing Representation Gaps in Clinical Trials
Increasing participation in clinical trials is at the heart of our vision to power smarter healthcare for everyone, everywhere. Underrepresentation of patient cohorts that are impacted by illness, based on socioeconomic status, geographic location, gender or ethnicity, among other factors, can sometimes mean that a drug is tested in a more limited population than those that will use it once approved. Closing this gap allows for a more representative inclusion of study participants, which increases the speed of enrollment, better assesses the efficacy and safety in the population that will receive the therapy, and improves access to new therapies.
With our extensive information assets, global reach and ability to identify and activate sites close to patients, IQVIA is uniquely placed to design trials that reflect a wider spectrum of patient needs. In 2025, we introduced clinical trial access representation leads to help sponsors reach the right patient populations.
Data Privacy, Cybersecurity and Artificial Intelligence
IQVIA is a global leader in protecting individual patient privacy. We maintain one of the largest healthcare datasets in the world, containing over 68 petabytes of proprietary data from 150,000+ suppliers, including 1.2 billion non-identified patient records. We respect the fundamental human right to privacy, maintain transparent data processing practices, and align with legal and regulatory requirements. These elements are essential to developing and maintaining the trust of our customers, business partners and wider stakeholders. A substantial portion of data delivered to IQVIA is non-identified. In addition, we employ a range of privacy-enhancing technologies and safeguards, and conduct various transformations on datasets that reduce privacy risks while maintaining the usefulness of the data.
IQVIA has a dual responsibility to protect sensitive information and ensure the continuity of our services, making cybersecurity a critical focus. Our cybersecurity measures are aligned with industry standards, including the National Institute of Standards and Technology framework, to help protect the people represented by our vast datasets, the information of our employees, customers and others, and the integrity of our systems.
Artificial Intelligence Presents Opportunities for Smarter Healthcare
AI presents opportunities to reshape the future of health. IQVIA has a long history of using technology to transform the speed and scale of research. We are also advancing the adoption of AI agents to tailor them to the needs of the life sciences industry and healthcare.
Our Healthcare-grade AI® connects the right data, technology and expertise to help customers solve their specific challenges. Protected by a growing portfolio of patents, our proprietary technology has our Privacy Analytics at the core and is built on a foundation of strong governance and expertise in data security and protection. We integrate AI governance into our broader corporate governance through the work of our AI Governance Council, with consulting and advisory support from our Center for Defensible Data and AI.
For more information on our approach to data privacy, cybersecurity and AI, please see our 2025 Sustainability Report, which is available on our website at https://www.iqvia.com/about-us/sustainability.
Planet
We are committed to reducing our impact on the environment. We focus on the areas where we have the greatest opportunity to effect positive change.
Reducing our Environmental Impact
IQVIA’s environmental footprint is primarily linked to our supply chain and the operations of IQVIA Laboratories, along with the energy and resources consumed across our broader operations. We are committed to reducing our environmental impact both within our own operations and throughout our value chain. By collaborating with suppliers and building partnerships with our customers, we aim to drive collective progress towards our environmental goals.
For more information on our commitment to reducing our impact on the environment, please see our 2025 Sustainability Report, which is available on our website at https://www.iqvia.com/about-us/sustainability.

38	IQVIA HOLDINGS INC. | 2026 Proxy Statement

CORPORATE GOVERNANCE
Stockholder Engagement
Stockholder Engagement
Our Approach
Our Board and management are committed to regular engagement with our stockholders so we can solicit their views and input on matters related to performance, corporate governance, sustainability, human capital management and executive compensation, among other topics. In 2025, we met with stockholders representing approximately 57% of our outstanding common stock. The typical outreach participants and methods are shown below.

ENGAGEMENT MODEL		ENGAGEMENT DESIGN AND PARTICIPANTS		BOARD AND COMMITTEE REVIEW		BOARD RESPONSE AND FEEDBACK LOOP

Regular outreach using multiple channels		Outreach to investors that hold approximately 50% of our public shares		Feedback received is communicated to the entire board		Board implements changes as appropriate

●one‑on‑one meetings and calls ●governance‑focused conferences ●regular IR channels	à	●directors actively solicit investor input on broad range of issues ●executives regularly meet with investors ●IR professionals respond to investor queries	à	●feedback evaluated at relevant committee meetings, with potential actions being discussed with the full board	à	●board actions shared with investors, supporting continuous feedback and progress

2025 Targeted Engagement
Following our 2025 annual meeting of stockholders (the 2025 Annual Meeting), we requested engagement meetings with stockholders representing approximately 65% of our outstanding common stock to discuss governance and executive compensation and held engagement meetings with stockholders representing approximately 25% of our outstanding common stock. In some cases, stockholders expressed that engagement was not necessary at the time because they had no new significant concerns with our compensation or governance practices.
We listened carefully to understand the views and priorities of our stockholders and the feedback we received continued to be an important factor in Board and committee discussions and actions.
Summary of Board Responsiveness to Governance Feedback
In recent years, stockholder input has resulted in significant changes to our compensation and corporate governance practices, policies and disclosures. Set forth below are select changes to our governance practices and other actions taken by the board and/or the relevant board committee and related disclosures in recent years that were in direct response to stockholder feedback. For more detailed information on enhancements we have made to our executive compensation practices and disclosures as a direct result of feedback received from our stockholders, please see “Compensation Discussion and Analysis—Executive Summary—Enhancements to Our Executive Compensation Program Based on Investor Feedback.”
●Appointment of Dr. Kaelin to Board. Demonstrated commitment to Board refreshment and continuing to thoughtfully enhance the breadth of relevant skill sets and backgrounds on our Board by adding William G. Kaelin Jr., M.D., a Nobel Prize winner, to the Board in November 2025. Dr. Kaelin brings deep scientific expertise and an exceptional academic background, directly addressing feedback from stockholders that they would like to see more industry and scientific experience on our Board.

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CORPORATE GOVERNANCE
Stockholder Engagement
●Disclosure on AI Governance. Increased disclosure on IQVIA’s approach to the risks and opportunities of artificial intelligence, including how our Healthcare-grade AI® connects the right data, technology and expertise to help customers solve their specific challenges, and how rigorous AI governance at IQVIA is integrated into our broader corporate governance through the work of our AI Governance Council, with consulting and advisory support from our Center for Defensible Data and AI.
●Declassification of our Board. Our Board is now fully declassified. All of our director nominees are up for election to one-year terms at the 2026 Annual Meeting.
●Special Meeting Right. Stockholders representing at least 25% or more of the Company’s outstanding common stock have the right to request a special meeting of stockholders; this proposal received over 95% support when it was voted on by our stockholders.
●Transparency of Limited Political Activities. We increased transparency into the Company’s limited political activities by publishing our Political Activity Policy on our investor relations website and reporting on an annual basis our U.S. political spend.
●Disclosure on Voluntary Attrition. To demonstrate how management actions addressed the unusual spike in attrition we experienced during the COVID-19 pandemic, we are reporting our enterprise voluntary attrition levels for the last five years in this Proxy Statement.
●Clawback Policies. Adopted two clawback policies, one applicable to our Section 16 officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct.
●Prohibition on Hedging. We updated our Securities Trading Policy to implement a full prohibition on the ability to hedge transactions with respect to, or the pledging of, our securities, without exception.

40	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROPOSAL NO. 2 Advisory Non-Binding Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, the Board is providing stockholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers (say-on-pay), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative. In 2021, the Board adopted, and the stockholders approved, annual say-on-pay voting until the next required say-on-frequency vote in 2027.
Our compensation strategy focuses on providing total compensation packages that are designed to attract and retain high-caliber executives by rewarding them for achievement of Company and individual performance goals that are closely aligned with stockholder interests. Our executive compensation program emphasizes pay for performance and long-term value creation for our stockholders. The LDC Committee believes the Company’s executive compensation program and the compensation decisions for 2025, as described in this Proxy Statement, appropriately reward our named executive officers for Company and individual performance and that these practices assist the Company in retaining our senior leadership team.
When considering how to vote, we urge stockholders to review the full details of our executive compensation program and the decisions presented in the Compensation Discussion and Analysis, as well as the discussions regarding the LDC Committee included elsewhere in this Proxy Statement.
Because this vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the LDC Committee value the views of our stockholders and will consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.
The text of the resolution in respect of Proposal No. 2 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	41

Compensation Discussion and Analysis

42	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Executive Summary
2025 Named Executive Officers
This Compensation Discussion and Analysis section discusses our compensation program and compensation decisions related to the following individuals, who were our named executive officers in 2025:

Ari Bousbib Age: 64 Chairman and Chief Executive Officer	Ronald E. Bruehlman Age: 65 Executive Vice President and Chief Financial Officer(1)	W. Richard Staub, III Age: 63 President, Research & Development Solutions	Alistair R. Grenfell Age: 53 President, Commercial Solutions	Eric M. Sherbet Age: 61 Executive Vice President, General Counsel and Secretary
2025 Business Performance Highlights
IQVIA delivered strong financial results in 2025 including revenue of $16.3 billion, Adjusted EBITDA of $3.8 billion, and Free Cash Flow of $2.1 billion. We achieved these results despite significant industry challenges and headwinds.
Through the first half of 2025, IQVIA’s stock was adversely impacted by policy changes affecting the industry with the stock price going from a high of $209.96 to its low at mid-year of $137.00. Supported by the reporting of strong financial results as well as focused execution and robust shareholder engagement by our Chief Executive Officer and Chief Financial Officer, the stock demonstrated a strong recovery in the second half of the year with the stock ending the year at $225.41, representing a 64.5% appreciation over the low for the year. For the full year 2025, IQVIA’s total shareholder return was 14.7%.

2025 Total Shareholder Return (2)
(1)As previously announced in September 2025, Michael J. Fedock will succeed Ronald E. Bruehlman as Executive Vice President and Chief Financial Officer of IQVIA, effective February 28, 2026.
(2)This graph assumes that $100 was invested in IQVIA, the S&P 500 index, and the S&P 500 equal weight index as of the close of market on December 31, 2024, and assumes the reinvestment of dividends, if any. The S&P 500 indices are included for comparative purposes only. They do not necessarily reflect management’s opinion that the S&P 500 is an appropriate measure of the relative performance of the stock involved, and they are not intended to forecast or be indicative of possible future performance of our common stock.
Source: FactSet – 01/15/2026

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
2025 was a year of major milestones and accomplishments for our organization, including those described below.

Financial
●Revenue of $16.3 billion, up 5.9% compared to 2024
●Adjusted EBITDA(1) of $3.8 billion, up 2.8% compared to 2024
●Adjusted Diluted EPS(1) of $11.92, up 7.1% compared to 2024
●Free Cash Flow(1) of $2.1 billion, achieving 99% of Adjusted Net Income(1), well above our target of 80% to 90%
●Cash Flow from Operations of $2.7 billion

Strategic Growth
●~$10 billion of contracted net new business in R&DS at the end of 2025
●Record backlog of $32.7 billion, up 5.3% compared to 2024
●Our next twelve months revenue from backlog increased 5.3% to $8.3 billion
●The R&DS business also added over 400 net new clinical research customers in 2025, a mid single-digit increase from the previous year, with strong momentum among emerging biopharmaceutical companies
●Continued to invest in rich clinical information assets, which now stand at over 1.2 billion comprehensive, longitudinal, non-identified unique patients records
●90+ AI patent applications filed
●~80% of new drug launches supported globally
●150+ highly specialized industry AI agents deployed across clinical and commercial workflows
●Real World Solutions revenue grew double-digit compared to 2024

Capital Deployment
●Deployed total capital investment of approximately $2.4 billion, including $1.8 billion on strategic acquisitions and investments and $0.6 billion on capital expenditures
●Returned $1.2 billion to stockholders through the repurchase of approximately 7.4 million shares
●Ended 2025 with a Net Leverage Ratio(3) of 3.63x

Governance, Human Capital & Sustainability
●Demonstrated commitment to Board refreshment and continuing to thoughtfully enhance the breadth of relevant skill sets and backgrounds on our Board by adding William G. Kaelin Jr., M.D., a Nobel Prize winner, to the Board in November 2025
●Drove employee engagement in 2025, with 85% of employees seeing a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (six points above Fortune 500 Benchmark)
●Maintained our multi-year favorable attrition trend (10.5%, consistent with the low levels achieved in 2024) by giving employees access to opportunities and resources to build the skills they need for tomorrow
●Continued achievement of 100% My Green Lab (MGL) certification across all IQVIA laboratories, with over 150 employees trained as MGL ambassadors. Our Singapore laboratory attained the highest Green-Level certification, and our Edinburgh laboratory won the International Freezer Challenge, collectively avoiding over 765 metric tons of CO2 emissions through energy-saving initiatives

(1)Adjusted EBITDA, Adjusted Diluted EPS, Adjusted Net Income, Net Leverage Ratio and Free Cash Flow are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). The definitions of Adjusted EBITDA, Adjusted Diluted EPS, Adjusted Net Income, Net Leverage Ratio and Free Cash Flow are the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as in the Company’s earnings releases. For additional information regarding “Adjusted EBITDA,” “Adjusted Diluted EPS,” “Adjusted Net Income,” “Net Leverage Ratio” and “Free Cash Flow,” including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see “Appendix A.”

44	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
In addition, the Company’s work was recognized externally by multiple third parties, including:
●FORTUNE. For the ninth consecutive year, IQVIA was named to the Fortune® World’s Most Admired Companies™ list. For the fifth year in a row, IQVIA earned first place in the Healthcare: Pharmacy and Other Services category. Notably, IQVIA ranked first in seven of the nine key attributes evaluated—innovation, people management, use of corporate assets, financial soundness, long-term investment value, quality of products/services and global competitiveness.
●TIME. IQVIA scored “outstanding”—the top category—in TIME’s inaugural ranking of the World’s Top HealthTech companies in 2025. The list recognizes companies delivering the most impactful technologies to improve health.
●Forbes’ World’s Best Management Consulting Firm. IQVIA was named to the Forbes’ World’s Best Management Consulting Firm list in the Healthcare and Life Sciences Industry sector.
●Brandon Hall Group. IQVIA achieved five Human Capital Management Excellence HR Awards in recognition of our talent development programs: (i) Gold awards for Best New Hire Onboarding Program, Best Hybrid Learning Platform, and Best Leadership Development Program; (ii) Silver award for Best Custom Content; and (iii) Bronze award for Best Use of Blended Learning.
●Quadrant Knowledge Solutions (QKS) Group. Privacy Analytics, an IQVIA Company, was recognized as a Data Masking Leader Worldwide for the fourth consecutive year in QKS Group's Data Masking Strategic Performance Assessment and Ranking Matrix.
●MedTech Breakthrough Awards. IQVIA’s Health Research Space won the Best Mobile App for Patient Engagement at the MedTech Breakthrough Awards. The platform engages patients and facilitates direct data collection, helping generate real-world evidence on diagnosis and treatment.
●Fierce Biotech. IQVIA was recognized by Fierce CRO for our Innovative Approaches to Patient-Centric Research. Our use of AI-powered recruitment strategies, mobile research units and decentralized clinical trials improves the trial experience for both patients and sites.
●WCG. Based on feedback from over 12,000 participants, IQVIA was honored with the WCG Pinnacle Award for Site Relationship in Professionalism and Communication.
●My Green Lab International Freezer Challenge. The International Freezer Challenge is an annual My Green Lab competition for laboratories to find innovative solutions to optimize how they keep samples cold. Laboratories work to improve energy efficiency and sample accessibility while reducing risks and costs, for example by adjusting temperatures, defrosting freezers, and updating inventories. IQVIA’s Edinburgh, U.K. laboratory won in the Hospital/Clinical/Other category based on points earned for energy savings and cold storage management practices.
●Everest Group. IQVIA was the only clinical research organization to achieve top ranking in the AI-deas to Action: Operationalizing Generative AI in Life Sciences report. The Everest Group® highlighted the strength of our end-to-end generative AI capabilities. IQVIA was also named a Leader in the 2025 Everest Group Life Sciences AI and Analytics Services for Commercial PEAK Matrix® Assessment. This recognizes our industry impact and ability to deliver AI and analytics services.
●KLAS Award. Recognition for our excellence as a software and service company helping healthcare professionals improve patient care. Rankings are a direct result of the feedback of IQVIA’s customers over the last year. Customers assess strict criteria, making this a prestigious award across our sector.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Enhancements to Our Executive Compensation Program Based on Investor Feedback
The key features of the program, which are consistent with feedback received from stockholders, are highlighted below.

Transparency Provide specific scoring and/or payouts for each performance measure	Formula Utilize a formula to determine short-term incentive awards with 65% to 80% of total payout based on annual financial targets
Targets Disclose objective targets for key performance metrics
Simplicity Focus on four key performance measures
Limited Discretion Cap the LDC Committee’s upward discretion to no more than 1/6th of the final award, and require a clear and detailed rationale for any individual performance adjustments
Weightings Establish specific weightings for each performance measure for each named executive officer
Our Board and management are committed to regular engagement with our stockholders. We seek stockholder feedback through our annual say-on-pay votes as well as through discussions with our stockholders in connection with our annual stockholder meetings and in the “off-season,” where we discuss compensation, governance, and other issues of importance and interest to our stockholders. Set forth below are key enhancements to our executive compensation program and related disclosures in recent years that were in direct response to stockholder feedback:
●Further Streamlined Annual Plan. In response to investor feedback, and based on discussions with our external compensation consultant, the LDC Committee simplified the Formula-Based Payout Factor for the Short-Term Incentive Awards by reducing the number of performance measures used in the calculation from five to four beginning in 2024.
●Aligned Timing of Annual Grant to Non-Employee Directors to Annual Meeting of Stockholders. To align with the annual election of all directors, and upon the recommendation of the LDC Committee, the Board changed the timing of the grant of the annual equity retainer to non-employee directors to be effective on the date of the annual meeting of stockholders beginning with the 2025 Annual Meeting. This decision was based, in part, on the market review conducted by our external compensation consultant and to align with market practice for unclassified boards.
●Disclosed Peer Group. The LDC Committee changed the criteria used to select the Company’s compensation peer group to better align with the Company’s near-term strategic objectives and, based on the new criteria, selected a new compensation peer group in 2023 used for all named executive officers, including our Chief Executive Officer, eliminating the supplemental compensation peer group previously used for our Chief Executive Officer. We also significantly increased disclosure in 2023 about the criteria used to select the compensation peer group. The LDC Committee did not make any changes to the compensation peer group in 2025.
●Implemented Negative TSR Cap. The LDC Committee adopted a policy, beginning with the performance shares granted in 2023, to cap the payout at target for the portion of performance shares based on Relative Total Stockholder Return (TSR) if our absolute TSR for the three-year performance period is negative.
●Increased Mix of Performance Shares. The LDC Committee changed the mix of long-term incentive awards granted to our named executive officers to increase the percentage of performance shares as a percentage of the total long-term incentive awards granted from 50% in 2022 to 75% in 2023. Restricted stock units are no longer included in our annual long-term incentive awards granted to named executive officers.
●Increased Relative TSR Target Performance. Beginning with the performance shares granted in 2023, the LDC Committee approved an increase in the Relative TSR target performance from the median to the 55th percentile for the three-year TSR vs. Relative TSR performance metric of our performance shares to receive a target payout of 100% for that portion of the performance shares.

46	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
●Limited Discretion and Increased Transparency. Implemented for 2022 short-term incentive payouts, the payout earned under each non-Revenue/Profit performance measure was based on a linear interpolation within the target range, based on the score earned by each executive within a 20-point scale, plus or minus eight percentage points, with the LDC Committee providing the rationale for any deviations from a straight-line interpolated payout.
Elements of Our Executive Compensation Program
The primary elements of our 2025 executive compensation program are described below.

Key Components	How Paid	Overview	Key Benchmarks/Performance Measures

Base Salary	Cash	Fixed compensation to attract and retain executives and balance performance-linked compensation	●Benchmarked to peer group ●Adjusted for experience, role, and performance
Annual Incentive Awards	Cash	Variable annual compensation to motivate and reward executives for achieving annual financial goals and strategic milestones that are critical to our strategic priorities Limit: 0%-200% of target	●Revenue, profit and cash flow metrics represent 65% to 80% of total ●Operational, strategic, leadership, and governance metrics represent 20% to 35% of total
Long-Term Incentive Awards	Performance Shares 75%
Variable long-term equity-based compensation to motivate and reward executives for achieving key longer-term financial performance and stockholder return objectives
Final awards determined based on achievement relative to pre-established corporate performance metrics over a three-year performance period
Limit: 0%-200% of target shares
●Adjusted Diluted EPS Growth (75%) ●Relative TSR (25%)
	Stock Appreciation Rights 25%	Variable long-term equity-based compensation to encourage absolute performance and long-term value creation Awards vest ratably over three years and have a ten-year exercise term	●Stock price appreciation

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Compensation and Governance Practices
Below we highlight certain of our key practices that we consider good governance features of our executive compensation program.

WHAT WE DO

✓	Align significant percentage of executive pay with performance	✓	Use an objective, formulaic approach to determining short-term incentive awards, with 65%-80% of the total payout based on annual financial metrics
✓	Annual say-on-pay vote	✓	Conduct an annual compensation risk review and assessment
✓	Set challenging yet achievable performance objectives for our senior executive leadership team, including our named executive officers	✓	Conduct annual performance evaluations of the named executive officers at the LDC Committee level
✓	Appropriately balance short- and long-term incentives	✓	Limit LDC Committee discretion to adjust short-term incentive awards to no more than 1/6th of the final award
✓	Offer transparent disclosure of achievements for all performance measures and metrics used to determine short-term incentive awards	✓	Cap the payout at target for the portion of performance share awards based on Relative TSR if our absolute TSR for the performance period is negative
✓	Use multi-year vesting requirements for long-term awards	✓	Regularly engage with our stockholders on our compensation program and implement enhancements based on feedback received
✓	Include non-solicitation and non-competition provisions in award agreements	✓	Utilize expertise of an external independent compensation consultant
✓	Align executive compensation with stockholder returns by providing the majority of total compensation in the form of performance-based long-term incentive equity awards	✓
Maintain two clawback policies, one applicable to our Section 16 officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement and a second, supplemental clawback policy that applies to a wider set of employees (in addition to Section 16 officers) and covers a broader set of misconduct

✓	Maintain robust share ownership guidelines	✓	Utilize a competitive peer group

WHAT WE DON’T DO

✗	Sign contracts with multi-year guaranteed salary increases or non-performance bonus arrangements	✗	Reprice underwater stock options or Stock Appreciation Rights without stockholder approval
✗	Gross up for excise taxes	✗	Pay unearned dividends prior to vesting
✗	Provide single-trigger equity vesting	✗	Allow hedging or pledging of Company shares

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COMPENSATION DISCUSSION AND ANALYSIS
Say-on-Pay
Named Executive Officer Compensation at a Glance
The following illustrations depict the amount and mix of compensation provided to our Chief Executive Officer and other named executive officers in 2025 ($ in thousands). The amounts for Mr. Grenfell have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2025 (~1.32 USD/GBP).

Ari Bousbib

$1,800	$4,966	$20,278

$27,044

Ronald E. Bruehlman

$11,200

W. Richard Staub, III

$8,743

Alistair R. Grenfell

$9,437

Eric M. Sherbet

$5,429

■	Base Salary	■	Short-Term Incentive Award	■	Long-Term Incentive Award
The following charts reflect the mix of pay for our Chief Executive Officer (90% performance-linked) and the average for our other named executive officers in 2025 (90% performance-linked).

Chief Executive Officer	Average of other Named Executive Officers

Say-on-Pay
The Board and the LDC Committee are committed to providing transparency about our compensation practices and strive to ensure our executive compensation program aligns with the interests of our stockholders and reflects our pay-for-performance philosophy. The Board measures this alignment in part through an annual advisory say-on-pay vote. At the 2025 Annual Meeting, the Company’s stockholders approved the compensation of the named executive officers, with 83% of stockholders casting votes in favor of the say-on-pay proposal. The Board, LDC Committee and management regularly consider the level of support provided by stockholders in the annual say-on-pay proposals in its compensation decisions and stockholder engagement approach. For the past several years, as highlighted by our Lead Independent Director in his letter to stockholders, we have regularly engaged with our stockholders to obtain valuable insights and feedback to better understand our stockholders’ priorities and perspectives, which the Board and LDC Committee have incorporated into their deliberations and decision-making.
See the “—Executive Summary—Enhancements to Our Executive Compensation Program Based on Investor Feedback” section on pages 46-47 for more information regarding our stockholder engagement program including detailed enhancements to our executive compensation program made as a direct result of feedback received from our stockholders over the past several years.

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy
Compensation Philosophy
Our compensation philosophy continues to focus on creating an alignment between executive compensation and business performance by rewarding our named executive officers for achieving financial, strategic, operational, leadership and governance goals that are intended to contribute to long-term stockholder value. To that end, our executive compensation program is designed to:
●Attract and retain experienced top-talent to serve in leadership positions and to lead our organization over the long term
●Motivate our executives by providing compensation that is directly linked to both our short- and long-term performance
●Align the interests of our executive officers with those of our stockholders by delivering a substantial portion of total compensation through performance- and time-based equity awards with robust share ownership guidelines
●Ensure that compensation-related risks are managed appropriately to safeguard the interest of our stockholders, and employees through balanced program design, risk-mitigation policies, and independent oversight by the LDC Committee
Our executive compensation program incorporates specific features to support the achievement of these goals and to promote related objectives that are important to our long-term success. In addition, the LDC Committee believes it is appropriate for short- and long-term incentives awarded to our named executive officers to vary based on the relative contribution of each individual to IQVIA’s success.
Compensation of Our Chief Executive Officer
The Board and the LDC Committee believe that our Chief Executive Officer’s performance has been exceptional and that he has been critical to the success of our Company. Customers, patients, employees and stockholders have derived significant long-term benefits during his tenure. At the time of the Merger, our Chief Executive Officer was instrumental in defining our strategy and has superbly executed the transformation of our business into a leading global provider of advanced analytics, technology solutions and contract research services in the life sciences industry.
The Company, under our Chief Executive Officer’s leadership, continued to advance our mission to accelerate innovation for a healthier world despite significant macroeconomic uncertainty and difficult industry dynamics in 2025, most notably external factors that slowed customer decision-making. Senior management took decisive actions internally, including implementing numerous initiatives to operate more efficiently and limit spending wherever possible as we faced significant challenges and adverse external factors that were again persistent in 2025. We continued to invest for the long term and never lost focus on our mission or our strategic and client priorities as we navigated these headwinds. Our Chief Executive Officer’s strong leadership has been recognized by multiple external organizations, including most recently by IQVIA’s inclusion in Fortune’s list of the World’s Most Admired Companies. IQVIA, once again, for the fifth year in a row, earned first place ranking in its category.
Through the first half of 2025, IQVIA’s stock was adversely impacted by industry headwinds, U.S. policy changes and other regulatory actions, among other factors, affecting the industry with the stock price going from a high of $209.96 to its low at mid-year of $137.00. Supported by the reporting of strong financial results as well as focused execution and robust shareholder engagement by our Chief Executive Officer and Chief Financial Officer, the stock demonstrated a strong recovery in the second half of the year with the stock ending the year at $225.41, representing a 64.5% appreciation over the low for the year. For the full year 2025, IQVIA’s total shareholder return was 14.7%.
Our Chief Executive Officer was instrumental in leading our initiatives to help realize the potential of AI in healthcare and life sciences. Key AI-related achievements in the last year included the following:
●Established strategic partnership with NVIDIA to help accelerate IQVIA Healthcare-grade AI®, enabling new levels of agentic automation of complex and time-consuming workflows across the therapeutic life cycle with the precision, scalability, and trust required by IQVIA’s customers
●Established strategic collaboration with Amazon Web Services (AWS), naming AWS as IQVIA’s Preferred Agentic Cloud Provider. Under the agreement, IQVIA will deploy its AI platform on AWS to enhance scalable, secure and intelligent automation across clinical trial execution, medical affairs and healthcare analytics. This collaboration is designed to improve clinical trial automation and accelerate trial processes

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation of Our Chief Executive Officer
●Continued to progress IQVIA’s AI strategy by launching multiple AI-enabled solutions across business units including: Clinical Trial Financial Suite (an AI-enabled platform orchestrating all financial aspects of clinical trials), IQVIA AI Scientific Literature Review (rapidly scans, extracts, and summarize insights from large volumes of scientific publications), and AI PICO Simulation (AI-augmented modeling to predict population, intervention, comparator, outcome scenarios)
●Positioning the company for sustained growth through the development of AI agents for internal use and external offerings including Global Market Insights Agent and Field Force Companion
Additional key highlights in 2025 included:
●Increased Revenue to $16.3 billion, up 5.9% compared to 2024
●Grew Adjusted EBITDA to $3.8 billion, up 2.8% compared to 2024
●Achieved Adjusted Diluted EPS of $11.92, up 7.1% compared to 2024
●Record backlog of $32.7 billion, up 5.3% compared to 2024
●Free Cash Flow of $2.1 billion, achieving 99% of Adjusted Net Income
●90+ AI patent applications filed
●~80% of new drug launches supported globally
●150+ highly specialized industry AI agents deployed across clinical and commercial workflows
●Deployed total capital investment of approximately $2.4 billion, including $1.8 billion on strategic acquisitions and investments and $0.6 billion on capital expenditures
●Returned $1.2 billion to stockholders through the repurchase of approximately 7.4 million shares
Our Chief Executive Officer also demonstrated a strong commitment to our people, investing considerably in our talented 93,000 employees, and driving numerous human capital initiatives forward, resulting in the following key achievements in 2025:
●Drove employee engagement in 2025, with 85% of employees seeing a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (six points above Fortune 500 Benchmark)
●Maintained our multi-year favorable attrition trend (10.5%, consistent with the low levels achieved in 2024) by giving employees access to opportunities and resources to build the skills they need for tomorrow
●IQVIA was awarded five Human Capital Management Excellence Awards from the Brandon Hall Group in recognition of our talent development programs in the areas of (i) Best New Hire Onboarding Program, (ii) Best Hybrid Learning Platform, (iii) Best Leadership Development Program, (iv) Best Custom Content, and (v) Best Use of Blended Learning
●Established an AI and Data Analytics Skills training series, available to all IQVIA employees, providing our employees with the resources needed to develop their careers and to enhance skills to utilize the AI applications that we are deploying across IQVIA. Since the program's launch, the resources to learn and understand generative AI have received over 230,000 engagements
Our Chief Executive Officer has also taken a leading role in implementing key sustainability initiatives for the Company and working with the Board to further strengthen our governance program. Important governance and sustainability-related achievements reached in the last year included the following:
●Demonstrated commitment to Board refreshment and continuing to thoughtfully enhance the breadth of relevant skill sets and backgrounds on our Board by adding William G. Kaelin Jr., M.D., a Nobel Prize winner, to the Board in November 2025. Dr. Kaelin brings deep scientific expertise and an exceptional academic background, directly addressing feedback from stockholders that they would like to see more industry and scientific experience on our Board
●Continued achievement of 100% My Green Lab (MGL) certification across all IQVIA laboratories, with over 150 employees trained as MGL ambassadors. Our Singapore laboratory attained the highest Green-Level certification, and our Edinburgh laboratory won the International Freezer Challenge, collectively avoiding over 765 metric tons of CO2 emissions through energy-saving initiatives

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COMPENSATION DISCUSSION AND ANALYSIS
Overview of Our Executive Compensation Program
●Redesigned laboratory test kits to eliminate plastic packaging, avoiding approximately 18 metric tons of waste annually. Switched test kit containers to at least 98% recycled material, reducing test kit emissions by 8%, and removed 36 metric tons of single-use plastic outer packaging from test kits
For the ninth consecutive year, IQVIA was named to the Fortune® World’s Most Admired Companies™ list. For the fifth year in a row, IQVIA earned first place in the Healthcare: Pharmacy and Other Services category. Notably, IQVIA ranked first in seven of the nine key attributes evaluated—innovation, people management, use of corporate assets, financial soundness, long-term investment value, quality of products/services and global competitiveness.
Stockholders benefited from these and other steps that the Company took under the Chief Executive Officer’s leadership. Accordingly, the Board and the LDC Committee believe that retention of our Chief Executive Officer is imperative to our success as a company. That view informs their decisions regarding his compensation. For further details about our 2025 highlights, see “—Executive Summary—2025 Business Performance Highlights” above.
See “—2025 Compensation Determinations—2025 Long-Term Incentive Awards” beginning on page 78 for factors considered by the Board and the LDC Committee in determining long-term incentive awards granted to our Chief Executive Officer.
Overview of Our Executive Compensation Program
Roles of the LDC Committee, Board and Management in Compensation Decisions
Our executive compensation program is developed and overseen by the LDC Committee. The LDC Committee consults with and takes into account the views and recommendations of senior management in making decisions regarding our executive compensation program. The LDC Committee is responsible for approving (or recommending for approval to the Board, in the case of the compensation of our Chief Executive Officer) annual base salary increases, annual cash incentive targets, short-term incentive awards, and long-term incentive awards for our named executive officers.
Use of Compensation Consultant
The LDC Committee uses Meridian Compensation Partners, LLC, an independent external compensation consultant (the external compensation consultant) to provide objective analysis, advice and information, including competitive market data and recommendations related to the compensation of our named executive officers. While the external compensation consultant may make recommendations on the form and amount of compensation, the LDC Committee or the Board make all decisions regarding the compensation of our named executive officers.
The external compensation consultant is engaged by and reports directly to the LDC Committee. The LDC Committee is solely responsible for approving payments to the external compensation consultant and for setting the terms, scope and duration of the external compensation consultant’s engagement. The external compensation consultant does not provide services to us other than executive and non-employee director compensation consulting services provided to the LDC Committee.
After considering the independence assessment factors provided under the NYSE listing rules, the LDC Committee determined that the external compensation consultant is independent and that the work the external compensation consultant performed during 2025 did not raise any conflicts of interest.
Benchmarking
The LDC Committee works with our external compensation consultant to better understand and continually monitor market-competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing our identified peer group and conducting a competitive market benchmark analysis of senior officer roles. The LDC Committee also considers, on a supplemental basis, market survey data from the Aon Radford Survey when determining the elements and amount of total direct compensation for our named executive officers.
2025 Compensation Peer Group
The LDC Committee generally targets total target compensation opportunities for our named executive officers, other than our Chief Executive Officer, at or near the median of our peer group but retains flexibility to position named executive officers above or below median based on experience, scope of responsibility, critical skill set, expertise and performance. The LDC Committee considers comparisons to compensation levels at other companies to be helpful in

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COMPENSATION DISCUSSION AND ANALYSIS
Overview of Our Executive Compensation Program
assessing the overall competitiveness of our compensation practices, but places a greater emphasis on aligning overall compensation opportunities rather than individual compensation elements.
The compensation peer group used by the LDC Committee to review our named executive officers’ total target compensation in July 2025 was reviewed by the LDC Committee in May 2025 with no changes to the peer group from the prior year. In 2023, to better align the peer group with the Company’s strategic objectives, the external compensation consultant recommended, and the Company implemented, significant changes to the criteria used to select the Company’s peer group. The following criteria are used as guidelines for selecting peer group companies:

Industry Classification	U.S. publicly-traded companies in related industry segments with strategic filters for global complexity and growth orientation

Revenue	Revenue range of 0.25x to 4.0x IQVIA’s trailing 12-month revenue

Market Capitalization	12-month average market capitalization at least 0.5 of IQVIA and 2x three-year average revenues as exemplified by high growth/ high margin strategies

Non-U.S. Revenue	>25% non-U.S. revenues
The following companies constitute the Company’s peer group, which applies to all of our named executive officers, including our Chief Executive Officer. No changes were made in 2025.

Industry	Company Name

Biotechnology	AbbVie Inc. Amgen Inc. Biogen Inc. Gilead Sciences, Inc. Moderna, Inc. Regeneron Pharmaceuticals, Inc. Vertex Pharmaceuticals Inc.
Healthcare Services	Laboratory Corp of America Holdings
IT Consulting and Services	Accenture plc Cognizant Technology Solutions Corp. Gartner, Inc. International Business Machines Corp.
Life Science Tools and Services	Agilent Technologies, Inc. Avantor, Inc. Danaher Corporation ICON plc Thermo Fisher Scientific, Inc.
Pharmaceuticals	Bristol Myers Squibb Co. Eli Lilly & Co. Merck & Co., Inc. Pfizer Inc. Zoetis Inc.
Non-binding Company grant guidelines
Long-term incentive award values are determined in part based on non-binding Company grant guidelines, which the LDC Committee develops each year. These guidelines set forth proposed long-term target award values for our named executive officers and are established to be consistent with peer group and market survey data on target equity award values for employees with similar positions.

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COMPENSATION DISCUSSION AND ANALYSIS
Elements of Compensation
Key Features to Align Executive Pay with Stockholder Interests
As illustrated below, we tie our executive compensation program to our long-term business strategy by keeping our executives focused on, and rewarding them for, the achievement of short- and long-term goals that are integral to our strategy.

Compensation Component	Link to Strategy	Strategy and Performance Alignment

Annual Incentives
●A significant portion of our named executive officers’ individual performance is tied to one or more of our strategic goals
●Compensation is linked to corporate performance through our use of specified Revenue, Adjusted EBITDA and Adjusted Diluted EPS goals and cash flow metrics to determine annual cash incentive awards
●Compensation is linked to sustainability performance through our inclusion and evaluation of sustainability-related objectives when determining annual cash incentive awards

Aligns named executive officers with stockholders’ interests by:
●Rewarding individual achievement of strategic goals that are made more challenging each year and are designed to position the Company as an industry leader
●Incentivizing behavior consistent with strong annual Revenue/Profit and Cash Flow performance
●Reinforcing the importance of long-term sustainability and execution of our sustainability initiatives intended to support achievement of our human capital management goals and help drive financial results

Long-Term Incentives
●We ensure that long-term incentive awards have sufficient retentive value because retaining our named executive officers is crucial to realizing our strategic goals
●We consider individual performance (which is tied to our strategic goals) in setting the targeted value of our named executive officers’ long-term incentive awards

Further aligns named executive officers’ interests with stockholders’ interests by:
●Linking a substantial portion of total compensation to long-term corporate performance using long-term incentive awards, including performance shares based on Relative TSR and Adjusted Diluted EPS targets set at the time of grant
●Setting three-year vesting periods for our long-term incentive awards that link their payouts to our long-term corporate and share price performance
●Including discretion to recoup equity awards in the event of a restatement of our financial statements, as a result of misconduct or in the event of a breach of restrictive covenants

See the “—Executive Summary—Enhancements to Our Executive Compensation Program Based on Investor Feedback” section on pages 46-47 for further details on the numerous enhancements we have made to our executive compensation program and related disclosures based on our engagement with investors.
Elements of Compensation
The following is a discussion of the primary elements of compensation for each of our named executive officers.
Base Salary
The purpose of base salary is to:
●provide financial predictability and stability through fixed compensation that is less than a majority of total direct compensation at target for the named executive officers
●provide fixed compensation at market-competitive rates that will attract new executives and retain our existing executives
●provide fixed compensation that reflects the scope, scale and complexity of the executive role

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COMPENSATION DISCUSSION AND ANALYSIS
Elements of Compensation
Annual base salaries for our named executive officers may be adjusted by the LDC Committee based upon the recommendations of our Chief Executive Officer (except with respect to his own salary) as well as market benchmarking data and analysis. The Chief Executive Officer’s recommendations with respect to any particular named executive officer generally are based upon the executive’s individual performance review for the prior year, the executive’s leadership and contributions to Company performance, market conditions, peer group and/or market survey data, and our overall budgetary guidelines.
The LDC Committee takes all of these factors into account when making its decisions but does not assign a specific or pre-determined weight to any one factor. In addition to the annual review, the LDC Committee may adjust base salaries during the year in connection with promotions, increases in responsibilities or to maintain competitiveness in the market.
Short-Term Incentive Awards
Overview
The objective for our short-term incentive award program (the Annual Plan) is to incentivize and reward achievement of our annual financial and strategic goals and to establish appropriate corporate performance objectives to ensure our named executive officers are accountable for and motivated to deliver a high degree of financial and operational performance without excessive risk-taking.
Annual Plan awards are conditioned on the achievement of corporate and individualized performance measures. Given the broad range of strategic actions necessary to execute the ongoing transformation of our business, the individual performance measures provide a necessary balance to the corporate performance measures and reward our named executive officers for accomplishments beyond strong financial results. The individual performance measures also help mitigate any risk that financial targets will be pursued at the cost of long-term sustainability.
At the beginning of each fiscal year, the LDC Committee establishes the metrics and corresponding targets for the performance measures for each named executive officer based on the Company’s targeted financial performance and objectives for the year. The targets are intended to be realistic, but rigorous. Performance measures consist of a series of key financial, strategic, operational, leadership and governance metrics that relate to the duties of the named executive officer in support of the business objectives for the year.
For each named executive officer, awards under the Annual Plan are calculated as follows:

Base Salary	X	Target Incentive	X	Formula-Based Payout Factor	(±)	Individual Performance Adjustment	=	Award Payout

Base salary
Short-term incentive compensation for named executive officers is determined using their base salary as the initial building block in the award calculation.
Target incentive
The LDC Committee determines a target annual short-term incentive for each named executive officer, ranging between 0% and 200% of base salary. Target incentive amounts are reviewed annually to determine whether adjustments are appropriate.
Formula-Based Payout Factor
The Formula-Based Payout Factor reflects the weighted achievement with respect to four performance measures: Revenue/Profit and Cash Flow, which evaluate corporate performance; and Operational/Strategic and Leadership/Governance, which are tailored for each named executive officer.
Individual performance adjustment
Adjustments, if any, are made based on the judgment of the LDC Committee and any upward adjustment is limited to no more than 1/6th of the final award and in no event may an Individual Performance Adjustment result in a named executive officer’s Formula-Based Payout Factor exceeding 200% of target.

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COMPENSATION DISCUSSION AND ANALYSIS
Elements of Compensation
Performance measures
The four performance measures that determine the Formula-Based Payout Factor for the 2025 Annual Plan are described below.

Revenue/Profit
Revenue and profit achievement create a direct link between executive compensation and the Company’s results of operations. As further described below, the component metrics for this performance measure are Revenue, Adjusted EBITDA, and Adjusted Diluted EPS, which align with how such metrics are calculated in the Company’s publicly disclosed earnings releases.

Cash Flow
Cash flow is a key measure of the Company’s financial performance. The principal cash flow performance measure is Free Cash Flow. Additional metrics may include Quarterly Average Net Days Sales Outstanding and Capital Intensity in a given year based on the LDC Committee’s determination, taking into account the views and recommendations of senior management as to what cash flow metrics the Company should prioritize based on our strategic goals.

Operational/Strategic
The LDC Committee selected operational and strategic performance as a performance measure because we are engaged in a strategic transformation of our business, and the achievement of specific operational and strategic goals—beyond annual financial measures—is critical to achieving our short- and long-term financial objectives. The LDC Committee establishes individualized metrics for this performance measure annually for each named executive officer.

Leadership/Governance
Leadership and governance actions and achievements can have a profound influence on the Company’s success or failure, its human capital management efforts, its long-term risk management and its financial results. The LDC Committee establishes individualized metrics for this performance measure annually for each named executive officer.

Weightings
Each year, the LDC Committee assigns each of the performance measures a specific weighting that may differ for each named executive officer. The weightings, which may vary from year to year, are determined based on each named executive officer’s contribution to, or responsibility for, a given performance measure and the Company’s overall priorities for the year. The performance measures are underpinned by a set of specific metrics that also may vary from year to year—both in substance and in weighting—for each named executive officer. The relative payout for each performance measure will be multiplied by the weighting for the applicable named executive officer before being added to the other performance measure payouts to calculate the named executive officer’s Formula-Based Payout Factor. In other words, the Formula-Based Payout Factor, which can range from 0% to 200%, reflects the weighted achievement of the four performance measures.
For 2025, the weightings are set forth below under the section entitled “—2025 Compensation Determinations—2025 Short-Term Incentive Awards—Weightings.”

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COMPENSATION DISCUSSION AND ANALYSIS
Elements of Compensation
Metrics for the Revenue/Profit performance measure
The Revenue/Profit performance measure incorporates the three corporate metrics described below. These metrics align with the Company’s public financial guidance pronouncements, reflecting a direct link between executive compensation and the key performance measures we provide in earnings reports.

Metric	Description and Reason Selected

Revenue	●“Revenue” is defined as the Company’s revenue from our Consolidated Statements of Income ●The LDC Committee believes Revenue is a key driver of stockholder value and earnings growth over time
Adjusted EBITDA
●“Adjusted EBITDA” is defined as the Company’s income or loss from our Consolidated Statements of Income before interest income and expense, income taxes, depreciation and amortization, and further adjusted to eliminate restructuring and related expenses, income from noncontrolling interests, stock-based compensation, acquisition related expenses, deferred revenue purchase accounting adjustments, loss on extinguishment of debt, earnings in unconsolidated affiliates, and other certain nonoperating and nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted EBITDA included in the Company’s earnings releases
●The LDC Committee believes Adjusted EBITDA is an important measure of financial performance and the ability to service debt and reflects our near- and long-term goal of increasing profitability

Adjusted Diluted Earnings Per Share
●“Adjusted Diluted Earnings Per Share” or “Adjusted Diluted EPS” means our diluted earnings per share, as reported, excluding all adjustments made to Net Income or loss from our Consolidated Statements of Income to arrive at Adjusted EBITDA with the exception of interest expense and depreciation and amortization, as well as incremental adjustments for purchase accounting amortization and certain nonoperating and nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted Diluted EPS included in the Company’s earnings releases
●The LDC Committee believes Adjusted Diluted EPS is an important measure of Company performance and a fundamental metric for the investment community

The payout for the Revenue/Profit performance measure is determined based on a quantitative assessment of the Company’s achievement against pre-established targets for each of these metrics.
These targets are set at the beginning of each fiscal year by the LDC Committee and will vary depending on the Company’s annual objectives. The payout percentage for each metric can range from 0% (if the threshold levels of performance set by the LDC Committee are not achieved) to 200% (if the maximum levels set by the LDC Committee are achieved or exceeded), with 100% payout for achieving the metric target set by the LDC Committee. The payout percentage is then multiplied by the metric’s weight.
When a result falls between these reference points, we use linear interpolation to determine the resulting payout.

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COMPENSATION DISCUSSION AND ANALYSIS
Elements of Compensation
Metrics for the Cash Flow performance measure
The Cash Flow performance measure incorporates the three corporate metrics described below which the LDC Committee believes are the cash flow metrics that should be prioritized based on the Company’s current strategic goals.

Metric	Description and Reason Selected

Free Cash Flow as a Percent of Adjusted Net Income
●“Free Cash Flow as a Percent of Adjusted Net Income” is defined as Operating cash flow minus capital expenditures as a percentage of Adjusted Net Income
●Free Cash Flow measures our ability to generate cash for reinvestment in the business to fund growth initiatives and acquisitions, to return to stockholders via share repurchases, and for debt repayment, among other uses

Quarterly Average Net Days Sales Outstanding
●“Quarterly Average Net Days Sales Outstanding” is a quarterly measurement of the average number of days to collect payment from customers from the time revenue is recognized. The Quarterly Average Net Days Sales Outstanding metric takes into consideration accounts receivable, unbilled amounts and unearned income
●Quarterly Average Net Days Sales Outstanding is a key driver of Free Cash Flow and reflects effective accounts receivable/working capital management

Capital Intensity
●“Capital Intensity” is total capital expenditures as a percent of Revenue for a given year
●This measure helps define capital affordability in aligning our revenues to the amount of money we are spending on internal investments that will generate mid- to long-term returns for stockholders

For the Cash Flow performance measure, the LDC Committee assigns a rating of 1–5 points for each of the underlying metrics based on the following criteria:

Score	Rating	Description

5	Significantly Overperform	Achieved more than expected
4	Overperform	Exceeded some expectations and achieved other expectations
3	Meets Expectation	Achieved expected results
2	Underperform	Achieved expected results in some areas and did not achieve expected results in other areas
1	Significantly Underperform	Did not achieve any expected results
The scores for each metric under a performance measure are totaled and normalized for a 20-point scale, and then the LDC Committee determines the named executive officer’s payout within the score ranges set forth below.

Total Score	Low	High	Total Score	Low	High

17-20	176%	200%	9-12	76%	125%
13-16	126%	175%	1-8	0%	75%
In response to investor feedback for greater insight into short-term incentive award determinations, the payout under each performance measure is based on a linear interpolation within the range based on the score within the 20-point scale, plus or minus eight percentage points, with the rationale provided for any deviations from a straight-line interpolated payout. To illustrate, if the total score for a particular performance measure is 15, the straight-line interpolated payout would be 159%, and the payout could be between 151% and 167% based on the specific considerations utilized by the LDC Committee in determining a payout.

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COMPENSATION DISCUSSION AND ANALYSIS
Elements of Compensation
Metrics for the other performance measures
For each of the other two performance measures, the LDC Committee assigns a rating of 1–5 points for each of the underlying metrics based on the following criteria:

Score	Rating	Description

5	Significantly Overperform	Achieved more than expected
4	Overperform	Exceeded some expectations and achieved other expectations
3	Meets Expectation	Achieved expected results
2	Underperform	Achieved expected results in some areas and did not achieve expected results in other areas
1	Significantly Underperform	Did not achieve any expected results
The scores for each metric under a performance measure are totaled and normalized for a 20-point scale, and then the LDC Committee determines the named executive officer’s payout within the score ranges set forth below.

Total Score	Low	High	Total Score	Low	High

17-20	176%	200%	9-12	76%	125%
13-16	126%	175%	1-8	0%	75%
In response to investor feedback for greater insight into short-term incentive award determinations, the payout under each performance measure is based on a linear interpolation within the range based on the score within the 20-point scale, plus or minus eight percentage points, with the rationale provided for any deviations from a straight-line interpolated payout. To illustrate, if the total score for a particular performance measure is 15, the straight-line interpolated payout would be 159%, and the payout could be between 151% and 167% based on the specific considerations utilized by the LDC Committee in determining a payout.
The key individual performance metrics used for our named executive officers, along with an assessment of the level of achievement for all 2025 performance measures, are summarized below under “—2025 Compensation Determinations—2025 Short-Term Incentive Awards.” We disclose the metrics used for each individual performance measure, but we consider the specific targets used to evaluate certain of the metrics to be confidential and commercially-sensitive information, and believe their disclosure would result in competitive harm to the Company.
Individual performance adjustment
The Annual Plan permits the LDC Committee to make individual adjustments to the final award for each named executive officer. These adjustments are designed to recognize an individual’s relative contribution to our financial, operational and strategic success during the year that the LDC Committee does not believe are adequately reflected by the Formula-Based Payout Factor. Adjustments may be positive or negative, based on the LDC Committee’s judgment. However, upward adjustments are limited to no more than 1/6th of the executive’s final award, and they may never cause a named executive officer’s Formula-Based Payout Factor to exceed 200% of target.
The LDC Committee’s determinations for 2025 with respect to the Annual Plan are discussed below under the section entitled “—2025 Compensation Determinations—2025 Short-Term Incentive Awards.”
Long-Term Incentive Awards
We believe that substantial long-term returns for our stockholders are achieved through a culture that focuses on long-term performance by our named executive officers and other senior management. By providing senior management with a meaningful equity stake in the Company, we are better able to align their interests with and create value for our stockholders.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS
Elements of Compensation
In 2025, our annual grant of long-term incentive awards to our named executive officers under our 2017 Incentive and Stock Award Plan consisted of a combination of performance shares and stock appreciation rights, allocated as shown below.

Percentage of LTI Total

LTI Award Component	2025

Performance Shares	75%
Stock Appreciation Rights	25%
Rationale for selected forms of equity
Performance shares
We believe that performance shares hold our named executive officers accountable for achieving key strategic objectives that maximize value creation for our stockholders. The performance shares granted to a named executive officer in 2025 will be earned based on our financial results over the three-year period from January 1, 2025 through December 31, 2027, generally subject to the executive’s continued service with the Company through the end of the performance period.
Stock appreciation rights
The LDC Committee believes that Stock Appreciation Rights (SARs) strengthen the alignment of compensation with the creation of value for our stockholders. The SARs granted to our named executive officers in 2025 will vest as to one-third of the underlying shares on each of the first three anniversaries of the grant date, generally subject to the named executive officer’s continued service with the Company through the applicable vesting dates.
Metrics for performance shares
Performance shares will vest, if at all, based on the Company’s results for the two performance metrics described below. The number of performance shares a named executive officer may earn ranges from 0% of the executive’s target award (if the threshold levels of performance are not achieved) to 200% of the target award (if the maximum levels are achieved or exceeded). Each earned and vested performance share will be settled for one share of our common stock.

Performance Metric	Description and Reason Selected

Relative Total Stockholder Return
●“Relative Total Stockholder Return” or “Relative TSR” (TSR) is a measure of the Company’s stockholder value creation relative to an appropriate market index over three years. It combines share price appreciation and dividends, if any, paid to show the total return to stockholders expressed as an annualized percentage.
●The LDC Committee views this metric as closely correlated with long-term returns to stockholders.

Adjusted Diluted Earnings Per Share
●“Adjusted Diluted Earnings Per Share” or “Adjusted Diluted EPS” means, with respect to each fiscal year during the performance period, our diluted earnings per share, as reported, including all adjustments made to Net income or loss from our Consolidated Statements of Income to arrive at Adjusted EBITDA, with the exception of interest expense and depreciation and amortization, as well as incremental adjustments for purchase accounting amortization and certain nonoperating and nonrecurring items. This definition is the same, and reconciled to the nearest comparable GAAP financial measure in the exact same manner, as Adjusted Diluted EPS included in the Company’s earnings releases.
●The LDC Committee believes this metric is an important measure of Company performance and a fundamental metric for the investment community.

*    The Adjusted Diluted EPS goal is based on our three-year Adjusted Diluted EPS growth, and is subject to adjustment based upon the occurrence of certain corporate events in accordance with the 2017 Incentive and Stock Award Plan. The calculation may be subject to other adjustments for material or non-recurring events occurring during the relevant fiscal year as determined by the LDC Committee in its sole discretion.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations
How long-term incentive awards are determined
We provide our named executive officers with long-term incentive awards to promote retention, to incentivize sustainable growth and long-term value creation, and to further align the interests of our executives with those of our stockholders during the vesting periods. The LDC Committee considers a number of factors in determining the long-term incentive award grants to our named executive officers, including:
●The Company’s non-binding grant guidelines
●A review of peer group data
●The retentive value of each executive’s unvested long-term incentive awards
●Individual performance evaluations
●The performance objectives for each named executive officer
●An assessment of the executive’s position, role and responsibilities within the Company
●The overall competitiveness of each executive’s total direct compensation opportunity
●Internal equity considerations
●The impact of the grants on long-term incentive plan usage and share dilution
The LDC Committee’s determinations with respect to long-term incentive award grants to our named executive officers during 2025 are discussed below, under the section entitled “—2025 Compensation Determinations—2025 Long-Term Incentive Awards.”
2025 Compensation Determinations
Below we discuss the LDC Committee’s key compensation decisions in setting 2025 base salary and short- and long-term incentives. The LDC Committee’s process for determining executive compensation, and the specific terms of each compensation component, are described above, under “—Overview of Our Executive Compensation Program” and “—Elements of Compensation.”
2025 Base Salary
The following table sets forth the annual base salaries for each named executive officer. The LDC Committee reviews the base salary of each named executive officer annually and determines whether to make an adjustment.

Named Executive Officer	2025 Base Salary

Ari Bousbib	$1,800,000
Ronald E. Bruehlman	$905,000
W. Richard Staub, III	$800,000
Alistair R. Grenfell(1)	$629,907
Eric M. Sherbet	$665,000
(1)For Mr. Grenfell, who is based in the U.K., his 2025 base salary has been converted from British Pounds Sterling (GBP) to U.S. dollars using the average of the monthly average exchange rates for 2025 (~1.32 USD/GBP).

IQVIA HOLDINGS INC. | 2026 Proxy Statement	61

COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations
2025 Short-Term Incentive Awards
Target incentive
Each of our named executive officers was eligible for an annual short-term incentive award for their work in 2025 ranging from 0% to 200% of their target incentive. The target short-term incentive opportunity (expressed as a percentage of base salary) for each of our named executive officers for 2025 under the Annual Plan was as follows:

Named Executive Officer	Target Annual Incentive as a Percentage of Annual Base Salary

Ari Bousbib	200%
Ronald E. Bruehlman	100%
W. Richard Staub, III	100%
Alistair R. Grenfell	100%
Eric M. Sherbet	85%
Weightings
For 2025, the LDC Committee assigned weightings for the performance measures for each named executive officer in the percentages shown below.

Performance Measure	Ari Bousbib	Ronald E. Bruehlman	W. Richard Staub, III	Alistair R. Grenfell	Eric M. Sherbet

Financial Measures
Revenue/Profit	50%	50%	60%	60%	50%
Cash Flow	20%	30%	10%	10%	15%
Operational/Strategic	15%	10%	20%	20%	15%
Leadership/Governance	15%	10%	10%	10%	20%
Financial performance measures account for 70% of Mr. Bousbib’s calculated payout, 80% of Mr. Bruehlman’s calculated payout, 70% of Messrs. Staub’s and Grenfell’s calculated payouts, and 65% of Mr. Sherbet’s calculated payout.
Performance measures
The corporate financial performance measures apply to each of our named executive officers, though they are weighted differently depending upon the executive’s role. We disclose the financial targets underlying the performance measures below. The specific targets used to evaluate certain of the metrics for the Operational/Strategic and Leadership/Governance performance measures are confidential and commercially-sensitive information, and we believe their disclosure would result in competitive harm to the Company.

Performance measures	Metrics used to assess performance

Financial Measures
Revenue/Profit	●Revenue ●Adjusted EBITDA ●Adjusted Diluted EPS
Cash Flow	●Free Cash Flow as a Percent of Adjusted Net Income ●Quarterly Average Net Days Sales Outstanding ●Capital Intensity
Operational/Strategic	Varies by individual
Leadership/Governance	Varies by individual

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations
Revenue/Profit performance measure
The Revenue/Profit performance measure is based on achievement of certain Revenue, Adjusted EBITDA, and Adjusted Diluted EPS results, as further described above in the section entitled “—Overview of Our Executive Compensation Program” and “—Elements of Compensation—Short-Term Incentive Awards.”
The following table sets forth the weighted payouts for each metric and the aggregate payout for the Revenue/Profit performance measure approved by the LDC Committee.

Metric	Threshold (75% payout)	Target (100% payout)	Maximum (200% payout)	2025 Actual Achievement	Unweighted Payout	Weight	Weighted Payout

Revenue(1)	$13,536	$15,925	$18,314	$16,310	116.1%	30.0%	34.8%
Adjusted EBITDA(1)(2)	$3,256	$3,830	$4,405	$3,788	98.2%	25.0%	24.5%
Adjusted Diluted EPS(2)	$10.08	$11.86	$13.64	$11.92	103.4%	45.0%	46.5%
				Final Payout			105.9%
(1)$ in millions
(2)See reconciliations of non-GAAP items in Appendix A of this Proxy Statement.
Cash Flow performance measure
The Cash Flow performance measure is based on achievement of Free Cash Flow as a Percent of Adjusted Net Income, Quarterly Average Net Days Sales Outstanding, and Capital Intensity results, as further described above in the section entitled “—Overview of Our Executive Compensation Program” and “—Elements of Compensation—Short-Term Incentive Awards.”
The following table shows highlighted achievements for the metrics that make up the Cash Flow performance measure.

Metric	Performance Summary	Score

Free Cash Flow as a Percent of Adjusted Net Income	●$2.1 billion Free Cash Flow achieved, which is 99% of our Adjusted Net Income, significantly exceeding the target range of 80% to 90%	5 out of 5
Quarterly Average Net Days Sales Outstanding	●The Quarterly Average Net Days Sales Outstanding was 10 days in 2025, significantly exceeding the target of 18 days	5 out of 5
Capital Intensity	●Achieved Capital Intensity of 3.7%, exceeding our 2025 target of 3.9%	5 out of 5
Based on these achievements, the LDC Committee assessed a normalized total score of 20 out of 20 points for the performance measure, which results in a 200% payout based on the formula’s straight-line interpolation.
Individual performance measures
The LDC Committee set individualized metrics for each named executive officer in February 2025 for the Strategic/Operational and Leadership/Governance performance measures to capture key qualitative and quantitative objectives that are relevant to each executive and important to the execution of the Company’s overall strategy and performance. The following tables identify those metrics and list key highlights from each named executive officer’s 2025 accomplishments for each.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Ari Bousbib Chairman and Chief Executive Officer

Operational/Strategic Performance Measure Metrics	Key Achievements

Achieve operational and strategic objectives
●Continued to progress IQVIA’s AI strategy by launching multiple AI-enabled solutions across business units; advancing IQVIA’s Healthcare-grade AI® campaign; overseeing the filing of 90+ AI patent applications to protect IQVIA’s intellectual property; positioning the company for sustained growth through the deployment of 150+ highly specialized industry AI agents across clinical and commercial workflows; and developing relationships with strategic partners, including Amazon Web Services, Databricks, Medidata, Microsoft, NVIDIA, Oracle, Palantir, Salesforce, Snowflake, and Veeva, to enable ecosystem interoperability, strengthen IQVIA’s AI portfolio and accelerate innovation
●Received industry recognition from Everest Group for our AI leadership—the only clinical research organization to receive the highest ranking for generative AI leadership in life sciences
●Exceeded cost reduction target
●Returned $1.2 billion in cash to stockholders through the repurchase of approximately 7.4 million shares
●Led IQVIA’s M&A strategy, deploying approximately $1.8 billion of capital on strategic acquisitions and other investments, exceeding the target set for revenue contribution from acquisitions in 2025 compared to 2024, and achieving overall growth in line with acquisition strategy
●Completed successful internal reorganization of business units, creating simplified organizational structure to better align with strategic priorities to drive greater innovation and efficiency and achieve synergies from streamlined operations and enhanced collaboration, including promoting 62 leaders to expanded roles
●Completed a rigorous assessment of organizational structure and talent deployment to improve operational effectiveness, resulting in the elimination of approximately 3,300 roles
●Successfully refinanced $1.5 billion Term Loan B and €522 million Term Loan B with new $2.0 billion Term Loan B
●Successfully refinanced $4.5 billion in bank debt maturing in late 2026 and mid 2027, generating approximately $2 million in annual interest expense savings
●Re-priced cross-currency swaps, resulting in $42 million cash settlement from counterparties and $18 million in interest savings, improving profitability

Accelerate R&DS growth
●Delivered industry-leading, record contracted backlog of $32.7 billion, 5.3% growth compared to 2024, exceeding expectations
●Added over 400 net new R&DS customers in 2025, with strong momentum among emerging biopharmaceutical companies, exceeding target
●Increased emerging biopharmaceutical win rate, exceeding target
●Continued to advance global public health strategy, securing significant partnerships and achieving more than 100% growth in study-based global health revenue, significantly exceeding targets
●Successfully executed strategic acquisitions that expanded the Company’s footprint into early-phase oncology and established an early-phase clinical pharmacology presence, both delivering on business case and meeting targets
●Renewed and expanded our Functional Service Provider (FSP) strategic partnerships, including with the majority of top-15 pharmaceutical companies by revenue, exceeding target
●Directed the expansion of AI capabilities and execution across R&DS, developing several agentic AI products tackling some of the most difficult clinical trial workflows to simplify and accelerate them, including for compiling the trial master file, managing the informed consent process, and conducting data review
●Received industry recognition—the WCG Pinnacle Award—for IQVIA’s professionalism and collaboration with clinical trial sites worldwide

64	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Ari Bousbib Chairman and Chief Executive Officer

Operational/Strategic Performance Measure Metrics	Key Achievements

Advance innovation in Real World Solutions and Advanced Analytics
●Real World Solutions achieved double-digit revenue growth compared to 2024, exceeding target
●Accelerated revenue growth in several key business lines, including Medical Affairs and Patient Centered Solutions
●Launched IQVIA Health Communications Group and IQVIA Linguistic Validation Services, strengthening IQVIA’s AI-enabled end-to-end full-service capabilities across Medical Affairs and Patient Centered Solutions
●Expanded IQVIA’s position as a scientific thought leader in real world evidence and patient centered research, publishing more than 250+ external scientific publications—including 120+ on AI—and releasing two industry books outlining best practices for conducting patient centered research, exceeding target
●Drove significant AI innovation within the Real World Solutions business, launching two external real world AI products, including IQVIA AI Scientific Literature Review (uses healthcare grade AI to rapidly scan, extract, and summarize insights from large volumes of scientific publications) and AI PICO Simulation (AI-augmented modeling to predict population, intervention, comparator, outcome scenarios)
●Expanded IQVIA’s COA portfolio of IQVIA-owned and partner owned instruments, covering hundreds of patient experience domains, exceeding target
●Awarded “Best Mobile App for Patient Engagement” in the ninth annual MedTech Breakthrough Awards for our Health Research Space platform, which enables study participants to participate in studies from wherever they are located by phone, tablet or computer, supporting clinical trial efficiencies and improving patient care

Execute on our commercial solutions strategy
●Led overall business strategy of Technology and Analytics Solutions (TAS), resulting in TAS revenue of $6.6 billion, up 7.6% compared to 2024, exceeding revenue target
●Revitalized the Contract Sales and Medical Solutions (CSMS) business, leading overall strategy that drove revenue to $788 million—up 9.7% from 2024 and significantly above target
●~80% of new drug launches supported globally
●Achieved double digit growth in MedTech and Consumer Health, exceeding target
●Completed strategic acquisition of a value-based care performance analytics software platform and increased our capabilities in payer analytics, achieving target
●Launched AI agents for data and analytics and several external products, including Global Market Insights Agent and Field Force Companion, securing contracts with several top-20 pharmaceutical companies by revenue
●Received multiple prestigious industry recognitions in 2025, including being named as one of the “World’s Top HealthTech Companies” by TIME magazine, one of the “World’s Best Management Consulting Firms” by Forbes, and as a Leader in Everest Group’s Life Sciences AI and Analytics Services for Commercial PEAK Matrix® Assessment 2025

Based on these achievements, the LDC Committee assessed a total score of 12 out of a possible 20 points for this performance measure, which results in a 125% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Ari Bousbib Chairman and Chief Executive Officer

Leadership/Governance Performance Measure Metrics	Key Achievements

Develop and retain talent
●Continued to maintain multi-year favorable overall IQVIA attrition rates well below pre-pandemic levels with 12-month trailing attrition remaining stable at 10.5% in 2025, consistent with the low levels achieved in 2024
●As a result of the successful implementation of the new business unit model described earlier, provided significant new leadership opportunities, promoting 62 leaders to expanded roles, further strengthening the pipeline of succession candidates for key senior leadership positions
●Maintained 79% employee engagement across the organization. Notably, even as AI continues to reshape the workplace, 91% of employees agree they are acquiring the knowledge and skills to be effective in their work, exceeding the Fortune 500 benchmark average by eight points
●IQVIA was awarded five Human Capital Management Excellence Awards from the Brandon Hall Group in the areas of (i) best new hire onboarding program, (ii) best hybrid learning platform, (iii) best leadership development program; (iv) best custom content; and (v) best use of blended learning
●Mentored numerous high potential employees by directing leadership and development efforts, including our Future Leaders program, encouraging business unit engagement initiatives, and conducting in-person town halls and 1:1s with key talent across the world

Effective oversight of corporate governance matters
●Demonstrated commitment to Board refreshment and continuing to thoughtfully enhance the breadth of relevant skill sets and backgrounds on our Board by adding William G. Kaelin Jr., M.D., a Nobel Prize winner, to the Board in November 2025
●Ensured AI governance at IQVIA is integrated into our broader corporate governance through the work of our AI Governance Council, with consulting and advisory support from our Center for Defensible Data and AI
●Provided strong leadership for Ethics & Compliance Program; notably, 95% of employees responded that they are aware of how to report ethical concerns based on the 2025 employee engagement surveys, exceeding the Fortune 500 benchmark average of 92%

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Ari Bousbib Chairman and Chief Executive Officer

Leadership/Governance Performance Measure Metrics	Key Achievements

Stockholder engagement and value creation
●Ended 2025 with 19 of 23 analysts issuing a “Buy” rating and none with a “Sell” rating
●Achieved a 14.7% shareholder return for the year, overcoming stock pressure from U.S. policy shifts and geopolitical challenges that pulled shares down to a low of $137.00. Focused efforts and consistent execution drove a strong recovery, closing the year at $225.41
●Drove strong stockholder engagement by personally meeting with 91 unique buy side investment firms and 161 unique buy side individuals
●For the ninth consecutive year, IQVIA was named to the Fortune® World’s Most Admired Companies™ list. For the fifth year in a row, IQVIA earned first place in the Healthcare: Pharmacy and Other Services category. Notably, IQVIA ranked first in seven of the nine key attributes evaluated—innovation, people management, use of corporate assets, financial soundness, long-term investment value, quality of products/services and global competitiveness

Sustainability
●Advancements in sustainability efforts:
➢Continued achievement of full My Green Lab® certification across all IQVIA laboratories, supported by more than 150 sustainability ambassadors, and advanced energy efficient practices including involvement in the 2025 International Freezer Challenge that avoided 765 metric tons of CO₂ emissions. Our laboratory in Singapore earned top level Green certification with 139 tons of CO2 emissions reduction, making it the ninth laboratory at IQVIA to achieve the highest honor
➢Delivered safety and sustainability performance in IQVIA laboratories, with 41% of our laboratories now certified to ISO 14001 and ISO 45001—including our five largest U.S. labs—and achieving better than industry safety incident and lost time rates, underscoring the company’s commitment to sustainability and workplace safety
➢Redesigned laboratory test kits to remove 36 metric tons of single-use plastics from the outer packaging and 148 metric tons of virgin cardboard from our inbound kit supply, eliminating 162 metric tons of CO₂ emissions in test kit emissions
➢Reduced traditional paper forms at clinical trial sites across 37 countries, avoiding 120 tons of CO₂ emissions
➢Continued to decrease print volumes across the enterprise with our Think Before You Ink Campaign, resulting in a 37% decrease in printed page volumes in 2025, from our 2020 baseline, despite a nearly 40% increase in the number of our employees
●MSCI and CDP sustainability ratings improved from prior year
●Received positive feedback from investors on the continued disclosure enhancements made in our Sustainability Report

Based on these achievements, the LDC Committee assessed a total score of 16 out of a possible 20 points for this performance measure, which results in a 175% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Ronald E. Bruehlman Executive Vice President and Chief Financial Officer

Operational/Strategic Performance Measure Metrics	Key Achievements

Deliver on long term operational and strategic goals
●Delivered industry-leading, record contracted backlog of $32.7 billion, 5.3% growth compared to 2024, exceeding expectations
●Exceeded cost reduction target
●Completed successful internal reorganization of business units, creating simplified organizational structure to better align with strategic priorities to drive greater innovation and efficiency and achieve synergies from streamlined operations and enhanced collaboration, including promoting 62 leaders to expanded roles
●Supported rigorous assessment of organizational structure and talent deployment to improve operational effectiveness, resulting in the elimination of approximately 3,300 roles
●Successfully refinanced $1.5 billion Term Loan B and €522 million Term Loan B with new $2.0 billion Term Loan B
●Successfully refinanced $4.5 billion in bank debt maturing in late 2026 and mid 2027, generating approximately $2 million in annual interest expense savings
●Re-priced cross-currency swaps, resulting in $42 million cash settlement from counterparties and $18 million in interest savings, improving profitability
●Deployed $1.8 billion of capital on strategic acquisitions and other investments, exceeding the target set for revenue contribution from acquisitions in 2025 compared to 2024, and achieving overall growth in line with acquisition strategy

Deliver increased stockholder value
●Returned $1.2 billion in cash to stockholders through the repurchase of approximately 7.4 million shares
●Ended 2025 with 19 of 23 analysts issuing a “Buy” rating and none with a “Sell” rating
●Ended 2025 with shareholder return of 14.7% for the year
●Drove strong shareholder engagement by meeting with 180 unique buy side investment firms and 243 unique buy side individuals spanning 62 investor events

Maintain integrity of financial statements and internal controls	●No significant deficiencies or material weaknesses identified by external auditors ●Filed all SEC financial reports timely and accurately
Based on these achievements, the LDC Committee assessed a total score of 15 out of a possible 20 points for this performance measure, which results in a 159% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

68	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Ronald E. Bruehlman Executive Vice President and Chief Financial Officer

Leadership/Governance Performance Measure Metrics	Key Achievements

Develop and retain key talent
●Continued to maintain multi-year favorable overall IQVIA attrition rates well below pre-pandemic levels with 12-month trailing attrition remaining stable at 10.5% in 2025, consistent with low levels achieved in 2024
●Reorganized finance function in connection with internal business unit reorganization to drive efficiencies and achieve synergies from streamlined operations, retaining key talent

Execute on employee engagement results
●Implemented action plan to respond to employee survey results, including more regular communications in the form of greater management meetings, town halls and 1:1s
●Maintained 79% employee engagement across the organization. Notably, even as AI continues to reshape the workplace, 91% of employees agree they are acquiring the knowledge and skills to be effective in their work, exceeding the Fortune 500 benchmark average by eight points

Refine succession plans for key talent
●Effectively managed process of upcoming transition to a qualified Chief Financial Officer successor effective February 28, 2026
●Supported development and appointment of succession of key talent across the Finance department
●Mentored key talent

Further global Sustainability program
●Advancements in sustainability efforts:
➢Continued achievement of full My Green Lab® certification across all IQVIA laboratories, supported by more than 150 sustainability ambassadors, and advanced energy efficient practices including involvement in the 2025 International Freezer Challenge that avoided 765 metric tons of CO₂ emissions. Our laboratory in Singapore earned top level Green certification with 139 tons of CO2 emissions reduction, making it the ninth laboratory at IQVIA to achieve the highest honor
➢Delivered safety and sustainability performance in IQVIA laboratories, with 41% of our laboratories now certified to ISO 14001 and ISO 45001—including our five largest U.S. labs—and achieving better than industry safety incident and lost time rates, underscoring the company’s commitment to sustainability and workplace safety
➢Redesigned laboratory test kits to remove 36 metric tons of single-use plastics from the outer packaging and 148 metric tons of virgin cardboard from our inbound kit supply, eliminating 162 metric tons of CO₂ emissions in test kit emissions
➢Reduced traditional paper forms at clinical trial sites across 37 countries, avoiding 120 tons of CO₂ emissions
➢Continued to decrease print volumes across the enterprise with our Think Before You Ink Campaign, resulting in a 37% decrease in printed page volumes in 2025, from our 2020 baseline, despite a nearly 40% increase in the number of our employees
●MSCI and CDP sustainability ratings improved from prior year
●Received positive feedback from investors on the continued disclosure enhancements in our Sustainability Report

Based on these achievements, the LDC Committee assessed a total score of 14 out of a possible 20 points for this performance measure, which results in a 142% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

W. Richard Staub, III President, Research & Development Solutions

Operational/Strategic Performance Measure Metrics	Key Achievements

Achieve financial plan
●Achieved R&DS revenue growth of 4.3% compared to 2024, despite headwinds from U.S. policy changes
●Achieved industry-leading, record contracted backlog of $32.7 billion, 5.3% growth compared to 2024, exceeding expectations

Deliver on long term operational and strategic goals
●Expanded AI capabilities and execution across R&DS and developed several agentic AI products tackling some of the most difficult clinical trial workflows to simplify and accelerate them, including for compiling the trial master file, managing the informed consent process, and conducting data review
●Exceeded R&DS cost reduction target in 2025, building on the significant cost reductions previously implemented in 2023 and 2024
●Achieved seven-day improvement in Days Sales Outstanding and a 3.5% improvement in cash collections over prior year
●Added more than 400 net new R&DS customers in 2025, with strong momentum among emerging biopharmaceutical companies, exceeding target
●Received industry recognition—the WCG Pinnacle Award—for IQVIA’s professionalism and collaboration with clinical trial sites worldwide

Focus on new acquisitions and achieving business case
●Completed strategic acquisition enabling the Company to expand its capabilities and enter into clinical pharmacology space, achieving business case and meeting expectations
●Completed strategic acquisition enabling the Company to expand its capabilities in early phase oncology and its footprint in site management, achieving business case and meeting expectations

Launch / expanded growth in new services
●Expanded R&DS global public health business, securing significant partnerships and achieving more than 100% growth in study-based global health revenue and gross new business, significantly exceeding targets
●Renewed and expanded FSP strategic partnerships, including with the majority of top-15 pharmaceutical companies by revenue, exceeding target

Based on these achievements, the LDC Committee assessed a total score of 11 out of a possible 20 points for this performance measure, which results in a 109% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

70	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

W. Richard Staub, III President, Research & Development Solutions

Leadership/Governance Performance Measure Metrics	Key Achievements

Develop and retain key talent
●Conducted multiple leadership programs targeted at various levels of the organization, including Global Leadership Program and General Management Acceleration Program
●58% of key talent within R&DS experienced career progression through promotions, role changes or participation in leadership programs
●Mentored key R&DS leadership talent

Execute on employee engagement results
●Designed and executed on detailed employee engagement action plans for each R&DS senior leadership team member
●Embedded employee engagement metrics into management cadence, employee events and town halls
●Maintained 79% employee engagement across the organization. Notably, even as AI continues to reshape the workplace, 91% of employees agree they are acquiring the knowledge and skills to be effective in their work, exceeding the Fortune 500 benchmark by eight points

Execute on workforce optimization strategy
●Completed successful reorganization of R&DS function to drive innovation and efficiencies and achieve synergies from streamlined operations and enhanced collaboration
●Spearheaded targeted efficiencies through our Manager Simplification program by upgrading training programs, streamlining the contract negotiation process and driving more than 170 business-driven enhancements to an AI-enabled product lifecycle tool

Refresh senior leadership succession plans
●Implemented a well-structured succession plan for the retirement of three key leaders with no business disruption
●Completed cross-business unit succession planning and talent collaboration with other business units
●Refreshed all key talent succession plans

Based on these achievements, the LDC Committee assessed a total score of 12 out of a possible 20 points for this performance measure, which results in a 125% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Alistair R. Grenfell President, Commercial Solutions(1)

Operational/Strategic Performance Measure Metrics	Key Achievements

Achieve financial plan	●Accelerated revenue growth, exceeding target ●Accelerated net new business for Real World Solutions, exceeding target
Deliver on long-term strategic and operational goals
●Implemented comprehensive operational excellence initiatives, exceeding cost reduction target
●Developed strategic plan to increase sales to headquartered companies, exceeding the total contract value target

Accelerate revenue in core business lines
●Continued to advance global public health strategy, securing significant partnerships and achieving more than 100% growth in study-based global health revenue, significantly exceeding targets
●Delivered strong performance in payer-provider government business line, achieving growth year-over-year, securing first contract in Japan
●Executed focused strategic approach to biotech business, exceeding target for total contract value secured in 2025

Complete go-to-market optimization plan
●Increased customer satisfaction score across tech and analytics
●Accelerated commercial performance by overhauling the go-to-market strategy, launching high impact customer engagement programs and installing new leadership
●Worked collaboratively with R&DS leadership to help support increase in R&DS win rate

Based on these achievements, the LDC Committee assessed a total score of 14 out of a possible 20 points for this performance measure, which results in a 142% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

(1)Mr. Grenfell was appointed as President, Commercial Solutions on December 31, 2025. The achievements included here correspond to his prior role as President, Europe Middle East and Asia (EMEA).

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Alistair R. Grenfell President, Commercial Solutions

Leadership/Governance Performance Measure Metrics	Key Achievements

Develop and retain key talent
●Conducted regular mentoring of high potential employees and provided them with opportunities to collaborate and enhance their leadership skills
●Mentored numerous high potential employees by conducting leadership and development initiatives and 1:1s with key talent across the region

Develop future leaders and succession plans
●Increased pool of potential successors across key roles with an average of 2.3 successors per role compared to 1.8 in 2024
●Strengthened leadership pipeline and succession readiness through broad-based development initiatives, including delivering manager excellence programs to thousands of leaders, expanding career advocacy networks to engage employees globally, and hosting large-scale leadership events with high participant satisfaction

Execute on employee engagement results
●Embedded employee engagement metrics into management cadence, employee events and in-person and virtual town halls
●Maintained 79% employee engagement across the organization. Notably, even as AI continues to reshape the workplace, 91% of employees agree they are acquiring the knowledge and skills to be effective in their work, exceeding the Fortune 500 benchmark average by eight points

Establish culture of innovation and operational excellence
●Fostered a culture of innovation and operational excellence through regular leadership forums, in-person and virtual town halls, and targeted communications, driving measurable gains in employee survey results where employees reported a greater ability to challenge the status quo, a stronger connection to company vision and improved collaboration

Based on these achievements, the LDC Committee assessed a total score of 15 out of a possible 20 points for this performance measure, which results in a 159% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Eric M. Sherbet Executive Vice President, General Counsel and Secretary

Operational/Strategic Performance Measure Metrics	Key Achievements

Deliver on long term operational and strategic goals
●Delivered on financial plan and all productivity metrics for Legal and Compliance functions
●Outperformed on target for legal costs as percentage of revenue
●Provided strong leadership for the legal function across the globe
●Successfully integrated new hires into the legal function
●Ensured strong alignment between the legal function and the business units on operational and strategic priorities
●Led enterprise risk management function

Achieve favorable outcomes on litigation	●Managed ongoing litigations favorably for IQVIA ●Settled significant litigations on favorable terms for IQVIA
Continue to enhance stockholder engagement
●Proactively engaged with stockholders to promote dialogue, build relationships with institutional investors and promote support for Board and management, while receiving shareholder feedback
●All directors received results in favor of their election
●Effectively addressed shareholder feedback by engaging on proposals
●Continued favorable feedback from investors on proxy disclosure and engagement program

Provide effective support of M&A program	●Oversaw comprehensive legal support for all acquisition and investment activity ●Managed new Hart-Scott-Rodino filing requirements without undue delay
Based on these achievements, the LDC Committee assessed a total score of 15 out of a possible 20 points for this performance measure, which results in a 159% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Eric M. Sherbet Executive Vice President, General Counsel and Secretary

Leadership/Governance Performance Measure Metrics	Key Achievements

Develop and retain key talent	●Provided increased responsibilities to key talent, strengthening bench ●Continued to implement regular sessions for legal leaders to collaborate and share insights
Execute on employee engagement results
●Maintained 79% employee engagement across the organization. Notably, even as AI continues to reshape the workplace, 91% of employees agree they are acquiring the knowledge and skills to be effective in their work, exceeding the Fortune 500 benchmark average by eight points
●95% of employees responded that they are aware of how to report ethical concerns based on the 2025 employee engagement surveys, exceeding the Fortune 500 benchmark by 3 points and 0.8 points better than 2024

Provide effective oversight and support of corporate governance matters
●In furtherance of the Company’s commitment to Board refreshment and enhancement of relevant skill sets and backgrounds on our Board, supported the identification and onboarding of William G. Kaelin Jr., M.D., a Nobel Prize winner, to the Board in November 2025
●Managed comprehensive new director onboarding program
●Provided strong leadership for Ethics & Compliance Program

Further global Sustainability program
●Advancement in sustainability efforts:
➢Continued achievement of full My Green Lab® certification across all IQVIA laboratories, supported by more than 150 sustainability ambassadors, and advanced energy efficient practices including involvement in the 2025 International Freezer Challenge that avoided 765 metric tons of CO₂ emissions. Our laboratory in Singapore earned top level Green certification with 139 tons of CO2 emissions reduction, making it the ninth laboratory at IQVIA to achieve the highest honor
➢Delivered safety and sustainability performance in IQVIA laboratories, with 41% of our laboratories now certified to ISO 14001 and ISO 45001—including our five largest U.S. labs—and achieving better than industry safety incident and lost time rates, underscoring the company’s commitment to sustainability and workplace safety
➢Redesigned laboratory test kits to remove 36 metric tons of single-use plastics from the outer packaging and 148 metric tons of virgin cardboard from our inbound kit supply, eliminating 162 metric tons of CO₂ emissions in test kit emissions
➢Reduced traditional paper forms at clinical trial sites across 37 countries, avoiding 120 tons of CO₂ emissions
➢Continued to decrease print volumes across the enterprise with our Think Before You Ink Campaign, resulting in a 37% decrease in printed page volumes in 2025, from our 2020 baseline, despite a nearly 40% increase in the number of our employees
●MSCI and CDP sustainability ratings improved from prior year
●Received positive feedback from investors on the continued disclosure enhancements made in our Sustainability Report

Based on these achievements, the LDC Committee assessed a total score of 14 out of a possible 20 points for this performance measure, which results in a 142% payout based on the formula’s straight-line interpolation and, because the LDC Committee chose not to exercise discretion for this metric, it is the final payout assigned by the LDC Committee.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations
The LDC Committee and our Chief Executive Officer (except with respect to his own individual performance) evaluated the performance of each of our named executive officers as described above and determined scores for each individualized performance measure. Based on these scores, and in accordance with the predetermined scorecard, the LDC Committee assigned final payouts to each named executive officer for the individualized performance measures, as shown below.

Named Executive Officer	Operational/Strategic Performance Measure	Leadership/Governance Performance Measure

Ari Bousbib	125%	175%
Ronald E. Bruehlman	159%	142%
W. Richard Staub, III	109%	125%
Alistair R. Grenfell	142%	159%
Eric M. Sherbet	159%	142%
Individual performance adjustment
The Annual Plan permits the LDC Committee to make individual adjustments to the final award for each named executive officer. These adjustments are designed to recognize an individual’s relative contribution to our financial, operational and strategic success during the year that the LDC Committee does not believe are adequately reflected by the Formula-Based Payout Factor. Adjustments may be positive or negative, based on the LDC Committee’s judgment. However, upward adjustments are limited to no more than 1/6th of the executive’s final award, and they may never cause a named executive officer’s Formula-Based Payout Factor to exceed 200%.
As a result of the Company’s many accomplishments despite the challenging year, the LDC Committee strongly considered individual performance adjustments for the CEO and other named executive officers based on the significant achievements set forth in the tables below.

Named Executive Officer	Individual Performance Adjustment

Ari Bousbib
●Demonstrated strong leadership in steering the Company through a challenging 2025 macroeconomic environment for the clinical research organization industry, marked by heightened geopolitical conflicts, continued regulatory and policy shifts, tightening emerging biopharmaceutical funding, rising trial complexity driven by advanced and rapidly evolving scientific innovations, persistent macroeconomic pressures, and resulting delays in customer decision making—while maintaining strong performance and steady operational execution
●Delivered exceptional full-year Free Cash Flow of $2.1 billion, 99% of Adjusted Net Income, exceeding target
●Directed IQVIA’s global public health strategy, advancing global pandemic preparedness by supporting government and health-organization responses to major outbreaks—including Marburg virus disease in Ethiopia, Ebola in Uganda, and Rift Valley fever in Senegal and The Gambia—while managing a global network that delivers services to more than 75 clients across 50 countries
●In addition to the AI achievements noted under his operational/strategic performance measure, Mr. Bousbib also directed IQVIA’s efforts to responsibly integrate use of AI into IQVIA’s business model, achieving productivity savings. Positioned IQVIA as an industry thought leader and driver of AI standards and governance through our Center for Defensible Data and AI and our AI Governance Council
●In 2025, we furthered our talent management strategy to deliver an engaged, AI-augmented workforce to improve efficiencies, empower employees and accelerate innovation. To accelerate AI and technology skill development, we launched a dedicated AI and Data Analytics Skills training series using our AI upskilling e-learning modules. By implementing an AI-driven technology that connects employee skills, tasks, and jobs, we have laid the foundation to evolve employee roles and our workforce at scale. Additionally, we launched our Six Degrees to Patient initiative, connecting our 93,000 employees to their impact on healthcare, resulting in 85% of employees responding that they see a clear link between their work and IQVIA’s vision to power smarter healthcare for everyone, everywhere (six points above the Fortune 500 benchmark)

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Named Executive Officer	Individual Performance Adjustment

Ronald E. Bruehlman
●Delivered exceptional full-year Free Cash Flow of $2.1 billion, 99% of Adjusted Net Income, exceeding target
●Reduced Adjusted Tax Rate by 50 basis points over prior year, exceeding target
●Drove operational efficiency by completing 50 finance automation projects and eliminating 48 legal entities, delivering significant productivity savings and exceeding targets

W. Richard Staub, III
●Continued to manage the business through macroeconomic challenges due to shifts in U.S. policy and geopolitical challenges. Ensured patients in Ukraine, Russia, and Israel maintained access to life saving medicines and clinical trials throughout the conflicts. Supported IQVIA employees directly impacted through financial, logistical and technology support
●Exceeded gross new business targets for key therapeutic areas (Alzheimer’s, obesity, early clinical development)
●Designed and delivered the RDS “Service Excellence” Masterclass Series, reinforcing IQVIA’s commitment to superior service quality, engaging over 10,000 participants and achieving a 90% satisfaction rating for content relevance and usefulness

Alistair R. Grenfell
●Expanded internal adoption of AI and automation tools, surpassing in-year productivity savings targets through accelerated automation initiatives
●Continued to manage the business through macroeconomic challenges due to shifts in U.S. policy and geopolitical challenges. Ensured patients in Ukraine, Russia, and Israel maintained access to life saving medicines and clinical trials throughout the conflicts. Supported IQVIA employees directly impacted through financial, logistical and technology support
●Advanced IQVIA’s global public health strategy by supporting government and health‑organization responses to major disease outbreaks and pandemics—including Marburg virus disease in Ethiopia, Ebola in Uganda, and Rift Valley fever in Senegal and The Gambia

Eric M. Sherbet
●Effectively supported the business in addressing policy and business development initiatives related to the complex and rapidly evolving U.S. administration policy
●Continued to manage the business through geopolitical challenges. Ensured patients in Ukraine, Russia, and Israel maintained access to life saving medicines and clinical trials throughout the conflicts. Supported IQVIA employees directly impacted through financial, logistical and technology support
●Drove operational efficiency by eliminating 48 legal entities, delivering significant productivity savings and exceeding targets
●Advised the Board in their adoption of refreshed versions of the charters for all three of the committees of the Board to ensure latest governance practices
●Conducted second annual “Ethics Day” with a focus on behavior-based decision-making and helping employees to speak up when they spot ethical concerns. As a result, 95% of IQVIA employees say they are aware of how to report ethical concerns or observed misconduct, exceeding Fortune 500 industry benchmark

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations

Named Executive Officer short-term incentive award determinations

As noted above, the LDC Committee strongly considered positive individual performance adjustments for the CEO and other named executive officers based on the significant achievements described in the preceding tables despite a number of challenging macroenvironmental and industry factors, including industry headwinds, U.S. policy changes and other regulatory actions, among other factors, affecting the industry. Despite the LDC Committee’s belief that a positive individual performance adjustment was warranted, our CEO requested that he receive no individual performance adjustment. In addition, our CEO requested that the other named executive officers receive Annual Plan payouts based solely on the calculated formula-based performance payout factor but with no positive individual performance adjustments.
The LDC Committee accepted the CEO’s request and the Board approved, at the recommendation of the LDC Committee, a final Annual Plan payout to the CEO with no individual performance adjustment. For the other named executive officers, the LDC Committee approved Annual Plan payouts as calculated with no individual performance adjustments.

The table below summarizes the final Annual Plan payouts to our named executive officers for 2025:

Named Executive Officer	Prorated Base Salary	x	Target Incentive	x	Formula-Based Performance Payout Factor	=	Calculated Payout	(+/-)	Individual Performance Adjustment	=	Final Payout(1)

Ari Bousbib	$1,800,000		200%		137.9%		$4,966,127		0%		$4,966,127
Ronald E. Bruehlman	$905,000		100%		143.0%		$1,294,584		0%		$1,294,584
W. Richard Staub, III	$800,000		100%		117.8%		$943,014		0%		$943,014
Alistair R. Grenfell(2)	$629,907		100%		127.9%		$806,945		0%		$806,945
Eric M. Sherbet	$665,000		85%		135.2%		$764,301		0%		$764,301
(1)For additional information on how the final payouts were determined, please see above under “Named Executive Officer short-term incentive award determinations.”
(2)For Mr. Grenfell, who is based in the U.K., his 2025 base salary has been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2025 (~1.32 USD/GBP).
2025 Long-Term Incentive Awards
The LDC Committee met on January 28, 2025, to determine 2025 long-term incentive awards. When making the awards, the LDC Committee first determined the total grant date value of the award for each named executive officer and then delivered that value in two components: three-year performance shares (75%) and SARs (25%), assuming target-level achievement of applicable performance goals for performance shares, as set forth in the table below. The terms of each type of long-term incentive award are set forth above, under “—Elements of Compensation—Long-Term Incentive Awards.”

Named Executive Officer	Performance Shares	SARs

Ari Bousbib	$15,749,957	$4,528,317
Ronald E. Bruehlman	$6,749,807	$2,249,984
W. Richard Staub, III	$5,249,918	$1,749,982
Alistair R. Grenfell	$5,999,964	$1,999,950
Eric M. Sherbet	$2,999,982	$999,946
The 2025-2027 performance share awards provide for the grant of common stock at the end of the three-year performance period based on the achievement of Adjusted Diluted EPS growth and Relative TSR goals over that period. For purposes of the Relative TSR metric, performance is measured against a Blended Benchmark defined as the S&P 500 (weighted 50%) and the S&P Composite 1500–Pharmaceuticals (weighted 50%). The 3-Year Relative TSR metric versus Blended Benchmark represents 25% of the award and the 3-Year Adjusted Diluted EPS Growth metric

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations
represents 75%. The target percentile for the 3-Year Relative TSR versus Blended Benchmark is set at the 55th percentile, with a minimum threshold set at the 25th percentile and maximum threshold set at the 75th percentile. The target percentage for the 3-Year Adjusted Diluted EPS Growth metric is 7.0%, with a minimum threshold of 4.3% and maximum threshold of 9.5%. The percentage payout for minimum threshold, target and maximum is 50%, 100% and 200%, respectively, for both performance metrics.
The LDC Committee, based on discussions with our external compensation consultant, set the 3-year Adjusted Diluted EPS Growth target at 7.0% to better align with our business plans and market expectations to effectively motivate and incent management to deliver on the Company’s commitments, instead of using a static growth target, often unrelated to our business plan, year after year, which had been our approach for the past eight years. Each year, when granting new performance share awards, the LDC Committee will determine what the most appropriate 3-year Adjusted Diluted EPS Growth rate will be based on our business plans and market expectations for the upcoming 3-year period. IQVIA had previously been an outlier within our peer group by using a static 10% 3-Year Adjusted Diluted EPS Growth target year-over-year. This change better aligns our LTI awards to those granted by companies within our peer group and with market practice.
The S&P Composite 1500–Pharmaceuticals index was added as part of the Blended Benchmark by the LDC Committee, after consultation with our external compensation consultant, for comparison because it enables our LDC Committee to assess our performance against an objective market index of relevant industry participants in addition to the broader market index represented by the S&P 500.
Chief Executive Officer long-term incentive award determination
The LDC Committee considered all of the factors described above when determining our Chief Executive Officer’s annual long-term incentive award granted in January 2025. For further details, see “—Compensation of Our Chief Executive Officer” and “—Overview of Our Executive Compensation Program—Benchmarking.” In particular, the Board and the LDC Committee believe that our Chief Executive Officer’s performance was critical to the Company’s success in 2024 notwithstanding the healthcare sector had a challenging year in 2024, underperforming the broader market, nearing its worst performance in the past 30 years. Contract research organizations were particularly challenged, with declining stock price performance. In addition, we faced considerable macroenvironmental and industry challenges, such as client portfolio reprioritizations as a consequence of the Inflation Reduction Act, delayed customer decision making, persistent high inflation, the unprecedented rise in global interest rates and the slower than expected cuts to those rates, foreign currency headwinds, geopolitical unrest, the uncertainty of elections in the United States and around the world and other turmoil.
The Board and LDC Committee also believe that our CEO’s leadership of the Company has been instrumental in positioning the Company as a global leader in our industry. As a result of our CEO’s leadership, our Company has received numerous external awards and accolades.
Accordingly, the Board and the LDC Committee believe his continued leadership is imperative for the Company to achieve its longer-term objectives and recognizes the importance of ensuring he is appropriately incentivized through a mix of equity awards that are expected to increase in value based on achievement of key long-term performance objectives. That belief informs the decisions of the Board and our LDC Committee regarding the Chief Executive Officer’s annual long-term incentive awards, including with respect to the awards granted in January 2025.
Achievement determinations for 2023-2025 performance shares
Performance share awards granted to our named executive officers on February 13, 2023, were based on IQVIA’s achievement of Adjusted Diluted EPS growth and Relative TSR goals during a three-year performance period, as described above in the section entitled “—Elements of Compensation—Long-Term Incentive Awards.” The three-year performance period for the 2023-2025 performance shares ended on December 31, 2025. The number of performance shares that could be earned ranged from 0% of the target award, if the threshold levels of performance were not achieved, to 200% of the target award, if the maximum levels were achieved or exceeded. For results between these marks, the number of shares would be determined by linear interpolation.
The LDC Committee has broad authority under the 2017 Plan to include or exclude any event that is unusual in nature or occurs infrequently and occurs during the applicable performance period. Specifically, the LDC Committee is authorized to make adjustments under a variety of circumstances, including but not limited to, in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the LDC Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations
During the 2023-2025 performance period, the healthcare sector experienced considerable macroenvironmental and industry challenges, including:
●client portfolio reprioritizations in response to the Inflation Reduction Act
●the slowdown in discretionary spending by our pharmaceutical and biotechnology clients
●persistent high inflation
●the unprecedented rise in global interest rates and the slower than expected cuts to those rates
●foreign currency headwinds
●geopolitical unrest
●uncertainty related to policy decisions in the United States and around the world and other turmoil
After careful consideration of all of these extraordinary factors, all of which were outside the Company’s control, the LDC Committee nevertheless decided to make no adjustment.
In 2023, the U.K. government significantly increased the U.K. corporate tax rate from 19% to 25%. This increase, which was completely outside of the Company’s control, had a negative impact on the Company’s Adjusted Diluted EPS. When determining the payouts for the 2023-2025 performance shares, the LDC Committee approved an adjustment benefiting 2025 Adjusted Diluted EPS to negate the negative impact of the U.K. corporate tax rate increase. This resulted in the payout factor for the 2023-2025 performance period changing from 75.0% to 80.9%. The LDC Committee made this adjustment based on its broad authority under the 2017 Plan noted earlier.
This adjustment is consistent with, but in the opposite direction of, the adjustment the LDC Committee made in 2018 when it adjusted the base year Adjusted Diluted EPS for the 2018-2020 performance period to negate the significant, positive tax benefits the Company anticipated receiving as a result of the U.S. Tax Cuts and Jobs Act. If that adjustment had not been made at that time, the target growth rates for those performance awards would have been more easily achieved.
There was no impact or adjustment to the calculation of Relative TSR.
The performance goals and results used to determine the final payout factor for the 2023-2025 performance shares were as follows:

Performance Metric	Weight	Threshold	Target	Maximum	Actual	Performance	Payout Factor

3-Year Adjusted Diluted EPS Growth	75%	6.2%	10.0%	13.6%	9.0%	86.7%	65.1%
3-Year TSR vs. S&P 500 (percentile)	25%	25	55	75	33	63.5%	15.9%
						Final Payout:	80.9%
Additional information on the vested value of the performance share awards earned by our named executive officers is set forth in the table and related footnotes below under “Compensation of Named Executive Officers—2025 Option Exercises and Stock Vested.”
Consistent with the Company’s pay-for-performance culture, given the below target Adjusted Diluted EPS growth and relatively poor stock price performance during the performance period, this resulted in an unusually low payout factor for the 2023-2025 performance shares. This is the second year in a row that performance share awards have paid out below target as the 2022-2024 performance shares paid out at 53.5%. As the Company did not achieve the three-year Adjusted Diluted EPS growth and Relative TSR targets it set for itself, payouts to our named executive officers were much lower than usual each of the past two years. For example, the grant date fair value of the 2023-2025 Performance Shares awarded to our CEO in 2023 was approximately $16.4 million at 100% of target, as set forth in the 2023 Grants of Plan-Based Awards table. The realized value of these 2023-2025 Performance Shares delivered to our CEO, based on the achievement level approved by the LDC Committee on February 8, 2026, was approximately $10.7 million. This represents a 35% decrease in value from the original grant date fair value of these shares to what was delivered to our CEO. In addition, the grant date fair value of the SARs that our CEO received in 2023 was approximately $4.7 million; those SARs are collectively worth $0 as of February 8, 2026.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations
Retirement, Perquisites and Termination Benefits
Retirement plans
We believe our retirement plans serve as an important tool to attract and retain our named executive officers and other key employees, and that we would be at a competitive disadvantage if we did not offer attractive retirement plans. We also believe that offering a baseline of stable retirement benefits encourages our named executive officers to make a long-term commitment to IQVIA.
The summaries below of our retirement plans should be read in conjunction with the tables and related footnotes under the sections entitled “Compensation of Named Executive Officers—2025 Pension Benefits,” “—IMS Health Defined Benefit Retirement Plans” and “—2025 Non-Qualified Deferred Compensation,” which provide more detail on the retirement benefits and deferred compensation values, if any, for each of our named executive officers.

Plan	Description

IMS Health Retirement Plan
U.S.-based legacy IMS Health employees, including Messrs. Bousbib and Bruehlman, are eligible to participate in this tax-qualified defined benefit pension plan with a cash balance formula. Effective December 31, 2016, this plan was closed to new participants.

IMS Health Retirement Excess Plan
Certain U.S.-based legacy IMS Health employees, including Messrs. Bousbib and Bruehlman, are eligible to participate in this unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified IMS Health Retirement Plan. This excess plan provides pension benefits not provided by the IMS Health Retirement Plan due to Internal Revenue Code limits. Effective December 31, 2016, this plan was closed to new participants.

IQVIA 401(k) Plan
U.S.-based employees, including our named executive officers, are eligible to participate in this tax-qualified, defined contribution plan. Employees may contribute a portion of their compensation to this plan and receive a matching Company contribution. For 2025, our discretionary contribution generally matched the first 3% of employee contributions at 100%, and the next 3% of employee contributions at 50% (subject to Internal Revenue Code limitations). However, for employees eligible to participate in the IMS Health Retirement Plan, our discretionary matching contribution matched 50% of employee contributions up to 6% of compensation (subject to Internal Revenue Code limitations).

IQVIA Savings Equalization Plan
Certain U.S.-based employees, including our named executive officers, are eligible to participate in this unfunded, non-qualified defined contribution plan using the same benefit formula as in the IQVIA 401(k) Plan. The savings equalization plan provides the Company matching contributions that cannot be made under the 401(k) Plan due to Internal Revenue Code limits.

IMS (U.K.) Pension Plan
U.K.-based employees, including Mr. Grenfell, are eligible to participate in this tax-qualified, defined contribution plan. Mr. Grenfell receives a Company-provided pension benefit equal to 11% of his monthly pensionable salary, delivered partly through pension plan contributions and partly through contributions to Mr. Grenfell pursuant to the plan.

IQVIA Elective Deferred Compensation Plan
Certain U.S.-based employees, including our named executive officers, are eligible to participate in this elective non-qualified deferred compensation plan. The plan allows eligible employees to defer up to 80% of their base salaries and up to 100% of short-term incentive awards earned under the Annual Plan. Contributions consist solely of participants’ elective deferral contributions; there are no matching or other employer contributions.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Compensation Determinations
Termination benefits
We provide severance, change of control and retirement protections to our Chief Executive Officer pursuant to his employment agreement. Mr. Staub has severance protection in his employment arrangement. Messrs. Bruehlman and Sherbet have severance protection through our Employee Protection Plan. Mr. Grenfell is located in the United Kingdom and is not eligible to participate in the IQVIA Employee Protection Plan. There are no severance or change in control protections in place for Mr. Grenfell. These employment agreements and plans are summarized under “Compensation of Named Executive Officers—Potential Payments Upon Termination or Change in Control.” Our severance and change in control protections are designed to be fair and competitive and to aid in attracting and retaining experienced executives. We believe the protection we provide, including the level of severance payments and post-termination benefits and our limited change in control benefits, is appropriate and within the range of competitive practice.
Our employment agreements, plans and other compensation arrangements do not provide for any excise tax gross-up payment to our named executive officers. Any taxes, including golden parachute excise taxes, resulting from severance or any other change in control-related compensation are the responsibility of the executive.
Perquisites
For other elements of compensation provided to our named executive officers, such as perquisites and health and welfare benefits, the LDC Committee provides competitive benefits. The LDC Committee considers the views and experiences of the external compensation consultant on these matters. The LDC Committee believes that perquisites should not constitute a significant part of our executive compensation program but does provide certain perquisites to our named executive officers on an individual basis as it deems appropriate and reasonable.
We provide certain perquisites to our Chief Executive Officer each year pursuant to his employment agreement, all of which are considered compensation and subject to taxes. Our Chief Executive Officer receives reimbursement of reasonable expenses related to home security, financial and estate planning, tax preparation services, and executive physical exams in an annual amount not to exceed $50,000 in the aggregate; use of a Company-leased automobile and reimbursement of all related operating expenses; and personal use of corporate aircraft, subject to the business needs of the Company. We do not provide any tax gross-ups to our Chief Executive Officer in connection with any of these benefits. The perquisites provided to our named executive officers in 2025 are summarized and reported in the 2025 Summary Compensation Table below in the section entitled “Compensation of Named Executive Officers.”

82	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Rigorous Accountability, Risk-Mitigation and Recovery Provisions
Rigorous Accountability, Risk-Mitigation and Recovery Provisions
Share Ownership Guidelines
Under our share ownership guidelines established by the LDC Committee, our named executive officers are expected to own shares of our stock with a value equal to at least the multiples of their annual base salaries noted below. The below table reflects each named executive officer’s share ownership relative to their ownership requirement as of February 9, 2026.

Minimum Stock Ownership Requirement
6x
base salary
CEO
3x
base salary
Other NEO's
Multiple of
Base Salary
200
175
150
125
100
15
10
5
0
Bousbib
Bruehlman
Staub
Grenfell
Sherbet

Our share ownership guidelines are designed to increase each named executive officer’s ownership stake in IQVIA and align their interests with the interests of our stockholders.
For purposes of the share ownership guidelines, shares are treated as owned if they are owned directly, held through the named executive officer’s account under our retirement plans (if applicable), or if they are underlying unvested time-based restricted stock unit awards or unvested time-based restricted stock awards. Shares are not counted as owned for purposes of our share ownership guidelines if they are underlying any unvested performance shares or other performance-based awards or underlying any stock option award or SAR award, whether or not vested. While there is no set period in which these ownership levels must be met, named executive officers covered by the guidelines are required to retain at least 50% of the shares, net of applicable tax withholding and payment of exercise price (if applicable), they receive upon the vesting of long-term incentive awards or the exercise of stock options or SARs, until the share ownership guidelines are met.
Clawback Policies
The Board has adopted a clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and NYSE (the restatement recovery policy). The restatement recovery policy provides for the mandatory recovery of incentive-based compensation received by current and former executive officers in the event of a financial restatement due to material noncompliance with any financial reporting requirement.
In addition to the restatement recovery policy, the Board also adopted a supplemental clawback policy to give the Board or, if delegated by the Board, the LDC Committee or the CEO, the discretion to provide for the recovery of incentive-based compensation from a wider set of employees (in addition to Section 16 officers) and for a broader set of conduct than are required by the Dodd-Frank Act. The supplemental clawback policy retains Board, LDC Committee or CEO, as applicable, discretion to recover incentive-based compensation from current and former employees in the event of detrimental conduct including (i) the commission of an act of fraud, bribery, misappropriation, embezzlement or any other unlawful behavior in the course of employment with the Company; (ii) a material violation of the Company’s Code of Conduct or its policies, (iii) misconduct that has resulted in, or has the potential to result in, material reputational or financial harm to the Company, or (iv) supervisory authority over an employee or business area engaged in the misconduct listed in (i)–(iii) above and knowledge of or willful blindness to, that misconduct.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	83

COMPENSATION DISCUSSION AND ANALYSIS
Rigorous Accountability, Risk-Mitigation and Recovery Provisions
We believe our clawback policies, which exceed the requirements of the Dodd-Frank Act and the rules of the SEC and the NYSE, further reduce the potential risk that our executives would intentionally misstate results to benefit under an incentive program. Further, our award agreements also include equity forfeiture provisions in the event of a violation of certain restrictive covenant and confidentiality obligations.
Risk Assessment
In designing executive compensation, the LDC Committee seeks to create incentives to promote our long-term business success without encouraging undue risk taking. As part of its program design, the LDC Committee’s external compensation consultant performs a risk assessment annually. In 2025, consistent with prior years, the external compensation consultant did not identify any areas of concern in our executive compensation program. The LDC Committee has reviewed our compensation programs, including the external compensation consultant’s risk assessment reports, and has concluded that the risks arising from them are not reasonably likely to have a material adverse effect on us. We do not believe our compensation programs generally, including the executive compensation practices, encourage excessive or inappropriate risk-taking. While appropriate risk-taking is a necessary component of growing a business, the LDC Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management and employee decisions that could pose undue long-term risks.
Tax Deductibility
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain individuals, including certain current and former executive officers, to $1 million per year. The LDC Committee believes that its primary responsibility is to design and administer an executive compensation program that meets the Company’s objectives, and that stockholder interests are best served if it retains flexibility and discretion to approve compensation arrangements even if they may not qualify for full or partial tax deductibility and to amend existing arrangements even if such amendment could result in a loss or limitation of deductibility. Therefore, the LDC Committee has approved compensation arrangements for executive officers that did not qualify for full tax deductibility due to Section 162(m), and will continue to do so in the future.
Insider Trading Policies and Procedures
The Company has adopted insider trading policies and procedures governing the purchase, sale, or other disposition of its securities by its directors, officers, and employees. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and exchange listing standards applicable to the Company. The policy prohibits our directors, officers, employees, and certain other covered persons from illegally trading in Company securities while aware of material non-public information about the Company or its securities. Additionally, certain individuals are prohibited from trading securities during various times throughout the year, and certain individuals must receive pre-clearance from our Compliance Officer prior to trading. More information regarding our insider trading policies and procedures can be found in Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Policies and Practices on the Timing of Awards of SARs in Relation to the Disclosure of Material Nonpublic Information
Annual grants of SARs to our named executive officers are currently made pursuant to our 2017 Incentive and Stock Award Plan and are recommended by the LDC Committee at its first regularly scheduled meeting of the fiscal year and then approved by the Board. Annual grants of SARs to other eligible employees are made on the same grant date as those to the named executive officers. For any SAR grants, the LDC Committee recommends, and the Board approves, without regard to the timing of IQVIA’s fourth quarter earnings release or the planned issuance of any other material nonpublic information. It is the Company’s practice not to time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

84	IQVIA HOLDINGS INC. | 2026 Proxy Statement

Compensation Committee Report

The LDC Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the LDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.
The Leadership Development and Compensation Committee
Carol J. Burt, Chair
John G. Danhakl
James A. Fasano
Todd B. Sisitsky

IQVIA HOLDINGS INC. | 2026 Proxy Statement	85

Compensation of Named Executive Officers

2025 Summary Compensation Table
The following table presents summary information regarding the compensation awarded to, earned by, or paid to each of our named executive officers for services rendered to us in all capacities for the fiscal years ended December 31, 2025, 2024 and 2023, if the named executive officer was an executive officer in that fiscal year.

Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Ari Bousbib Chairman and Chief Executive Officer
2025	1,800,000	—	15,749,957	4,528,317	4,966,127	689,848	393,996	28,128,245
2024	1,800,000	—	15,749,918	4,489,065	3,600,000	707,772	386,243	26,732,998
2023	1,800,000	—	16,405,071	4,752,781	4,779,661	844,991	569,248	29,151,752
Ronald E. Bruehlman Executive Vice President, Chief Financial Officer
2025	905,000	—	6,749,807	2,249,984	1,294,584	177,825	67,000	11,444,200
2024	905,000	—	4,499,854	1,499,993	1,239,221	163,182	63,185	8,370,435
2023	905,000	—	4,686,997	1,562,716	1,160,193	176,475	72,667	8,564,048
W. Richard Staub, III President, Research & Development Solutions
2025	800,000	—	5,249,918	1,749,982	943,014	—	86,065	8,828,979
2024	800,000	—	7,999,826	999,940	879,332	—	65,015	10,744,113
2023	391,667	—	781,050	260,432	455,887	—	38,890	1,927,926
Alistair R. Grenfell President, Commercial Solutions
2025	629,907	—	5,999,964	1,999,950	806,945	—	267,740	9,704,506
Eric M. Sherbet Executive Vice President, General Counsel and Secretary
2025	665,000	—	2,999,982	999,946	764,301	—	71,569	5,500,798
2024	647,750	—	2,062,379	687,487	707,432	—	68,774	4,173,822
2023	612,700	—	1,952,974	651,104	689,727	—	66,643	3,973,148
(1)Mr. Grenfell is paid in British Pound Sterling (GBP). His salary amount has been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2025 (~1.32USD/GBP). Mr. Staub was appointed to President, Research & Development Solutions effective September 25, 2023. Salary information for Mr. Staub in 2023 includes amounts paid for his prior role with IQVIA.
(2)Amounts reflect the aggregate grant date fair value of time-based restricted stock unit awards and/or performance shares (as applicable) granted in the relevant fiscal year computed in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” or ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2025 are included in Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2025, included in Part II of our Annual Report on Form 10-K. For performance shares granted to our named executive officers in 2025, the amount reported in the table above is based on the probable outcome of the performance conditions associated with the awards as of the grant date. The grant date fair value of the performance shares, made in the form of restricted stock units, granted to each of our named executive officers in 2025, assuming the highest level of achievement of the performance conditions, was $31,499,915 for Mr. Bousbib, $13,499,615 for Mr. Bruehlman, $10,499,836 for Mr. Staub, $11,999,929 for Mr. Grenfell, and $5,999,964 for Mr. Sherbet.

86	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
2025 Summary Compensation Table
(3)Amounts reflect the aggregate grant date fair value for each SAR award granted in the relevant fiscal year as computed in accordance with ASC 718, excluding the impact of estimated forfeitures. Assumptions used in the calculation of these amounts in 2025 are included in Note 17 to our consolidated audited financial statements for the fiscal year ended December 31, 2025, included in Part II of our Annual Report on Form 10-K.
(4)Amounts for 2025 reflect amounts to be paid in March 2026 under the Annual Plan, as applicable, to the named executive officer, as approved by the LDC Committee. See “Compensation Discussion and Analysis—2025 Compensation Determinations—2025 Short-Term Incentive Awards.” The amount for Mr. Grenfell has been converted from British Pounds to U.S. dollars using the average of the monthly average exchange rates for 2025 (~1.32 USD/GBP).
(5)2025 values represent (i) the aggregate change in the present value of each named executive officer’s accumulated benefit under the IMS Health Retirement Plan and Retirement Excess Plan from December 31, 2024 to December 31, 2025, and (ii) interest earned from December 31, 2024 to December 31, 2025 on deferred compensation that is considered “above-market interest” under SEC rules. The change in pension value is broken down below to show the effect of an additional year of service by the named executive officer on the present values versus changes in present value attributable to actuarial assumptions. Each of these components is shown in the following table:

	Change in Present Value of Pension Benefit

Name	Due to additional accruals ($)	Due to change in actuarial assumptions ($)	Total ($)

Ari Bousbib	689,430	418	689,848
Ronald E. Bruehlman	164,261	13,564	177,825
(6)Amounts reported as “All Other Compensation” include the following items: (i) life insurance premiums of $7,524 each for Messrs. Bousbib, Staub and Sherbet, $0 for Mr. Bruehlman, and $5,944 for Mr. Grenfell; (ii) matching contributions to the IQVIA 401(k) plan on behalf of our U.S based named executive officers of $10,500 each for Messrs. Bousbib and Bruehlman, $15,750 for Messrs. Staub and Sherbet and $129,002 for Mr. Grenfell pursuant to the IMS (U.K.) Pension Plan, consisting of $13,185 in pension plan contributions and the remainder delivered through contributions to the named executive officer; (iii) certain make-whole plan contributions to the IQVIA Savings Equalization Plan on behalf of our named executive officers equal to the amounts that would have been contributed by us on behalf of each of the named executive officers to the applicable tax-qualified 401(k) plan under the plan’s matching contribution formula if not for certain limits applicable to tax-qualified plans under the Internal Revenue Code of $159,025 for Mr. Bousbib, $56,500 for Mr. Bruehlman, $62,791 for Mr. Staub, $48,295 for Mr. Sherbet; (iv) car and fuel allowance of $23,013 and personal use of a company provided car service of $109,781 for Mr. Grenfell and (v) other perquisites for Mr. Bousbib, including (x) reimbursement of estate planning services of up to $50,000, (y) automobile lease payments and operating expenses related thereto of $37,361 and (z) personal usage of the Company’s aircraft of $129,586. For safety, security and productivity reasons, we strongly advise Mr. Bousbib to use Company aircraft for personal travel. The amount of incremental cost for personal aircraft usage is determined by calculating the hourly variable costs (i.e., fuel, aircraft maintenance, landing and parking fees, crew costs and other miscellaneous costs) for the aircraft, and then multiplying the result by the hours flown for personal use during the year. The amounts for Mr. Grenfell have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2025 (~1.32 USD/GBP).

IQVIA HOLDINGS INC. | 2026 Proxy Statement	87

COMPENSATION OF NAMED EXECUTIVE OFFICERS
2025 Grants of Plan-Based Awards
2025 Grants of Plan-Based Awards
The following table sets forth information regarding plan-based awards made to each of our named executive officers during 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options ($)(5)	Exercise or Base Price of Option Awards ($)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)

Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)

Ari Bousbib
	—	—	3,600,000	7,200,000	—	—	—	—	—	—	—
	1/28/25	—	—	—	38,711	77,422	154,844	—	—	—	15,749,957
	1/28/25	—	—	—	—	—	—	—	73,741	203.43	4,528,317
Ronald E. Bruehlman
	—	—	905,000	1,810,000	—	—	—	—	—	—	—
	1/28/25	—	—	—	16,590	33,180	66,360	—	—	—	6,749,807
	1/28/25	—	—	—	—	—	—	—	31,603	203.43	2,249,984
W. Richard Staub, III
	—	—	800,000	1,600,000	—	—	—	—	—	—	—
	1/28/25	—	—	—	12,903	25,807	51,614	—	—	—	5,249,918
	1/28/25	—	—	—	—	—	—	—	24,580	203.43	1,749,982
Alistair R. Grenfell
	—	—	629,907	1,259,814	—	—	—	—	—	—	—
	1/28/25	—	—	—	14,747	29,494	58,988	—	—	—	5,999,964
	1/28/25	—	—	—	—	—	—	—	28,091	203.43	1,999,950
Eric M. Sherbet
	—	—	565,250	1,130,500	—	—	—	—	—	—	—
	1/28/25	—	—	—	7,373	14,747	29,494	—	—	—	2,999,982
	1/28/25	—	—	—	—	—	—	—	14,045	203.43	999,946
(1)Represents annual cash incentive award opportunities granted under the Annual Plan. As described in “Compensation Discussion and Analysis—2025 Compensation Determinations—2025 Short-Term Incentive Awards” above, each named executive officer was eligible to receive a target annual incentive equal to a percentage of his annual base salary. The actual amount paid to our named executive officers under the Annual Plan for 2025 is included in the Summary Compensation Table above, in the column labeled “Non-Equity Incentive Plan Compensation.” The amounts for Mr. Grenfell have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2025 (~1.32 USD/GBP).
(2)Under the Annual Plan, amounts shown in the “threshold” column assume our LDC Committee exercises its discretion to authorize the lowest possible award (or $0) for each named executive officer. See “Compensation Discussion and Analysis—2025 Compensation Determinations—2025 Short-Term Incentive Awards.”
(3)Under the Annual Plan, amounts shown in the “Maximum” column represent 200% of the named executive officers’ target award amount. See “Compensation Discussion and Analysis—2025 Compensation Determinations—2025 Short-Term Incentive Awards.”
(4)Represents performance shares granted in 2025. See “Compensation Discussion and Analysis—2025 Compensation Determinations—2025 Long-Term Incentive Awards.”
(5)Consists of the number of time-based SARs granted in 2025, which vest over three years in three equal installments beginning on the first anniversary of the grant date. See “Compensation Discussion and Analysis—2025 Compensation Determinations—2025 Long-Term Incentive Awards.”
(6)The exercise price is equal to the closing price per share of our common stock on the grant date, as reported on the NYSE.
(7)Reflects the grant date fair value of equity awards granted in 2025 determined in accordance with FASB ASC Topic 718. See footnotes (2) and (3) to the “2025 Summary Compensation Table.”

88	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
2025 Grants of Plan-Based Awards
Narrative Disclosure to Summary Compensation Table and 2025 Grants of Plan-Based Awards Table
We have entered into agreements with Messrs. Bousbib, Bruehlman, Grenfell, Sherbet and Staub governing the terms of their employment. The material terms of each agreement are described below. Each of the agreements, except for the one with Mr. Grenfell, provides for certain payments and benefits to which the named executive officer may be entitled in connection with a termination of employment or upon a change in control, which are described below under “—Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Mr. Bousbib
Our employment agreement with, Mr. Bousbib, our Chief Executive Officer, provides for a base salary that is currently set at $1.8 million and is subject to annual review. Pursuant to the agreement, Mr. Bousbib is eligible to receive an annual bonus with a target amount of 200% of his annual base salary. Mr. Bousbib is also eligible to participate in our savings, retirement and health and welfare plans, certain deferred compensation plans and our long-term incentive plan, each in accordance with its terms, and he is provided certain perquisites, as described more fully under “Compensation Discussion and Analysis—2025 Compensation Determinations—Retirement, Perquisites and Termination Benefits—Perquisites” and in note 6 to the “2025 Summary Compensation Table” above.
The employment agreement renews annually on July 26th for an additional one-year term unless either party gives notice of non-renewal at least sixty days in advance. The employment agreement further provides for certain restrictive covenants in favor of the Company, including non-competition and non-solicitation of our customers or employees for 24 months following termination of his employment with us.
Agreements with Messrs. Bruehlman, Grenfell, Sherbet and Staub
We have letter agreements with each of Messrs. Bruehlman, Sherbet and Staub that provide for a base salary, subject to annual review, and a target annual bonus expressed as a percentage of base salary. The letter agreements do not specify a term of employment, and either the Company or Messrs. Bruehlman, Sherbet and Staub, as applicable, may terminate the employment relationship at any time for any reason. We have an employment agreement with Mr. Grenfell that provides for a base salary, subject to annual review, and a target bonus expressed as a percentage of base salary. The contract specifies an indefinite term of employment and either the Company or Mr. Grenfell may terminate the employment relationship by providing six months’ notice. Each of Messrs. Bruehlman, Grenfell, Sherbet and Staub is also eligible to participate in our savings, retirement and health and welfare plans, certain deferred compensation plans and our long-term incentive plan in accordance with their terms.
For 2025, Messrs. Bruehlman’s, Grenfell’s, Sherbet’s and Staub’s salaries were set at $905,000, $629,907, $665,000 and $800,000, respectively, and target annual bonuses were set at 100%, 100%, 85%, and 100% , respectively. Effective December 31, 2025, Messrs. Grenfell’s and Staub’s base salaries were adjusted to $800,000 and $850,000, respectively, and their target annual bonus opportunities were each increased to 125% of base salary.
Each of Messrs. Bruehlman, Grenfell, Sherbet and Staub is also subject to a non-competition agreement that includes, among other things, provisions regarding non-competition and non-solicitation of customers and employees for 12 months, with respect to Messrs. Bruehlman, Grenfell and Sherbet and 24 months with respect to Mr. Staub, following termination of employment for any reason.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	89

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Outstanding Equity Awards at Fiscal Year-End for 2025
Outstanding Equity Awards at Fiscal Year-End for 2025
The following table sets forth information regarding long-term incentive awards held by our named executive officers as of December 31, 2025.

		Option/SAR Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (Exercisable) (#)	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SARs Exercise Price ($)	Option/SARs Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(1)(2)

Ari Bousbib	2/2/17	156,206	—	—	78.21	2/2/27	—	—	—	—
	2/8/18	160,457	—	—	95.23	2/8/28	—	—	—	—
	2/13/19	184,364	—	—	131.82	2/13/29	—	—	—	—
	2/11/20	224,040	—	—	161.70	2/11/30	—	—	—	—
	2/9/21	96,124	—	—	183.82	2/9/31	—	—	—	—
	2/10/22	76,472	—	—	250.43	2/10/32	—	—	—	—
	2/13/23	48,068	24,034	—	232.11	2/13/33	—	—	—	—
	2/7/24	24,172	48,345	—	214.34	2/7/34	—	—	—	—
	1/28/25	—	73,741	—	203.43	1/28/35	—	—	—	—
	2/7/24	—	—	—	—	—	—	—	73,481	16,563,352
	1/28/25	—	—	—	—	—	—	—	77,422	17,451,693
Ronald E. Bruehlman	2/9/21	26,701	—	—	183.82	2/9/31	—	—	—	—
	2/10/22	21,849	—	—	250.43	2/10/32	—	—	—	—
	2/13/23	13,733	6,867	—	232.11	2/13/33	—	—	—	—
	2/7/24	6,906	13,813	—	214.34	2/7/34	—	—	—	—
	1/28/25	—	31,603	—	203.43	1/28/35	—	—	—	—
	2/7/24	—	—	—	—	—	—	—	20,994	4,732,258
	1/28/25	—	—	—	—	—	—	—	33,180	7,479,104
W. Richard Staub, III	2/9/21	3,204	—	—	183.82	2/9/31	—	—	—	—
	2/10/22	5,462	—	—	250.43	2/10/32	—	—	—	—
	2/13/23	2,288	1,145	—	232.11	2/13/33	—	—	—	—
	2/7/24	4,604	9,208	—	214.34	2/7/34	—	—	—	—
	1/28/25	—	24,580	—	203.43	1/28/35	—	—	—	—
	1/2/24	—	—	—	—	—	—	—	21,702	4,891,848
	2/7/24	—	—	—	—	—	—	—	13,996	3,154,838
	1/28/25	—	—	—	—	—	—	—	25,807	5,817,156

90	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Outstanding Equity Awards at Fiscal Year-End for 2025

		Option/SAR Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (Exercisable) (#)	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SARs Exercise Price ($)	Option/SARs Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(1)(2)

Alistair R. Grenfell	2/10/22	8,193	—	—	250.43	2/10/32	—	—	—	—
	2/13/23	6,866	3,434	—	232.11	2/13/33	—	—	—	—
	2/7/24	5,755	11,511	—	214.34	2/7/34	—	—	—	—
	1/28/25	—	28,091	—	203.43	1/28/35	—	—	—	—
	2/7/24	—	—	—	—	—	—	—	17,495	3,943,548
	1/28/25	—	—	—	—	—	—	—	29,494	6,648,243
Eric M. Sherbet	2/13/19	8,436	—	—	131.82	2/13/29	—	—	—	—
	2/11/20	22,404	—	—	161.70	2/11/30	—	—	—	—
	2/9/21	8,544	—	—	183.82	2/9/31	—	—	—	—
	2/10/22	8,193	—	—	250.43	2/10/32	—	—	—	—
	2/13/23	5,722	2,861	—	232.11	2/13/33	—	—	—	—
	2/7/24	3,165	6,331	—	214.34	2/7/34	—	—	—	—
	1/28/25	—	14,045	—	203.43	1/28/35	—	—	—	—
	2/7/24	—	—	—	—	—	—	—	9,622	2,168,895
	1/28/25	—	—	—	—	—	—	—	14,747	3,324,121
(1)The values shown equal the number of shares or units multiplied by $225.41, the closing price of a share of our common stock on December 31, 2025, as reported on the NYSE.
(2)The number of shares and the payout value reported reflect payout assuming target performance is achieved.
(3)The following table shows the vesting dates of the outstanding and unvested awards held by our named executive officers as of December 31, 2025. Vesting is generally subject to the named executive officer’s continued service with us through the applicable vesting date. All unvested equity awards held by our Chief Executive Officer are subject to acceleration and/or continued vesting in certain cases (discussed below in the section entitled “— Potential Payments Upon Termination or Change in Control”).

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Vesting Date Schedule	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Date Schedule

Ari Bousbib	2/13/23	24,034	2/13/26	—	—
	2/7/24	24,172	2/7/26	—	—
	2/7/24	24,173	2/7/27	—	—
	1/28/25	24,580	1/28/26	—	—
	1/28/25	24,580	1/28/27	—	—
	1/28/25	24,581	1/28/28	—	—
	2/7/24	—	—	73,481	12/31/26
	1/28/25	—	—	77,422	12/31/27

IQVIA HOLDINGS INC. | 2026 Proxy Statement	91

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Outstanding Equity Awards at Fiscal Year-End for 2025

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs (unexercisable) (#)	Vesting Date Schedule	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Date Schedule

Ronald E. Bruehlman	2/13/23	6,867	2/13/26	—	—
	2/7/24	6,906	2/7/26	—	—
	2/7/24	6,907	2/7/27	—	—
	1/28/25	10,534	1/28/26	—	—
	1/28/25	10,534	1/28/27	—	—
	1/28/25	10,535	1/28/28	—	—
	2/7/24	—	—	20,994	12/31/26
	1/28/25	—	—	33,180	12/31/27
W. Richard Staub, III	2/13/23	1,145	2/13/26	—	—
	2/7/24	4,604	2/7/26	—	—
	2/7/24	4,604	2/7/27	—	—
	1/28/25	8,193	1/28/26	—	—
	1/28/25	8,193	1/28/27	—	—
	1/28/25	8,194	1/28/28	—	—
	1/2/24	—	—	21,702	12/31/26
	2/7/24	—	—	13,996	12/31/26
	1/28/25	—	—	25,807	12/31/27
Alistair R. Grenfell	2/13/23	3,434	2/13/26	—	—
	2/7/24	5,755	2/7/26	—	—
	2/7/24	5,756	2/7/27	—	—
	1/28/25	9,363	1/28/26	—	—
	1/28/25	9,364	1/28/27	—	—
	1/28/25	9,364	1/28/28	—	—
	2/7/24	—	—	17,495	12/31/26
	1/28/25	—	—	29,494	12/31/27
Eric M. Sherbet	2/13/23	2,861	2/13/26	—	—
	2/7/24	3,165	2/7/26	—	—
	2/7/24	3,166	2/7/27	—	—
	1/28/25	4,681	1/28/26	—	—
	1/28/25	4,682	1/28/27	—	—
	1/28/25	4,682	1/28/28	—	—
	2/7/24	—	—	9,622	12/31/26
	1/28/25	—	—	14,747	12/31/27

92	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
2025 Option Exercises and Stock Vested
2025 Option Exercises and Stock Vested
The following table sets forth information regarding stock options and/or SARs exercised and the vesting of restricted stock units and/or performance shares by our named executive officers during 2025.

	Option/SAR Awards		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)

Ari Bousbib	167,592	26,319,868	64,025	14,305,598
Ronald E. Bruehlman	—	—	18,292	4,087,113
W. Richard Staub, III	—	—	3,211	714,774
Alistair R. Grenfell	48,343	3,593,663	15,953	3,519,292
Eric M. Sherbet	21,870	1,981,723	7,540	1,686,056
(1)Calculated by multiplying the number of shares of our common stock acquired upon exercise by the difference between the exercise price and the market price of our common stock on the exercise date.
(2)Amounts shown in these columns reflect restricted stock units and/or performance share awards that vested during 2025. The performance share awards for the 2023-2025 performance period vested on December 31, 2025, and were earned by each named executive officer based on the LDC Committee’s certification on February 8, 2026. See “Compensation Discussion and Analysis—2025 Compensation Determinations—2025 Long-Term Incentive Awards—Achievement determinations for 2023-2025 performance shares.” The value realized upon the vesting of restricted stock units and/or performance shares was calculated, as required by SEC rules, using the closing price of our common stock as quoted on the NYSE on the date such restricted stock units and/or performance shares became vested.
(3)After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of restricted stock units and/or performance shares, the named executive officers retained a total of 59,038 net shares in aggregate with individual shares retained as follows:

Name	Total Net Shares Retained

Ari Bousbib	32,291
Ronald E. Bruehlman	10,584
W. Richard Staub, III	2,264
Alistair R. Grenfell	8,453
Eric M. Sherbet	5,446

IQVIA HOLDINGS INC. | 2026 Proxy Statement	93

COMPENSATION OF NAMED EXECUTIVE OFFICERS
2025 Pension Benefits
2025 Pension Benefits
The following table sets forth information regarding the present value of the accumulated benefits of our named executive officers under our pension plans assumed from IMS Health in the Merger as of December 31, 2025. Only Messrs. Bousbib and Bruehlman, as legacy IMS Health employees, are eligible to participate in such plans. No amounts were paid to any of our named executive officers under our pension plans during our 2025 fiscal year.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year	Present Value of Lump Sum Payable if Terminated on 12/31/25 ($)(3)

Ari Bousbib	IMS Health Retirement Plan	14.33	311,768	—	—
	IMS Health Retirement Excess Plan	14.33	6,672,121	—	6,633,332
Ronald E. Bruehlman	IMS Health Retirement Plan	10.50	241,452	—	—
	IMS Health Retirement Excess Plan	10.50	818,754	—	812,250
W. Richard Staub, III	—	—	—	—	—
Alistair R. Grenfell	—	—	—	—	—
Eric M. Sherbet	—	—	—	—	—
(1)Years are credited based on service from the date the individual became a participant in each plan.
(2)These amounts represent the actuarial present value, as of December 31, 2025, of the total retirement benefit that would be payable to the applicable named executive officers in accordance with the terms of the Retirement Plan and Retirement Excess Plan, as applicable, assuming no future service or compensation increases, and no pre-retirement mortality or termination (i.e., each named executive officer is assumed to retire at age 65 and to receive the benefit of annual interest credits at 4.60% under the Retirement Plan and 4.60% under the Retirement Excess Plan on his account balance until such point). The key actuarial assumptions and methodologies used to calculate the present value of accumulated benefits under both the Retirement Plan and Retirement Excess Plan were (i) a discount rate of 5.70% and 5.00%, respectively, and (ii) the White Collar PRI2012 mortality table with scale MP-2021.
(3)Under the Retirement Excess Plan, if any of Messrs. Bousbib or Bruehlman had experienced a separation from service from us for any reason on December 31, 2025, that executive would have been entitled to receive a single lump sum payment of his accumulated benefit under the Retirement Excess Plan on December 31, 2025. The present value determined as of, and the lump sum payable as of December 31, 2025, is shown above. The following key actuarial assumptions and methodologies were used to calculate the present value on December 31, 2025 the Retirement Excess Plan account balance as of December 31, 2025 was converted into an annuity payable on December 31, 2025, using a 4.69% interest rate and the GAM 83 Unisex Mortality Table. The resulting annuity was converted to a lump sum payable on December 31, 2025, using an interest rate of 3.987% and the GAM 83 Mortality Table.

94	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
IMS Health Defined Benefit Retirement Plans
IMS Health Defined Benefit Retirement Plans
The following table describes the defined benefit pension plans in which Messrs. Bousbib and Bruehlman are eligible to participate.

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment	Internal Revenue Code Limitations

IMS Health Retirement Plan	Funded, tax-qualified defined benefit retirement program
All U.S.-based legacy IMS Health employees, including our Chief Executive Officer and Mr. Bruehlman
Benefits generally vest after three years of qualifying service
This plan was assumed by us in connection with the Merger and closed to new participants effective December 31, 2016

Benefits are defined by a cash balance formula expressed in the form of a notional or “book-keeping” account balance
Each month a participant’s cash balance “account” is increased by (i) pay credits of 6% of the participant’s compensation for that month and (ii) interest credits based on the participant’s hypothetical account balance at the end of the prior month
Monthly interest credits are based on 1/12th of the 30-year Treasury bond yields in effect during the applicable month, subject to a floor of a 3% annual yield

Participants may retire early at age 55 with three years of service
Normal retirement age is 65. Pension benefits are payable as an actuarially equivalent annuity
Lump-sum distributions are only available for benefits valued at $5,000 or less
Employees do not make contributions to the plan

Section 401(a)(17) of the Internal Revenue Code (IRC) limits the annual compensation that may be taken into account in the calculation of benefits under a tax-qualified defined contribution or defined benefit pension plan, including the IMS Health Retirement Plan, to $350,000 in 2025
Section 415 of the IRC limits the annual benefit payable under a tax-qualified defined benefit plan, including the IMS Health Retirement Plan, to $280,000 for 2025

IMS Health Retirement Excess Plan
Unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified IMS Health Retirement Plan
This plan provides pension benefits not provided by the IMS Health Retirement Plan due to the IRC limitations noted above
Certain eligible U.S.- based legacy IMS Health employees, including our Chief Executive Officer and Mr. Bruehlman
We provide, out of our general assets, amounts equal to the difference between the amount that would have been paid in the absence of the aforementioned IRC limits and the amount that may be paid under the IMS Health Retirement Plan

Benefits for the named executives are automatically payable upon termination of employment (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation) in the form of an actuarially equivalent lump sum
None

IQVIA HOLDINGS INC. | 2026 Proxy Statement	95

COMPENSATION OF NAMED EXECUTIVE OFFICERS
2025 Non-Qualified Deferred Compensation
2025 Non-Qualified Deferred Compensation
The following table sets forth information regarding the non-qualified deferred compensation of each of our named executive officers for our 2025 fiscal year under the IQVIA Elective Deferred Compensation Plan, as applicable.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at End of Fiscal Year 2025(2) ($)

Ari Bousbib	—	4,587,296	—	30,166,568
Ronald E. Bruehlman	—	—	—	—
W. Richard Staub, III	—	—	—	—
Alistair R. Grenfell(3)	—	—	—	—
Eric M. Sherbet	—	—	—	—
(1)Earnings for Mr. Bousbib include dividends as well as earnings on the notional investments held.
(2)The aggregate balance at the end of the year consists of the value of Mr. Bousbib’s accounts as of December 31, 2025.
(3)Mr. Grenfell is not eligible to participate because he resides outside of the United States.
The following table describes our non-qualified deferred compensation plans.

Plan	Description	Eligibility and Vesting	Benefits Formula	Time and form of Payment

IQVIA Elective Deferred Compensation Plan	Non-qualified, deferred compensation plan	Certain IQVIA employees within the U.S., including our named executive officers, are eligible to participate
Participants may defer up to 80% of their base salaries as of the first day of the calendar year or partial year and up to 100% of any cash bonus earned under the Annual Plan and payable to the participant with respect to that year
Contributions consist solely of participants’ elective deferral contributions with no matching or other employer contributions

Participants may elect to receive date-based, in-service distributions as long as they are active participants in the plan in either a lump sum or in annual installments for up to 15 years
Upon separation from service, participants will receive their distribution either as a lump sum or in annual installments for up to 15 years (subject to a six-month delay, in certain cases, under tax rules applicable to non-qualified deferred compensation)

96	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Potential Payments Upon Termination or Change in Control
Potential Payments Upon Termination or Change in Control
Each of our named executive officers is entitled to receive certain benefits upon a qualifying termination of employment and upon certain change in control transactions. Below we describe payments and benefits that are payable upon certain types of termination of employment or a change in control, or that are enhanced based on the circumstances of a termination or change in control. We do not maintain employment or other stand-alone agreements providing for termination benefits with any of our named executive officers, other than an employment agreement with our Chief Executive Officer, Mr. Bousbib, and a letter agreement with Mr. Staub. Our other named executive officers, other than Mr. Grenfell, participate in the IQVIA Employee Protection Plan.
Employment Agreement and Long-Term Incentive Award Agreements with Our Chief Executive Officer
Under the terms of the employment agreement with our Chief Executive Officer, in the event of a “qualifying termination of employment,” he will be entitled to severance of two times annual base salary and target bonus. A qualifying termination is defined as termination by the Company without cause, including as a result of non-renewal of his employment by the Company, or a resignation by the Chief Executive Officer for good reason (each as defined in the employment agreement). Such severance is payable over 24 months, or as a lump sum if the termination occurs within 24 months after a change in control. Pursuant to the terms of his employment agreement and outstanding long-term incentive award agreements, in the event of a “qualifying termination of employment” all outstanding unvested time-based equity awards will fully vest and, if applicable, remain exercisable for their full terms, and unvested performance-based awards will remain eligible for vesting based on performance, or will vest based on target performance if termination follows a change in control within 24 months.
If termination is due to the Chief Executive Officer’s disability or death (as such terms are defined in his agreement), all outstanding unvested equity awards will vest fully, and if applicable, remain exercisable for their full terms, with performance-based awards vesting at target on the termination date. In the case of retirement, with certain limited exceptions, all outstanding unvested time-based awards remain outstanding and continue to vest as scheduled and remain exercisable, as applicable, and performance-based awards remain outstanding and vest based on actual performance. The Chief Executive Officer qualified for retirement in 2023 at age 62.
Upon termination for cause or resignation without good reason, our Chief Executive Officer will be entitled to receive only accrued salary and compensation, without any additional severance.
Any severance payment is contingent upon our Chief Executive Officer executing a release of claims and adhering to restrictive covenants in his employment agreement, including non-competition and non-solicitation for 24 months post-termination. Additional covenants to which our Chief Executive Officer is bound include confidentiality and non-disparagement.
Letter Agreement with Mr. Staub
In the event of a termination of employment by us without cause, Mr. Staub will receive (as defined in the 2023 letter agreement) cash severance, payable in equal monthly installments on our regular payroll schedule during the 24-month non-competition period following termination, equal to (i) 24 months of Mr. Staub’s base salary as of the termination date; (ii) Mr. Staub’s target annual bonus in effect for the year of termination; and (iii) the projected cost of the continuation of group health insurance coverage for Mr. Staub and his eligible dependents pursuant to COBRA for 18 months following the date of termination.
Employee Protection Plan
Messrs. Bruehlman and Sherbet participate in the IQVIA Employee Protection Plan which provides for certain payments and benefits if the participant’s employment is terminated without cause (as defined in such plan).
Upon the termination of a participant’s employment without cause, they are entitled to continued base salary payments for a period ranging from two weeks to 52 weeks, depending on the participant’s salary grade level and years of eligible service (two weeks for each year of service, subject to certain minimum periods); continued medical, dental and vision benefits throughout the salary continuation period (or six months, whichever is shorter); and certain outplacement services. Each of Messrs. Bruehlman and Sherbet would be entitled to 26 weeks of severance benefits under the Employee Protection Plan.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	97

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Potential Payments Upon Termination or Change in Control
A participant is entitled to severance benefits under the Employee Protection Plan following a change in control unless they unilaterally resign, are offered comparable employment with us or the acquiring company, or transfer to a customer or client in connection with a transfer or outsourcing plan. Benefits under the Employee Protection Plan cease when the participant begins to earn compensation from a new employer, and are offset by amounts of any other severance payments that are made to the participant or by the amount of any sign-on incentive or similar amounts paid upon commencement of the participant’s employment, if made within 12 months of the termination. Any salary continuation or benefits payable under the Employee Protection Plan are conditioned upon a release of claims in favor of IQVIA that may include certain restrictive covenants, including non-competition and non-solicitation of clients or employees, applicable during the one-year period following termination of employment or, if longer, the participant’s salary continuation period.
Employment Agreement with Mr. Grenfell
Mr. Grenfell is located in the U.K. and is not eligible to participate in the IQVIA Employee Protection Plan. Mr. Grenfell is not entitled to any payments or benefits upon a change in control. Under U.K. employment law, Mr. Grenfell is entitled to a statutory severance payment in the event of a termination of employment by us without cause as a result of a reduction in workforce. At the Company’s discretion, Mr. Grenfell would be considered for certain payments and benefits in the event of a termination of employment by us without cause. Any payments or benefits received by Mr. Grenfell would be conditioned upon a release of claims in favor of IQVIA that may include certain restrictive covenants, including non-competition and non-solicitation of clients or employees, applicable during the one-year period following the date his employment is terminated or the date Mr. Grenfell is placed on paid leave during his notice period, whichever is earlier.
Summary of Potential Payments
The following table estimates the dollar value of the additional payments and benefits our named executive officers would have been entitled to receive under applicable plans and/or arrangements described above, assuming the applicable triggering event occurred on December 31, 2025.

Name	Type of Payment or Benefit	Involuntary Termination ($)	Retirement ($)	Termination Due to Death/ Disability ($)	Change in Control without Termination ($)	Involuntary Termination Following a Change in Control ($)

Ari Bousbib	Severance Pay(1)	10,800,000	—	—	—	10,800,000
	Time-based equity awards(2)	2,156,006	2,156,006	2,156,006	—	2,156,006
	Performance-based equity awards(3)	34,015,045	34,015,045	34,015,045	—	34,015,045
	Total	46,971,051	36,171,051	36,171,051	—	46,971,051
Ronald E. Bruehlman	Severance Pay(4)	452,500	—	—	—	452,500
	Health & Welfare Benefits(5)	7,351	—	—	—	7,351
	Outplacement(6)	3,109	—	—	—	3,109
	Total	462,960	—	—	—	462,960
W. Richard Staub, III	Severance Pay(4)	2,762,500	—	—	—	2,762,500
	Health & Welfare Benefits(5)	22,053	—	—	—	22,053
	Total	2,784,553	—	—	—	2,784,553
Alistair R. Grenfell	Severance Pay(4)	24,174	—	—	—	24,174
	Total	24,174	—	—	—	24,174

Eric M. Sherbet	Severance Pay(4)	332,500	—	—	—	332,500
	Health & Welfare Benefits(5)	10,049	—	—	—	10,049
	Outplacement(6)	3,109	—	—	—	3,109
	Total	345,658	—	—	—	345,658

98	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Potential Payments Upon Termination or Change in Control
(1)Represents two times the sum of our Chief Executive Officer’s base salary and his target annual incentive, which is the amount payable to our Chief Executive Officer under the terms of his employment agreement in connection with a termination of his employment by us without cause or by him for good reason.
(2)Represents the value of unvested time-based SARs determined based on the difference between the exercise price of the SARs and the closing price of a share of our common stock on December 31, 2025 ($225.41), the last business day of fiscal year 2025. For purposes of this table, we have assumed that all time-based SARs would be assumed, continued or substituted in connection with a change in control and that, as a result, all time-based SARs would not become fully vested in connection with such change in control but rather upon a qualifying involuntary termination following a change in control. The actual treatment of time-based SARs in connection with a change in control transaction may be different. As described above, any unvested outstanding time-based equity awards held by our Chief Executive Officer would be accelerated in the event of a qualifying termination of employment or in the event of a termination due to death or disability, and in the event of retirement, any unvested outstanding time-based equity awards would continue to vest as scheduled and remain exercisable.
(3)Represents the value of unvested performance shares (assuming achievement of the performance goals at target), determined by multiplying the number of shares underlying the award by the closing price of a share of our common stock on December 31, 2025 ($225.41). In the event of a qualifying termination of employment, our Chief Executive Officer’s performance shares will remain outstanding and eligible to vest based on performance. In the event of a termination due to death or disability, our Chief Executive Officer’s performance shares would be fully accelerated and paid out at target. For purposes of this table, we have assumed that all performance shares would be assumed, continued or substituted in connection with a change in control and that, as a result, all performance shares would not become fully vested in connection with such change in control but rather upon a qualifying involuntary termination following a change in control. The actual treatment of performance shares in connection with a change in control transaction may be different. As described above, any unvested outstanding performance-based equity awards held by our Chief Executive Officer would be accelerated in the event of a qualifying termination of employment following a change in control or in the event of a termination due to death or disability and would assume the achievement of the performance goals at target, and in the event of retirement, any unvested outstanding performance-based equity awards would remain outstanding and vest based upon actual performance.
(4)Represents the sum of base salary continuation payable to Messrs. Bruehlman and Sherbet under the provisions of the Employee Protection Plan as in effect on December 31, 2025. For Mr. Staub, represents an amount equal to (i) 24 months of base salary and (ii) target annual bonus in effect the year of termination. Under U.K. employment law, Mr. Grenfell is entitled to a statutory severance payment in the event of a termination of employment by us without cause as a result of a reduction in workforce. The amounts for Mr. Grenfell have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2025 (~1.32 USD/GBP).
(5)For Messrs. Bruehlman and Sherbet, Health & Welfare Benefits represent the cost to the Company of paying its portion of premiums for medical, dental and prescription drug coverage for the executive and his eligible dependents during the period during which salary continuation payments under the provisions of the Employee Protection Plan as in effect on December 31, 2025 are being made. For Mr. Staub, represents the projected cost of group health care continuation for 18 months for Mr. Staub and his eligible dependents, to which he would be entitled under his letter agreement.
(6)Represents the value of outplacement services that would be available to Messrs. Bruehlman and Sherbet under the Employee Protection Plan in the event of a qualifying termination of employment.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	99

COMPENSATION OF NAMED EXECUTIVE OFFICERS
CEO Pay Ratio
CEO Pay Ratio
U.S. publicly-traded companies are required to disclose the ratio of their chief executive officer’s compensation to that of their median employee. Our Chief Executive Officer to median employee pay ratio was calculated in accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K and the related guidance, and represents a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions, and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we report.
Under the pay ratio rule, a company is required to identify its median employee only once every three years so long as during the prior fiscal year there has been no change to its employee population or employee compensation arrangements that it reasonably believes would result in significant changes in its pay ratio disclosure. During 2023, we identified our median employee by using base salaries or base rate of pay as our consistently applied compensation measure for all individuals, excluding our Chief Executive Officer, who were employed by us on December 1, 2023 (annualized in the case of employees who joined the Company during 2023). Because of our vast global employee population, we also applied the allowed de minimis exemption and excluded non-U.S. employees from certain countries noted below. The total number of excluded employees represented less than 5% of our population. Applying this de minimis exemption, on December 1, 2023, we had 19,849 U.S. employees and 66,852 non-U.S. employees. Irrespective of the de minimis exemption, on this same date we had 19,849 U.S. employees and 69,950 non-U.S. employees. Pursuant to the permitted de minimis exemption, the following countries were excluded from the ratio calculation: Algeria, 25; Bangladesh, 149; Bolivia, 5; Burkina Faso, 1; Chile, 289; Colombia, 436; Costa Rica, 12; Ecuador, 32; Egypt, 227; Ghana, 41; Guatemala, 61; Indonesia, 97; Jordan, 13; Kazakhstan, 5; Latvia, 32; Mexico, 960; Morocco, 49; Namibia, 1; Nigeria, 38; Norway, 47; Pakistan, 72; Panama, 6; Paraguay, 4; Peru, 82; Rwanda, 2; Sierra Leone, 1; Slovenia, 16; Sri Lanka, 38; Tunisia, 28; Ukraine, 228; Uruguay, 6; Venezuela, 6; Vietnam, 89. Because we did not experience any material changes to our employee population, or changes in employee compensation arrangements during 2025, we believe it is reasonable to use the median employee identified and reported in 2023 for purposes of calculating the pay ratio disclosure with respect to 2025, and that using this median employee will not significantly affect our pay ratio disclosure.
For 2025, the annual total compensation of our median employee, calculated under applicable SEC rules, was $102,424. For 2025, the annual total compensation for our Chief Executive Officer is reported in the “2025 Summary Compensation Table” above. On this basis, the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation is estimated at 275:1.

100	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Pay versus Performance
Pay versus Performance
The following table reports the compensation of our Principal Executive Officer (PEO) and the average compensation of the other Named Executive Officers (Other NEOs) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “compensation actually paid” as calculated pursuant to SEC rules and certain performance measures required by the rules.

	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Other NEOs ($)(1)	Average Compensation Actually Paid to Other NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On(4):			Company-Selected Measure(5)

Year					IQVIA’s Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)	Net Income ($ millions)	Adjusted Diluted EPS Growth (%)(6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	28,128,245	36,068,712	8,869,621	11,081,528	125.81	186.82	1,360	7.1
2024	26,732,998	11,450,139	6,575,714	4,095,455	109.68	158.83	1,373	9.1
2023	29,151,752	42,292,899	4,523,047	4,103,793	129.14	147.52	1,358	0.4
2022	30,135,029	5,961,064	5,007,016	1,702,449	114.36	137.91	1,091	12.5
2021	28,615,851	88,421,980	4,395,745	10,062,332	157.47	136.17	966	40.7
(1)Ari Bousbib was our PEO for each year presented. The individuals comprising the Other NEOs for each year presented are listed below:

2021	2022	2023	2024	2025

Ronald E. Bruehlman	Ronald E. Bruehlman	Ronald E. Bruehlman	Ronald E. Bruehlman	Ronald E. Bruehlman
W. Richard Staub, III	Costa Panagos	W. Richard Staub, III	W. Richard Staub, III	W. Richard Staub, III
Kevin C. Knightly	Kevin C. Knightly	Kevin C. Knightly	Bhavik Patel	Alistair R. Grenfell
Eric M. Sherbet	Eric M. Sherbet	Eric M. Sherbet	Eric M. Sherbet	Eric M. Sherbet
Costa Panagos
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v)(2)(iii) of Regulation S-K and do not reflect compensation actually earned, realized or received by the PEO or Other NEOs. The amounts for Messrs. Grenfell and Patel have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2025 and 2024, respectively. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Change in Pension Value for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Pension Service Cost for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)

2025	28,128,245	(689,848)	(20,278,274)	270,289	28,638,300	36,068,712
2024	26,732,998	(707,772)	(20,238,983)	279,972	5,383,924	11,450,139
2023	29,151,752	(844,991)	(21,157,852)	258,365	34,885,625	42,292,899
2022	30,135,029	(420,742)	(21,388,958)	296,785	(2,661,050)	5,961,064
2021	28,615,851	(535,539)	(18,534,470)	314,052	78,562,087	88,421,980

IQVIA HOLDINGS INC. | 2026 Proxy Statement	101

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Pay versus Performance

Year	Average Summary Compensation Table Total for Other NEOs ($)	Average Exclusion of Change in Pension Value for Other NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Other NEOs ($)	Average Inclusion of Pension Service Cost for Other NEOs ($)	Average Inclusion of Equity Values for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)

2025	8,869,621	(44,456)	(6,999,883)	16,601	9,239,646	11,081,528
2024	6,575,714	(40,796)	(4,937,350)	15,913	2,481,974	4,095,455
2023	4,523,047	(73,164)	(3,228,937)	17,778	2,865,069	4,103,793
2022	5,007,016	(46,106)	(3,363,826)	22,217	83,148	1,702,449
2021	4,395,745	(45,384)	(2,548,372)	23,204	8,237,139	10,062,332
The amounts for Messrs. Grenfell and Patel have been converted from GBP to U.S. dollars using the average of the monthly average exchange rates for 2025 and 2024, respectively.
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)

2025	24,951,534	3,156,942	—	529,824	—	—	28,638,300
2024	17,350,975	(6,450,390)	—	(3,738,897)	(1,777,764)	—	5,383,924
2023	22,020,972	1,379,297	—	11,485,356	—	—	34,885,625
2022	16,869,138	(15,553,971)	—	(3,976,217)	—	—	(2,661,050)
2021	34,647,149	25,065,538	—	18,849,400	—	—	78,562,087

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Other NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Other NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Other NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Other NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Other NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Other NEOs ($)	Total - Average Inclusion of Equity Values for Other NEOs ($)

2025	8,317,047	828,084	—	94,514	—	—	9,239,646
2024	4,043,003	(844,438)	—	(484,051)	(232,541)	—	2,481,974
2023	2,411,696	153,127	—	1,274,065	(973,819)	—	2,865,069
2022	2,660,228	(2,066,942)	—	(510,138)	—	—	83,148
2021	4,763,789	2,005,653	—	1,467,697	—	—	8,237,139
(4)The compensation peer group for each listed fiscal year consists of the companies listed as our compensation benchmarking peer group in the Compensation Discussion & Analysis. For 2025, the companies included AbbVie Inc., Accenture plc, Agilent Technologies, Inc., Amgen Inc., Avantor, Inc., Biogen Inc., Bristol Myers Squibb Co., Cognizant Technology Solutions Corp., Danaher Corporation, Eli Lilly & Co., Gartner, Inc., Gilead Sciences, Inc., International Business Machines Corp., ICON Plc, Laboratory Corp of America Holdings, Merck & Co., Inc., Moderna, Inc., Pfizer Inc., Regeneron Pharmaceuticals, Inc., Thermo Fisher Scientific, Inc., Vertex Pharmaceuticals Inc., and Zoetis Inc.
(5)The Company has identified Adjusted Diluted EPS Growth as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the PEO and the Other NEOs in 2025 to the Company’s performance. See Appendix A in this Proxy Statement for a reconciliation of Adjusted Diluted EPS Growth, a non-GAAP measure, to the most directly comparable GAAP measure.

102	IQVIA HOLDINGS INC. | 2026 Proxy Statement

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Pay versus Performance
(6)Adjusted Diluted EPS Growth was chosen from the following four most important financial performance measures used by the Company to link compensation actually paid to the PEO and other NEOs in 2025 to the Company’s performance:

Performance Metrics

Adjusted Diluted EPS Growth (as defined in “Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Awards,” described on page 57)
Relative Total Stockholder Return (as defined in “Compensation Discussion and Analysis—Elements of Compensation— Long-Term Incentive Awards,” described on page 60)
Revenue (as defined in “Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Awards,” described on page 57)
Adjusted EBITDA (as defined in “Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Awards,” described on page 57)
In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the 2025 Summary Compensation Table and related disclosures appropriately reward our PEO and the Other NEOs for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our stockholders. The values included in the columns for Compensation Actually Paid to our PEO and the Other NEOs, calculated in accordance with Item 402(v) of SEC Regulation S-K, in each of the fiscal years reported above and over the five-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they further demonstrate the “pay-for-performance” compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our PEO and the Other NEOs is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our PEO and the Other NEOs and our stockholders.
Given a significant amount of the values in the columns for Compensation Actually Paid to our PEO and the Other NEOs are based on our stock price as of a particular date in time, and specifically under the SEC rules, required to be the last day of the listed fiscal year, it is important to note that the values could have been dramatically different if other dates were chosen or if our stock price happened to be higher or lower on the last day of the listed fiscal year.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	103

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Pay versus Performance
Relationship Between Compensation Actually Paid and Performance Measures
In light of the significant weighting of long-term stock-based incentives in our pay mix due to the intended alignment between our named executive officers and stockholders, the Compensation Actually Paid values are significantly influenced by the value of IQVIA’s stock price. The table below reflects the relationship between the PEO and the average Other NEO compensation actually paid and the performance measures shown in the pay versus performance table from 2021 to 2025:

Period	Compensation Actually Paid to PEO		Average Compensation Actually Paid to Other NEOs		IQVIA’s TSR		Peer Group TSR		Net Income		Adj. Diluted EPS Growth

2021 to 2025	(59)%	â	10%	á	26%	á	87%	á	41%	á	86%	á
●Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Cumulative TSR. From 2021 to 2025, the compensation actually paid to our PEO decreased by 59% and the average of the compensation actually paid to the Other NEOs increased by 10%, compared to a 26% increase in our TSR over the same time period.
●Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Net Income. From 2021 to 2025, the compensation actually paid to our PEO decreased by 59% and the average of the compensation actually paid to the Other NEOs increased by 10%, compared to a 41% increase in our Net Income over the same time period.
●Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Adjusted Diluted EPS Growth. From 2021 to 2025, the compensation actually paid to our PEO decreased by 59% and the average of the compensation actually paid to the Other NEOs increased by 10%, compared to a 86% increase in our Adjusted Diluted EPS over the same time period.
●Relationship Between the Company’s TSR and the Peer Group TSR. The TSR for the peer group disclosed in the table above increased by 87% from 2021 to 2025 as compared to the Company’s TSR, which increased by 26% over the same time period.

104	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROPOSAL NO. 3 Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2026.
The Audit Committee believes that the continued retention of PricewaterhouseCoopers as our independent registered public accounting firm is in the best interests of the Company and our stockholders. Further, our Audit Committee periodically evaluates the need for rotating the independent registered public accounting firm to maintain auditor independence. In compliance with SEC rules, the Audit Committee has been, and will continue to be, directly involved in selecting PricewaterhouseCoopers’s new lead engagement partner during the required rotation, which occurs at a minimum every five years.
Ratification of the appointment of PricewaterhouseCoopers requires the vote of a majority of the shares of our common stock cast affirmatively or negatively on the matter. A representative of PricewaterhouseCoopers is expected to be available to answer appropriate questions at the 2026 Annual Meeting and is free to make statements during the 2026 Annual Meeting.
The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain PricewaterhouseCoopers or to appoint another independent registered public accounting firm.
Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of our stockholders or the Company.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	105

Audit

Audit Committee Report
The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2026. The Board will ask our stockholders to ratify this selection at the 2026 Annual Meeting.
PricewaterhouseCoopers served as our independent registered public accounting firm for the years ended December 31, 2025, and 2024. Prior to the Merger, PricewaterhouseCoopers had been independent auditor of Quintiles continuously since 2002 and for IMS Health continuously since 1998.
Among its functions, the Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.
The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board AS 1301, and reviewed the results of the independent registered public accounting firm’s audit of the consolidated financial statements.
PricewaterhouseCoopers has also confirmed to us that it is in compliance with the rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence. The Audit Committee received and discussed with PricewaterhouseCoopers its written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with the auditor’s independence.
Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
The Audit Committee
James A. Fasano, Chair
Carol J. Burt
Colleen A. Goggins
John M. Leonard, M.D.
Sheila A. Stamps

106	IQVIA HOLDINGS INC. | 2026 Proxy Statement

AUDIT
Fees Paid to the Independent Registered Public Accounting Firm
Fees Paid to Independent Registered Public Accounting Firm
PricewaterhouseCoopers has served as our independent auditor for the years ended December 31, 2025, and 2024. In addition to rendering audit services during those two years, PricewaterhouseCoopers performed various non-audit services for us worldwide.
Audit and Other Fees for Past Two Fiscal Years
The following table sets forth the aggregate fees billed to the Company for services rendered by PricewaterhouseCoopers for fiscal years 2025 and 2024.

	($ in thousands)

	2025	2024

Audit fees(1)	$9,985	$9,000
Audit-related fees(2)	316	209
Tax fees(3)	4,000	4,000
All other fees(4)	10	10
TOTAL	$14,311	$13,219
(1)Audit fees principally include services related to the annual audit of the consolidated financial statements, quarterly review of our interim consolidated financial statements, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.
(2)Audit-related fees, if any, would consist principally of due diligence services and financial accounting and reporting consultations for related services not already reported in audit fees.
(3)Tax fees relate primarily to professional services for tax compliance, advice and planning services. These services included U.S. and non-U.S. tax services.
(4)All other fees consisted of non-audit and accounting research services.
All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by SEC rules, the Audit Committee also has delegated to each of its members, acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Audit Committee at its next scheduled meeting.
As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accountants expect to provide or may provide during the year. The schedule must be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.
A schedule of additional services proposed to be provided by the independent registered public accountants, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule must be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.
Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related and tax, none were billed pursuant to these provisions in fiscal 2025 without pre-approval.
The Audit Committee has considered the compatibility of non-audit services performed by PricewaterhouseCoopers with its independence and has concluded that the provision of non-audit services by PricewaterhouseCoopers is compatible with that firm maintaining its independence from us and our management.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	107

PROPOSAL NO. 4 Approval of IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan
At the 2026 Annual Meeting, stockholders are being asked to approve the adoption of the IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan (the “2026 Plan”). Upon the recommendation of the LDC Committee, the 2026 Plan was adopted by the Board on February 24, 2026 and will become effective upon receiving stockholder approval at the 2026 Annual Meeting. If adopted, the 2026 Plan will replace the IQVIA Holdings Inc. 2017 Incentive and Stock Award Plan (the “2017 Plan”), and will assume any shares remaining under the 2017 Plan as of the effective date of the 2026 Plan. The 2026 Plan will authorize 5,750,000 additional shares for issuance for an aggregate number of shares available of 17,941,295 including a certain number of shares subject to awards under the 2017 Plan and not delivered. We refer to the aggregate number of shares available for awards under the 2026 Plan as the “share reserve.”
If the 2026 Plan is approved by our stockholders, it will become effective as of the date of the 2026 Annual Meeting and no additional awards will be granted under the 2017 Plan after the effectiveness of the 2026 Plan. In the event that our stockholders do not approve this Proposal No. 4, the 2026 Plan will not become effective, and the 2017 Plan will continue to be effective in accordance with its terms. No awards have or will be made under the 2026 Plan prior to its approval by stockholders at the 2026 Annual Meeting. If the 2026 Plan is approved, we will be able to continue to provide equity awards as part of our compensation program, which is necessary to attract and retain the employees who make significant contributions to our success.
Information Regarding Share Reserve Under 2026 Plan as of February 19, 2026

Number of Shares

Shares remaining under 2017 Plan	5,523,273
Full value awards outstanding (including Restricted stock, RSU and performance awards, counting performance awards at target performance level)(1)	2,961,758
Stock options/stock appreciation rights outstanding(1)	3,706,264
Weighted average remaining contractual term: 5.74
Weighted average exercise price: $176.70
Shares requested under the 2026 Plan	5,750,000
Total shares available for future awards assuming approval of 2026 Plan	17,941,295
(1)Includes 12,957 RSU awards and 31,618 stock appreciation rights outstanding that are expected to be settled in cash.
The Board believes that equity-based awards are an important tool to provide compensation opportunities that help us attract and retain highly qualified executives, employees, directors and other service providers to incentivize company performance, to help achieve our corporate objectives and to promote long-term value creation for stockholders by closely aligning the interests of participants with those of stockholders. Based upon its review and consideration of the remaining shares available for awards under the 2017 Plan, the Company’s historic rates of equity award issuances, the dilutive impact of the share reserve, and advice provided by Meridian Compensation Partners, LLC, the LDC Committee’s external compensation consultant, the Board approved the 2026 Plan, as described below.
Key Plan Provisions
●The 2026 Plan has a term of ten (10) years.
●The 2026 Plan provides for the following types of equity awards: stock options (both incentive and non-qualified stock options), stock appreciation rights, restricted stock awards, restricted stock units and stock awards.
●The 2026 Plan is administered by the LDC Committee, which is made up entirely of independent directors.

108	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROPOSAL NO. 4 APPROVAL OF IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN
●Stock options and stock appreciation rights must have an exercise/base price at least equal to the fair market value on the grant date (except for permitted substitutions/assumptions in transactions).
●The 2026 Plan prohibits option and stock appreciation rights repricing without stockholder approval, subject to certain limited exceptions.
●A participant may be granted awards in the aggregate up to a participant’s annual limit and the 2026 Plan limits the total value of awards that may be granted to any non-employee director in any calendar year.
●Awards are subject to forfeiture, cancellation, reduction, and/or recoupment for specified misconduct and to the Company’s Restatement Recovery Policy and Supplemental Incentive-Based Compensation Recovery Policy, including compliance with Dodd-Frank recovery requirements and any exchange rules.
Burn Rate and Dilution
To ensure our equity incentive plans are in the best interest of the Company and our stockholders, we evaluate our burn rate and overhang to ensure our burn rate is within competitive market norms and to make certain our 2026 Plan strikes the appropriate balance for our stockholders.
Burn Rate. The burn rate is the annual rate at which a company grants equity. The simple burn rate counts both stock options and full value shares as one share over the course of one year. We grant what we believe is an appropriate amount of equity necessary to effectively attract, reward and retain employees.
Overhang. Overhang, or dilution, is equal to the number of shares subject to outstanding equity awards plus the number of shares available to be granted, divided by shares of common stock outstanding at the end of the fiscal year. This number can be an indication of potential stockholder dilution. Our February 19, 2026 overhang of approximately 7.3% is consistent with our compensation peer group.

	2023	2024	2025

Burn Rate (%)	0.66	0.86	1.17
Overhang (%)	9.26	7.77	7.48
If our stockholders approve the 2026 Plan, the issuance of 5,750,000 shares under the 2026 Plan would increase our total potential dilution rate by 3.4% to 10.7%. This number decreases as awards vest and/or settle, and when stock options are exercised.
Expected Plan Duration
Based on our historic and projected use of equity-based compensation, we estimate that the shares requested under the 2026 Plan combined with the shares remaining from our 2017 Plan will be sufficient to provide awards for up to 5 years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.
Description of the 2026 Plan
The principal features of the 2026 Plan are summarized below. A copy of the 2026 Plan is attached as Appendix B. The following description of certain features of the 2026 Plan is qualified in its entirety by reference to the full text of the 2026 Plan.
Purpose. The purpose of the 2026 Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing incentive compensation opportunities tied to the performance of the Company and its common stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.
Administration. Pursuant to its terms, the 2026 Plan may be administered by the LDC Committee, such other committee of no fewer than two members of the Board who are appointed by the Board to administer the 2026 Plan or the Board,

IQVIA HOLDINGS INC. | 2026 Proxy Statement	109

PROPOSAL NO. 4 APPROVAL OF IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN

as determined by the Board. The LDC Committee has the power and discretion necessary or appropriate to administer the 2026 Plan, with such powers including, but not limited to, the authority to select persons to participate in the 2026 Plan, determine the terms, conditions and restrictions of all awards, adopt rules for the administration, interpretation and application of the 2026 Plan as are consistent therewith, and interpret, amend or revoke any such rules, modify the terms of awards, accelerate the vesting of awards, and make determinations regarding a participant’s termination of employment or service for purposes of an award. The LDC Committee’s determinations, interpretations and actions under the 2026 Plan are binding on the Company, the participants in the 2026 Plan and all other parties. It is anticipated that the 2026 Plan will be administered by the LDC Committee. The LDC Committee may delegate authority to one or more officers of the Company to grant awards to eligible persons other than members of the Board or who are subject to Rule 16b-3 of the Exchange Act, as permitted under the 2026 Plan and under applicable law.
Awards. The types of awards available under the 2026 Plan include stock options (both incentive and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock awards, restricted stock units (“RSUs”), and stock awards.
Shares Available. Approximately 11,273,273 shares of common stock are available for awards under the 2026 Plan. In addition, the 6,668,022 shares of common stock outstanding and not delivered under the 2017 Plan may be awarded under the 2026 Plan. All shares within the share reserve are available for issuance as incentive stock options.
To the extent that an award under the 2026 Plan or 2017 Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the award or otherwise terminated without delivery of the shares to a participant, the shares of our common stock retained by or returned by the Company will not be deemed to have been delivered under the 2026 Plan or the 2017 Plan, and will be deemed to remain or to become available under the 2026 Plan. Shares of our common stock that are withheld from an award under the 2026 Plan or the 2017 Plan or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award or an award under the 2026 or 2017 Plan shall be deemed to constitute shares not delivered under the 2026 Plan or the 2017 Plan and will be deemed to remain or become available under the 2026 Plan.
Adjustments. In the event of any recapitalization, reclassification, repurchase, share exchange, share dividend, extraordinary cash dividend, stock split, reverse stock split, merger, reorganization, consolidation, combination, spin-off, liquidation, dissolution, sale of all or substantially all of the Company’s assets or other similar corporate event or transaction affecting the shares of common stock, the LDC Committee will make equitable adjustments to (i) the number and kind of shares or other securities available for awards and covered by outstanding awards, (ii) the exercise, base or purchase price or other value determinations of outstanding awards, (iii) other value determination applicable to the 2026 Plan and/or outstanding awards and/or (iv) any other terms of an award affected by the corporate event.
Eligibility. Any employee, officer, non-employee director or any natural person who is an independent consultant, a contractor, or other personal service provider to the Company or any of its subsidiaries can participate in the 2026 Plan, at the LDC Committee’s discretion. In its determination of eligible participants, the LDC Committee may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the LDC Committee to designate that person to receive an award in any other year. Approximately 12,000 of our employees and all eight (8) of our non-employee directors are eligible to participate in the 2026 Plan.
Award Limit for Non-Employee Directors. No non-employee director may be granted during any calendar year, awards having a fair value (determined on the date of grant) that, when added to all other cash compensation received in respect of service as a member of our Board for such calendar year, exceeds $900,000; provided, however, the independent members of the Board may make exceptions to this limit for a non-executive chair of the Board or for an initial award granted to a non-employee director following his or her appointment to the Board, provided, that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
Per-Person Award Limitations. In each fiscal year during any part of which a participant participates in the 2026 Plan, a participant may be granted awards in the aggregate up to an annual limit equal to 1,200,000 shares.
Stock Options. A stock option grant entitles a participant to purchase a specified number of shares of our common stock during a specified term (with a maximum term of ten years from the date of grant) at an exercise price that will not be less than the fair market value of a share as of the date of grant (unless otherwise determined by the LDC Committee or granted to a ten percent (10%) stockholder).
The LDC Committee will determine the requirements for vesting and exercisability of the stock options, which may be based on the continued employment or service of the participant with the Company for a specified time period, upon the attainment of performance goals and/or such other terms and conditions as approved by the LDC Committee in its

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PROPOSAL NO. 4 APPROVAL OF IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN
discretion. The stock options may terminate prior to the end of the term or vesting date upon termination of employment or service (or for any other reason), as determined by the LDC Committee. Unless approved by our stockholders, the LDC Committee may not take any action with respect to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which shares of common stock are listed, or that would result in the cancellation of “underwater” stock options in exchange for cash or other awards, other than in connection with a change in control.
Stock options granted under the 2026 Plan will be either non-qualified stock options or incentive stock options (with incentive stock options intended to meet the applicable requirements under the Code). Stock options are nontransferable except in limited circumstances.
Stock Appreciation Rights. A SAR granted under the 2026 Plan will give the participant a right to receive, upon exercise or other payment of the SAR, an amount in cash, shares of common stock or a combination of both equal to (i) the excess of (a) the fair market value of a share on the date of exercise or payment less (b) the base price of the SAR that the LDC Committee specified on the date of the grant multiplied by (ii) the number of shares as to which such SAR is exercised or paid. The base price of a SAR will not be less than the fair market value of a share of common stock on the date of grant. The right of exercise in connection with a SAR may be made by the participant or automatically upon a specified date or event. SARs are nontransferable, except in limited circumstances.
The LDC Committee will determine the requirements for vesting and exercisability of the SARs, which may be based on the continued employment or service of the participant with the Company for a specified time period or upon the attainment of specific performance goals. The SARs may be terminated prior to the end of the term (with a maximum term of ten years) upon termination of employment or service, as determined by the LDC Committee. Unless approved by our stockholders, the LDC Committee may not take any action with respect to a SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which shares of common stock are listed, or that would result in the cancellation of “underwater” SARs in exchange for cash or other awards, other than in connection with a change in control.
Restricted Stock Awards. A restricted stock award is a grant of a specified number of shares of common stock to a participant, which restrictions will lapse upon the terms that the LDC Committee determines at the time of grant. The LDC Committee will determine the requirements for the lapse of the restrictions for the restricted stock awards, which may be based on the continued employment or service of the participant with the Company over a specified time period, upon the attainment of performance goals (i.e., performance share awards), or both.
The participant will have the rights of a stockholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions with respect thereto, unless the LDC Committee determines otherwise to the extent permitted under applicable law. If a participant has the right to receive dividends paid with respect to a restricted stock award, such dividends shall not be paid to the participant until the underlying award vests. Any shares granted under a restricted stock award are nontransferable, except in limited circumstances.
Restricted Stock Units. An RSU granted under the 2026 Plan will give the participant a right to receive, upon vesting and settlement of the RSUs, one share per vested unit or an amount per vested unit equal to the fair market value of one share as of the date of determination, or a combination thereof, at the discretion of the LDC Committee. The LDC Committee may grant RSUs together with dividend equivalent rights (which will not be paid until the award vests), and the holder of any RSUs will not have any rights as a stockholder, such as dividend or voting rights, until the shares of common stock underlying the RSUs are delivered.
The LDC Committee will determine the requirements for vesting and payment of the RSUs, which may be based on the continued employment or service of the participant with the Company for a specified time period and also upon the attainment of specific performance goals (i.e., performance stock units). RSUs will be forfeited if the vesting requirements are not satisfied. RSUs are nontransferable, except in limited circumstances.
Stock Awards. Stock awards may be granted to eligible participants under the 2026 Plan and consist of an award of, or an award that is valued by reference to, shares of common stock. A stock award may be granted for past employment or service, in lieu of bonus or other cash compensation, as director’s compensation or any other purpose as determined by the LDC Committee, and shall be based upon or calculated by reference to the common stock. The LDC Committee will determine the requirements for the vesting and payment of the stock award, with the possibility that awards may be made with no vesting requirements. Upon receipt of the stock award that consists of shares of common stock, the participant will not have any rights of a stockholder with respect to such shares, including the right to vote and receive dividends, until such time as shares of common stock (if any) are issued to the participant.

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PROPOSAL NO. 4 APPROVAL OF IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN

Change in Control and Covered Transactions. Upon a change in control of the Company, as defined in the 2026 Plan, the LDC Committee may specify that an award will become automatically earned, vested and/or payable, in whole or part. In the event of a “Covered Transaction” (which includes a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of our common stock or other voting securities, or acquisition of all or substantially all of the Company’s then outstanding voting securities, sale or transfer of all or substantially all the Company’s assets, or dissolution or liquidation of the Company or similar transaction), the LDC Committee has the authority, but not the obligation, to:
●if the Covered Transaction is one in which there is an acquiring or surviving entity, provide for the assumption or continuation of some or all outstanding awards or for the grant of new awards in substitution therefor by the acquirer or survivor or an affiliate of the acquirer or survivor, which new awards may be payable in securities, cash or other property;
●if the Covered Transaction is one in which holders of our common stock will receive a payment (whether cash, non-cash or a combination of the foregoing), provide for payment with respect to some or all awards or any portion thereof, equal to the fair market value of one share of stock times the number of shares of stock subject to the award or such portion over the aggregate exercise or purchase price, if any, under the award or such portion, subject to additional terms as set forth by the LDC Committee;
●if the Covered Transaction does not provide for assumption, continuation, substitution or cash-out, require that each award requiring exercise will become exercisable, and the delivery of any shares of our common stock remaining deliverable under each outstanding award of deferred stock (including restricted stock units and performance awards to the extent consisting of deferred stock) will be accelerated and such shares delivered on a basis that gives the holder of the award a reasonable opportunity following exercise of the award or delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
In connection with a Covered Transaction, except as otherwise set forth in an award agreement, with respect to Performance Awards, the LDC Committee may deem performance met at the level implied by the trend line through the date of the Covered Transaction, at target levels, maximum levels or on such other basis as the LDC Committee may deem appropriate.
Termination of Service. Awards under the 2026 Plan may be subject to reduction, cancellation or forfeiture upon termination of service or failure to meet applicable performance conditions or other vesting terms.
Under the 2026 Plan, unless an award agreement or employment agreement provides otherwise, if a participant’s employment or service is terminated for cause, or if after termination the LDC Committee determines that the participant engaged in an act that would have warranted termination for cause, or if after termination the participant engages in conduct that violates any continuing obligation of the participant with respect to the Company, the Company may cancel, forfeit and/or recoup any or all of that participant’s outstanding awards. In addition, if the LDC Committee makes the determination above, the Company may suspend the participant’s right to exercise any stock option or SAR, receive any payment or vest in any award pending a determination of whether the act falls within the definition of cause (as defined in the 2026 Plan).
Right of Recovery. The Company has the right to recoup any settlement of shares, income realized or property received by the participant in connection with an award if, within three years after such event (a) the participant is terminated for cause, (b) the participant’s awards are subject to recoupment under the Company’s Restatement Recovery Policy or Supplemental Incentive-Based Compensation Recovery Policy, or (c) if after the participant’s termination the LDC Committee determines that the participant engaged in an act that falls within the definition of cause or violated any continuing obligation of the participant with respect to the Company.
Performance Goals; Adjustment. The LDC Committee may provide for the performance goals to which an award is subject, or the manner in which performance will be measured against such performance goals to be adjusted in such manner as it deems appropriate. Such adjustments include, without limitation, adjustments to reflect changes for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgments, settlements, and the effects of accounting or tax law changes.
Substitution or Assumption of Awards in Connection with an Acquisition. The LDC Committee may assume or substitute any previously granted awards of an employee, director or consultant of another corporation who becomes eligible by reason of a corporate transaction. The terms of the assumed award may vary from the terms and conditions otherwise required by the 2026 Plan if the LDC Committee deems it necessary. To the extent permitted by law and applicable listing requirements, the assumed or substituted awards will not reduce the total number of shares available for awards under the 2026 Plan.

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PROPOSAL NO. 4 APPROVAL OF IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN
Plan Amendments or Termination. The Board may amend, modify, suspend or terminate the 2026 Plan; provided that if such amendment, modification, suspension or termination materially and adversely affects any award, the Company must obtain the affected participant’s consent, subject to changes that are necessary to comply with applicable laws. Certain amendments or modifications of the 2026 Plan may also be subject to the approval of our stockholders as required by SEC and NYSE rules or applicable law.
Certain Material U.S. Federal Income Tax Consequences Relating to the 2026 Plan
The following discussion summarizes certain material U.S. federal income tax consequences associated with the grant, vesting and exercise of awards under the 2026 Plan. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other U.S. federal tax consequences, except as noted.
Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture and a restriction on transferability generally does not have income until either the substantial risk of forfeiture or the transferability restriction lapses. When that occurs, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture or the transferability restriction lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. Fair market value for this purpose is determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the 2026 Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.
Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option (an “ISO”). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.
Nonqualified Stock Options. In general, a participant has no taxable income upon the grant of a nonqualified stock option but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a nonqualified stock option. ISOs are also treated as nonqualified stock options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a stock appreciation right becomes exercisable. In general, a participant who exercises a stock appreciation right for shares of stock or receives payment upon exercise of a stock appreciation right will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.
Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is generally taxed upon the actual or constructive receipt of the underlying stock (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

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PROPOSAL NO. 4 APPROVAL OF IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN
Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or SARs or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax on the participant and may be non-deductible to the Company.
New Plan Benefits
The issuance of any awards under the 2026 Plan will be at the discretion of the LDC Committee. In addition, the benefit of any awards granted under the 2026 Plan will depend on a number of factors, including the fair market value of Company shares on future dates, and actual Company performance against performance goals established with respect to performance awards, among other things. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. For information regarding awards granted to our named executive officers under the 2017 Plan during the 2025 fiscal year, please refer to the “Grants of Plan-Based Awards” table on page 88 made to our named executive officers in fiscal 2025. During 2025, non-employee directors received awards under the 2017 Plan as described in the “Non-Employee Director Compensation Payments for 2025” section beginning on page 18 of this Proxy Statement.
Additional Equity Compensation Plan Information
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity plans approved by security holders	6,041,586(1)	$173.70(3)	6,573,173(4)
Equity plans not approved by security holders	26,727(2)	—	—
TOTAL	6,068,313	$173.70(3)	6,573,173
(1)Consists of: (i) 3,342,758 shares of common stock issuable upon the exercise of outstanding time-based stock options and underlying outstanding time-based SARs; (ii) 1,454,410 shares of common stock issuable in settlement of outstanding restricted stock units awarded; (iii) 1,222,735 shares of common stock issuable in settlement of outstanding performance units awarded; and (iv) 21,683 shares of deferred common stock outstanding under the Director Deferral Plan.
(2)Consists of outstanding awards issued to certain executives with supplemental pension benefits in accordance with their individual employment arrangements under the IMS Health Defined Contribution Executive Retirement Plan (the “IMS Health DCERP”).
(3)The weighted-average exercise price includes all outstanding stock options and SARs but does not include restricted stock units, performance units, deferred stock or IMS Health DC ERP awards, all of which do not have an exercise price. If restricted stock units, performance units and other awards that constitute “rights” were included in this calculation, treating such awards as having an exercise price of $0, the weighted average exercise price of outstanding options, warrants and rights would be $96.11.
(4)Consists of all securities remaining available under our equity compensation plans. All of these shares are available for delivery under stock options, SARs, restricted stock, restricted stock units, performance awards or other forms of equity awards authorized by the plans. Does not include 2,251,704 shares that would have remained available under our Employee Stock Purchase Plan had it not been discontinued as of December 31, 2016.

114	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROPOSAL NO. 4 APPROVAL OF IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN
Vote Required
The 2026 Plan will be approved if it receives the affirmative vote of a majority of the votes cast on the matter at the 2026 Annual Meeting. If your shares are present at the meeting but are not voted on this proposal, this will not affect the outcome of the proposal. Abstentions and broker non-votes, if any, will not affect this proposal. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN.

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PROPOSAL NO. 5 Stockholder Proposal
In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which the Company and the Board accept no responsibility. The stockholder proposal is required to be voted on at our 2026 Annual Meeting only if properly presented at our 2026 Annual Meeting.
John Chevedden, whose address is 2215 Nelson Avenue No. 205, Redondo Beach, CA 90278, is the beneficial owner of at least $2,000 in market value of the Company’s common stock on the date the proposal was submitted and for at least the preceding three years, has notified the Company of his intent to present the following proposal at the 2026 Annual Meeting.

IQVIA received a letter from Mr. Chevedden mandating exactly how his proposal was to be presented in this proxy statement. Below is the exact text of the proposal that Mr. Chevedden required the Company to include in this proxy statement, including the accompanying color image. The following text is not provided by the Company.

Proposal 5 – Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.
The Chairman of the Board shall be an Independent Director. A Lead Director shall not be a substitute for an independent Board Chairman.
The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is required to seek an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now.
An independent Board Chairman at all times improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting shareholder confidence.
This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to long-term sustainability and credibility.
This may be a particularly good time to consider the merits of this proposal. IQVIA stock was at $285 in 2021 and fell to $206 in late 2025 despite a robust stock market.
Unfavorable news reports and developments regarding IQVIA emerged in 2025. Financial analyses from July 2025 noted that IQVIA’s year-over-year net income had declined, indicating pressure on profitability margins.
Reports in July and September 2025 pointed to IQVIA’s high debt level as a key risk factor. By the second quarter, long-term debt had increased, and the company had a liabilities-to-asset ratio of nearly 80%, prompting analysts to suggest the debt was approaching its limit.
IQVIA’s GAAP earnings per share and adjusted EPS missed analyst estimates in the second quarter of 2025.
A July 2025 report noted that while IQVIA’s Technology and Analytics Solutions segment performed well, the larger Research & Development Solutions segment experienced much slower growth. Analyst commentary suggested that competitors with more integrated ecosystems could create long-term challenges.
Macroeconomic uncertainty and U.S. government actions affecting the biopharmaceutical industry have led to drug development projects being put on hold. This resulted in IQVIA’s book-to-bill ratio declining to its lowest level since 2019. Analyst coverage in July 2025 suggested that increased competition, particularly from players with more innovative and integrated ecosystems, pose a challenge to IQVIA’s long-term market position.
Please vote yes: Independent Board Chairman – Proposal 5

Board Recommendation
For the reasons stated below, our Board believes that the approval of Mr. Chevedden’s proposal is NOT in the best interests of stockholders or the Company and recommends that you vote AGAINST this Proposal 5.

116	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROPOSAL NO. 5 STOCKHOLDER PROPOSAL
IQVIA’s Statement in Opposition
IQVIA’s Statement in Opposition to Mr. Chevedden’s Proposal
After careful consideration, the Board unanimously recommends a vote AGAINST Mr. Chevedden’s proposal for the reasons provided below:

Mr. Chevedden provided demonstrably false and misleading information in his rationale for seeking IQVIA stockholders to support his proposal.

Mr. Chevedden provided demonstrably false and misleading information in his rationale for seeking IQVIA stockholders to support his proposal. Mr. Chevedden also relies on various, unspecified reports as the basis for his claims without providing the names of specific publications so that IQVIA and our stockholders can properly evaluate the credibility of the claims made. The following include some of the factually inaccurate and misleading statements made by Mr. Chevedden:
●Mr. Chevedden indicated that IQVIA missed analyst estimates for Adjusted EPS for the second quarter of 2025. This claim is FALSE. In fact, the Company BEAT consensus analyst estimates for Adjusted EPS, the IQVIA earnings per share metric most followed by our investors, in the second quarter.
●Mr. Chevedden suggested that our “debt was approaching its limit.” This claim is FALSE. Our Net Leverage Ratio on June 30, 2025 was 3.61x, resulting in the Company having considerable unused capacity left under its credit facility covenants.
●Mr. Chevedden suggests that “players with more innovative and integrated ecosystems, pose a challenge to IQVIA’s long-term market position.” This claim is MISLEADING. We are not aware of any company that has assembled a more innovative and integrated ecosystem than IQVIA to serve the needs of the healthcare industry to help improve patient outcomes and population health worldwide.
It is also worth noting that IQVIA ended 2025 with the overwhelming majority of the research analysts covering the Company rating us as a “Buy”. To read Mr. Chevedden’s letter, an investor might think that analysts are not in favor of the Company based on the small number of cherry-picked, unverifiable comments he listed. Mr. Chevedden blatantly misrepresented the overall positive tone that analysts have consistently had about the Company’s performance and prospects.

Our Board believes it is critically important to preserve flexibility in determining the most effective leadership structure for IQVIA based on the Company’s specific circumstances and needs to best serve both the short-term and long-term interests of stockholders.

The Board believes it is important to preserve the flexibility to implement the leadership structure that will best serve both the short-term and long-term interests of stockholders. Any decision to combine or separate the roles of Chairman and CEO should be within a board’s discretion and based on the specific circumstances and challenges confronting a corporation at any given time, the independence and capabilities of its directors, the leadership provided by its CEO and Lead Independent Director, as well as the individual skills and experiences that may be required in an effective Chairman at that time. Eliminating the flexibility to select a structure of leadership, as the proponent requests, based on the facts and circumstances presented at a particular point in time is unnecessarily rigid, and would compromise the Board’s ability to assess and implement the optimal oversight framework.
At the 2023 annual meeting, a nearly identical stockholder proposal regarding separating the roles of Chairman and CEO received only 34% support. Nonetheless, in recognition of the support the proposal received, we engaged with stockholders on the topic and most of our large stockholders have expressed their support for the Board’s decision to maintain flexibility to choose the leadership structure that best fits the Company’s circumstances at a given time. The combined Chairman and CEO role is appropriate for Mr. Bousbib given his unique depth of knowledge about the Company and the varied and complex opportunities and challenges we face. Whenever a succession event occurs, the Board will reconsider the appropriate leadership structure at that time.
Rather than taking a “one-size-fits-all” approach to Board leadership, as part of the Board’s regular assessment of the Company’s leadership, our existing policies provide the Board with the flexibility to determine the most appropriate leadership structure to address the Company’s needs in light of the dynamic environment in which we operate. The

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PROPOSAL NO. 5 STOCKHOLDER PROPOSAL
IQVIA’s Statement in Opposition
Board has deep knowledge of the strategic goals of the Company, the unique opportunities and challenges it faces, and the various capabilities of our directors and the Company’s senior management and is therefore best positioned to determine the most effective leadership structure to protect and enhance long-term stockholder value.
The Board is comprised entirely of independent directors other than the Chairman, and each of our committees is fully comprised of independent directors, including the chairs of each committee. We have elected five new directors since July 2017, all of whom are independent and have brought fresh and varied perspectives and backgrounds and added to our Board’s mix of skills, perspectives and experiences. The Board believes that this leadership structure and composition fosters an environment in which the Board can work most effectively and communication flows efficiently between management and the Board. Moreover, this structure creates a suitable climate for our independent-minded, skilled and committed directors to appropriately make inquiries of and challenge management.
Further, while some companies may separate the roles of Chairman and CEO in practice, it remains rare that such separation is mandated as a matter of such company’s corporate governance policy. According to data from The Conference Board, only 15% of companies in the S&P 500 have a formal policy mandating such separation as of December 31, 2025. Such policies limit the ability of a board to determine what leadership structure is most appropriate for a company’s particular circumstances, and there is no clear data to suggest that separation of the Chairman and CEO roles per se increases stockholder value or enhances company performance.

Our Lead Independent Director ensures the Board’s independent leadership and accountability.

Dr. John Leonard has served as Lead Independent Director since 2018 and has been elected annually by a majority vote of the independent directors. The Lead Independent Director helps ensure there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues they deem important. The position of Lead Independent Director comes with a clear mandate, significant authority and well-defined responsibilities, as outlined in our Corporate Governance Guidelines. These responsibilities and authority include:
●liaising between independent directors and management;
●presiding at executive sessions of independent directors at every regularly scheduled Board meeting and at meetings of the Board when the Chairman is not present;
●consulting with the Chairman regarding approving agendas, schedules and information sent to the Board for meetings of the Board;
●consulting with the Chairman on other matters pertinent to the Company and the Board;
●engaging with major stockholders, as appropriate; and
●performing such other responsibilities as the Board may determine from time to time.
In addition to the Lead Independent Director responsibilities outlined in the Corporate Governance Guidelines, Dr. Leonard:
●enables open, transparent and candid dialogue during Board and committee meetings and at other times, by ensuring that the independent directors are fully informed and able to discuss and debate the issues they deem important;
●provides the Chairman and CEO and other members of senior management with feedback discussed in executive sessions;
●makes himself available to discuss with independent directors any concerns they may have and, as appropriate, relaying those concerns to the full Board and/or the Chairman and CEO or other members of senior management;
●acts as a sounding board and advisor to the Chairman and CEO on a variety of topics important to the Company and the functioning of the Board; and
●as a member of the N&G Committee and in his capacity as Lead Independent Director, actively participates in discussions and reviews of the Board’s leadership structure.
He has also overseen further enhancements to the Company’s strong governance policies and practices, such as the Board’s decision to remove all stockholder supermajority voting requirements, provide for stockholder proxy access, annual say-on-pay votes, and declassifying the Company’s Board, among other enhancements to our corporate

118	IQVIA HOLDINGS INC. | 2026 Proxy Statement

PROPOSAL NO. 5 STOCKHOLDER PROPOSAL
IQVIA’s Statement in Opposition
governance program. These actions are just a few examples of how the independent directors, led by our Lead Independent Director, have been responsive to stockholders.
Under the leadership of a combined Chairman and CEO role and overseen by our strong independent Board and Lead Independent Director, the Company has significantly enhanced our governance program and the rights of all stockholders.

IQVIA’s strong corporate governance practices provide for effective independent oversight of the Chairman & CEO and management.

The Board believes that the strong overall corporate governance framework that we have in place supports the objective and independent Board leadership structure necessary to effectively challenge and oversee management and to effectively oversee key issues facing the Company. The Board embraces multiple, interlinked practices to ensure it functions, as a whole, effectively and provides strong independent oversight. These practices include:
●We have a strong Lead Independent Director who is elected annually by a majority vote of the independent directors. The Lead Independent Director ensures there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues they deem important.
●We have a strong Board that includes members with a variety of experiences, perspectives and skillsets, whose members are now elected annually by stockholders, and which is comprised entirely of independent directors within the meaning of applicable laws and NYSE rules other than the Chairman and CEO.
●We have adopted a majority voting standard that requires directors to receive a majority of the votes cast in uncontested elections. Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board.
●Each of our three standing Board Committees—Audit, LDC and N&G—is comprised solely of, and chaired by, independent directors. This means that the independent directors oversee key matters of the Company as outlined in each of the committee charters, such as the integrity of our financial statements, compensation of our Chief Executive Officer and other executive officers, selection and evaluation of directors, development and implementation of corporate governance policies, and public policy matters.
●The N&G Committee monitors the Board’s leadership structure to determine whether it remains in the best interests of our stockholders and revisits the structure regularly as part of its ongoing Board assessment process.
●The Board and its committees each meet in executive session on a regular basis without the presence of the Chairman and CEO or other members of management. Independent directors use these executive sessions to discuss matters they deem appropriate, including evaluation of the Chairman and CEO, director and senior management succession, Company strategy and performance, Board priorities and Board effectiveness.
●All Board members have complete access to management, and the Board and its committees have the authority to retain legal, accounting and other outside consultants to advise them as they deem appropriate.
The Board believes it is best positioned to determine the most effective leadership structure for IQVIA based on the best interests of the Company and our stockholders. Moreover, the Board believes the combined Chairman and CEO role, together with the leadership of our strong Lead Independent Director and bolstered by the other governance practices outlined above, strikes the right balance between consistent leadership and effective independent oversight of IQVIA’s management, strategy and business.

The Company has a track record of strong long-term performance under the leadership structure of a combined Chairman and CEO.

Mr. Bousbib has been our Chairman and Chief Executive Officer since 2016. We believe that combining the roles of Chairman and CEO provides for effective and efficient leadership because, among other things, it recognizes the value of one person both speaking for and leading the Company and the Board. This structure also recognizes the fact that our Chairman and CEO has a unique depth of knowledge about the Company and the varied and complex

IQVIA HOLDINGS INC. | 2026 Proxy Statement	119

PROPOSAL NO. 5 STOCKHOLDER PROPOSAL
IQVIA’s Statement in Opposition
opportunities and challenges we face. As new issues arise, market dynamics change, or risk exposures evolve, the Chairman and CEO, with deep Company knowledge and industry experience, is best positioned to highlight those issues with the Board, ensuring appropriate oversight and discussion. We also have a strong Lead Independent Director, who provides a clear independent voice on the Board and appropriately balances the fact that the Chairman and CEO roles are held by one person.
Under Mr. Bousbib’s leadership, the Company did an outstanding job throughout the past several years withstanding considerable macroenvironmental and industry challenges, such as client portfolio reprioritizations as a consequence of the Inflation Reduction Act, delayed customer decision making, persistent high inflation, the unprecedented rise in global interest rates and the slower than expected cuts to those rates, foreign currency headwinds, geopolitical unrest, the uncertainty related to policy decisions in the United States and around the world and other turmoil. Through the first half of 2025, IQVIA’s stock was adversely impacted by policy changes affecting the industry with the stock price going from a high of $209.96 to its low at mid-year of $137.00. Supported by the reporting of strong financial results as well as focused execution and robust shareholder engagement by our Chief Executive Officer and Chief Financial Officer, the stock demonstrated a strong recovery in the second half of the year with the stock ending the year at $225.41, representing a 64.5% appreciation over the low for the year. For the full year 2025, IQVIA’s total shareholder return was 14.7%. In addition, in 2025, IQVIA delivered Revenue of $16.3 billion, up 5.9% compared to 2024, Adjusted Diluted EPS of $11.92, up 7.1% compared to 2024, and Adjusted EBITDA of $3.8 billion, up 2.8% compared to 2024, beating analysts’ estimates for Revenue and Adjusted EBITDA. See “Compensation Discussion and Analysis—Executive Summary—2025 Business Performance Highlights” for additional information.
This structure avoids potential duplication of leadership, which can impair decision-making and create internal confusion. Furthermore, we believe superior knowledge of our complex business by a CEO who also serves as Chairman results in more efficient Board functioning and leadership, as well as more focused Board meeting proceedings and documentation.
The Board recognizes there may be circumstances in the future that would lead it to separate the offices of Chairman and Chief Executive Officer. In fact, immediately prior to the Merger the Company had separate Chairman and Chief Executive Officer roles. However, at this time, the Board does not believe there is any reason to separate the roles and does not believe that such a separation should be mandated as a formal corporate governance policy. This approach is consistent with the overwhelming practice of S&P 500 companies.
The Board continues to believe that our current leadership structure has served our stockholders well and remains in our stockholders’ best interests. We believe that our Chairman and CEO has deep knowledge of the business and day-to-day operations of the Company, an acute understanding of the Company’s competitive landscape, an appreciation of stockholder interests and concerns, and strong relationships with customers, business partners and employees, all of which allow him to provide effective leadership. Moreover, we believe our Lead Independent Director has a clearly defined role with significant responsibilities to ensure effective oversight and governance by an independent Board. Finally, we believe it is in our stockholders’ best interests for the Board to retain flexibility to either separate or combine the roles of Chairman and CEO in the future as it sees fit based on the Company’s circumstances at a given time.
Board Recommendation
For the foregoing reasons, our Board believes that the approval of this stockholder proposal is NOT in the best interests of stockholders or the Company and recommends that you vote AGAINST this Proposal 5.

THE BOARD UNANIMOUSLY RECOMMENDS THAT TO ENHANCE STOCKHOLDER VALUE VOTE “AGAINST” THIS PROPOSAL

120	IQVIA HOLDINGS INC. | 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise indicated, the following table sets forth information relating to the beneficial ownership of our common stock as of January 31, 2026, by:
●each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;
●each of our named executive officers;
●each of our directors; and
●all executive officers and directors as a group.
Beneficial ownership is determined in accordance with SEC rules. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Except as otherwise indicated, and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 169,717,664 shares of our common stock outstanding as of January 31, 2026. Shares of our common stock that a person has the right to acquire within 60 days of January 31, 2026, are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o IQVIA Holdings Inc., 2400 Ellis Road, Durham, North Carolina 27703.

	Shares Beneficially Owned

Name of Beneficial Owners	Number	Percent

5% stockholders:
The Vanguard Group(1)	21,077,827	12.4%
BlackRock, Inc.(2)	15,166,087	8.9%
Harris Associates L.P.(3)	11,753,182	6.9%
Directors and named executive officers:
Ari Bousbib(4)	2,421,932	1.4%
Ronald E. Bruehlman(5)	149,492	*
W. Richard Staub, III(6)	48,312	*
Alistair R. Grenfell(7)	63,490	*
Eric M. Sherbet(8)	93,170	*
Carol J. Burt(9)	8,601	*
John G. Danhakl(10)	33,088	*
James A. Fasano(11)	5,126	*
Colleen A. Goggins(12)	17,584	*
William G. Kaelin Jr., M.D.	—	—

IQVIA HOLDINGS INC. | 2026 Proxy Statement	121

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Shares Beneficially Owned

Name of Beneficial Owners	Number	Percent

John M. Leonard, M.D.(13)	15,375	*
Leslie Wims Morris(14)	6,793	*
Todd B. Sisitsky(15)	—	—
Sheila A. Stamps(16)	4,697	*
All executive officers and directors as a group (18 persons)(17)	2,982,890	1.7%
*    Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)As reported by The Vanguard Group in a Schedule 13G filed with the SEC on February 13, 2024, which reported holdings as of December 29, 2023. The Schedule 13G states that The Vanguard Group has shared voting power with respect to 242,171 shares, sole dispositive power with respect to 20,291,634 shares, and shared dispositive power with respect to 786,193 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(2)As reported by BlackRock, Inc. in a Schedule 13G filed with the SEC on January 25, 2024, which reported holdings as of December 31, 2023. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 13,884,087 shares and sole dispositive power with respect to 15,166,087 shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)As reported by Harris Associates L.P. in a Schedule 13G filed with the SEC on August 14, 2025, which reported holdings as of June 30 ,2025. The Schedule 13G states that Harris Associates L.P. has sole voting power with respect to 10,291,782 shares and sole dispositive power with respect to 11,753,182 shares. The principal business address of Harris Associates L.P. is 111 South Wacker Drive, Suite 4600, Chicago, IL 60606.
(4)Includes 1,042,689 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of January 31, 2026. Of the shares beneficially owned, 543,302 shares of common stock are held in trust for the benefit of members of Mr. Bousbib’s family.
(5)Includes 93,496 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of January 31, 2026. Of the shares beneficially owned, 11,893 shares of common stock are held in Ronald E. Bruehlman Revocable Trust.
(6)Includes 29,500 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of January 31, 2026
(7)Includes 39,366 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of January 31, 2026.
(8)Includes 67,171 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days of January 31, 2026.
(9)Consists of 5,962 shares of common stock held in the Carol Burt Hilliard Revocable Trust and 2,639 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(10)Consists of 30,316 shares of common stock held for the benefit of members of Mr. Danhakl’s family and 2,772 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(11)Consists of 1,063 shares of common stock issued pursuant to Company stock incentive plans and 4,063 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(12)Consists of 12,882 shares of common stock issued pursuant to Company stock incentive plans and 4,702 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(13)Consists of 15,375 shares of common stock issued pursuant to Company stock incentive plans.
(14)Consists of 2,058 shares of common stock issued pursuant to Company stock incentive plans and 4,735 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(15)Mr. Sisitsky does not participate in the non-employee director compensation program and therefore does not receive annual equity awards.
(16)Consists of 2,058 shares of common stock issued pursuant to Company stock incentive plans and 2,639 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.
(17)Includes 1,352,172 shares underlying stock appreciation rights that are currently exercisable or scheduled to vest within 60 days, 1,044 shares underlying restricted stock units scheduled to vest within 60 days of January 31, 2026 and 21,550 notional shares held under the IQVIA Holdings Inc. Non-Employee Director Deferral Plan.

122	IQVIA HOLDINGS INC. | 2026 Proxy Statement

Certain Relationships and Related Person Transactions

Related Party Transactions Approval Policy
We have adopted a written policy assigning responsibility to our Audit Committee for reviewing and approving related party transactions. For purposes of this policy, a related person transaction includes any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC.
In the course of its review of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. Related party transactions must be approved or ratified by the Audit Committee based on full information concerning the proposed transaction, including the related persons involved; their relationship to the Company; their interest and role in the transaction; the proposed terms of the transaction, including materiality and character of the related party’s direct or indirect interest; the benefits and perceived benefits, or lack thereof, to the Company and the related party; the availability to the Company of alternative means or transactions by which to obtain like benefits; terms that would prevail in a similar transaction with an unaffiliated third party; the actual or apparent conflict of interest of the related party; and such other information as our Audit Committee deems appropriate. Our policy provides that we generally should not engage in related party transactions unless the Audit Committee has determined that, upon consideration of all relevant information, the proposed transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.
In 2025, BlackRock, Inc. entered into an agreement with a subsidiary of IQVIA to license certain IQVIA information assets, with a total contract value of $668,800. The contract with BlackRock, Inc. was entered into in the ordinary course of business, on an arm’s-length basis, and on substantially the same terms as those offered to other customers. According to a Schedule 13G/A filed with the SEC on January 25, 2024, BlackRock, Inc. beneficially owns approximately 8.9% of IQVIA’s common stock. We consider BlackRock as a related party given it holds a relatively large percentage of our outstanding shares of common stock. After reviewing this arrangement in accordance with our Related Party Transactions Approval Policy, the Audit Committee unanimously approved the transaction with BlackRock, Inc.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	123

About the 2026 Annual Meeting

Who is entitled to vote at the 2026 Annual Meeting? How many shares can I vote?
Only stockholders of record on February 23, 2026, are entitled to receive notice of and to vote at the 2026 Annual Meeting. Each share of our common stock is entitled to one vote. There is no cumulative voting. On February 23, 2026, there were 167,866,339 shares of common stock outstanding.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our most recent Annual Report on Form 10-K, to our stockholders by providing access to such documents online instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials, which was mailed to the holders of our common stock, will instruct you as to how you may access and review all of the proxy materials online. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy online. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.
What constitutes a quorum?
A quorum of shares is necessary to hold a valid stockholders’ meeting. Our Bylaws provide that a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, present in person or represented by proxy, will constitute a quorum at meetings of stockholders. Shares for which a stockholder directs an “abstention” from voting, as well as shares that a broker holds in “street name” and votes on some matters but not others (known as “broker non-votes,” which result when brokers have not received voting instructions from their customers on certain non-routine matters), will be counted for purposes of establishing a quorum.
What proposals will be voted on at the 2026 Annual Meeting? How does the Board recommend that I vote? What vote is required to approve each item of business?
The chart below summarizes the items of business for the 2026 Annual Meeting, the voting requirements, and the effects of broker non-votes and abstentions, as prescribed by our corporate governance documents and Delaware law, on the outcome of the vote for these proposals at the 2026 Annual Meeting.

Proposal		Board Recommendation	Vote Required	Effect of Abstentions and Broker Non-Votes

1	Election of director nominees to serve for the next year and until their successors are elected and qualified	FOR each nominee	Majority of votes cast	No effect
2	Advisory (non-binding) vote to approve our executive compensation (say-on-pay)	FOR	Not Applicable(1)	No effect
3	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	Majority of votes cast	No effect
4	Approval of IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan	FOR	Majority of votes cast	No effect
5	Stockholder proposal, if properly presented	AGAINST	Not Applicable(1)	No effect
(1)Given this is an advisory vote, there is no required approval threshold.

124	IQVIA HOLDINGS INC. | 2026 Proxy Statement

ABOUT THE 2026 ANNUAL MEETING
Majority Voting Standard for Election of Directors
Directors are elected by receiving a majority of the votes cast in uncontested elections, which means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. Any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The N&G Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The N&G Committee and the Board, in making its recommendation or decision, as applicable, must consider what it believes is in the best interests of the Company and its stockholders, and may consider any factor or other information it deems relevant. The Board will act on the tendered resignation, taking into account the N&G Committee’s recommendation, and will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.
In a contested election, directors are elected by a plurality of the votes cast. A contested election is a situation in which the number of nominees exceeds the number of directors to be elected. Whether an election is contested is determined ten days in advance of when we file our definitive Proxy Statement with the SEC.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name on the books and records of our transfer agent, Equiniti Trust Company, LLC (Equiniti), you are considered, with respect to those shares, the “stockholder of record.” Proxy materials or a Notice of Internet Availability of Proxy Materials have been sent directly to you by us.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials or a Notice of Internet Availability of Proxy Materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following their instructions. Please note that because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.
How do stockholders vote?
If you are a stockholder of record, you may vote your shares in any of the following ways:
In person
You may attend the 2026 Annual Meeting and cast your vote there. If you have already voted online, by telephone or by mail, your vote at the 2026 Annual Meeting will supersede your prior vote.
By proxy
Stockholders of record have a choice of voting by proxy:
●over the Internet at www.voteproxy.com;
●by using the toll-free telephone number 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and following the instructions, as noted on your proxy card; or
●by completing a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.
The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. E.D.T. on April 22, 2026.
If you are a beneficial owner holding shares in street name, please refer to your proxy card or the voting instruction form forwarded by your broker, bank or other nominee to see which of the above choices are available to you. Brokers are not permitted to vote on Proposal Nos. 1, 2, 4 or 5 without instructions from the beneficial owner of the shares. It is particularly important, if you hold your shares through a broker or other nominee, that you instruct your broker how you wish to vote your shares because brokers will have discretionary voting authority only with respect to Proposal No. 3 if you do not do so.
A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	125

ABOUT THE 2026 ANNUAL MEETING
If a stockholder gives a proxy, how are the shares voted?
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card (your proxies) will vote your shares in the way that you indicate. The individuals named as proxies on the proxy card are Mr. Bousbib, our Chairman and Chief Executive Officer, Mr. Fedock, our Executive Vice President and Chief Financial Officer, and Mr. Sherbet, our Executive Vice President, General Counsel and Secretary. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on the election of each director or voted for or against or to abstain from voting on all, some or none of the other items of business to come before the 2026 Annual Meeting.
If you properly sign your proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as the Board recommends.
It is possible that items of business other than those listed above may be brought before stockholders at the 2026 Annual Meeting. The individuals named as proxies on the proxy card will vote shares for which you have given a proxy on the matter as recommended by the Board, or, if no Board recommendation is given, the proxies will vote the shares in their discretion.
In any event, the individuals named as proxies on the proxy card must comply with the rules of the SEC when voting shares on a discretionary basis. At the date of this Proxy Statement, we have not received any notice regarding any other matter to come before the 2026 Annual Meeting that was timely in accordance with our Bylaws.
If I vote by proxy, may I still attend the 2026 Annual Meeting?
Voting over the Internet, by telephone or by sending in a signed proxy card will not prevent you from attending the 2026 Annual Meeting and voting in person.
Who can attend the 2026 Annual Meeting?
Any Company stockholder as of the close of business on February 23, 2026, may attend the 2026 Annual Meeting. You will need proof of ownership to enter the meeting. Even if you plan to attend the meeting, please vote your shares in advance by submitting a proxy.
If your shares are held in street name you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. Please note that if you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank or other holder of record.
Stockholders must also present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the meeting.
For directions to the meeting, you may contact the Secretary of the Company at 2400 Ellis Road, Durham, North Carolina 27703.
How can I revoke a proxy?
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary (which must be filed with the Secretary by the time the 2026 Annual Meeting begins) or by attending the 2026 Annual Meeting and voting in person.
Who is paying the costs of this proxy solicitation?
Proxies will be solicited by the Company on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. We will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners. Certain of our directors, officers and employees, without additional compensation, may also solicit proxies on our behalf in person, by telephone, or by electronic communication. In addition, we have engaged Sodali & Co to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $12,000 plus out-of-pocket expenses.

126	IQVIA HOLDINGS INC. | 2026 Proxy Statement

ABOUT THE 2026 ANNUAL MEETING
How can I find out the results of the voting at the 2026 Annual Meeting?
Equiniti will receive and tabulate the vote in connection with the 2026 Annual Meeting. Representatives of Equiniti will act as the independent Inspectors of Election and in this capacity will supervise the voting, decide the validity of proxies and certify the results. Equiniti has been instructed that the vote of each stockholder must be kept confidential and may not be disclosed (except in legal proceedings or for the purpose of soliciting stockholder votes in a contested proxy solicitation).
Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the 2026 Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Why did my household only receive one paper copy of the Notice? How can I obtain an additional copy of the proxy materials?
We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, we deliver a single copy of the Notice and, if requested, our proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate Notice or a copy of this Proxy Statement and our 2025 Annual Report on Form 10-K to any stockholder at a shared address to which we delivered a single Notice.
To receive free of charge a separate copy of this Proxy Statement and our 2025 Annual Report on Form 10-K, stockholders may write or call us at the following:
Investor Relations Department
2400 Ellis Road
Durham, North Carolina 27703
ir@iqvia.com
203-448-4600
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
How can I reduce the number of proxy materials I receive?
If more than one copy of this Proxy Statement and our 2025 Annual Report on Form 10-K has been mailed to your address, and you wish to reduce the number of reports you receive and save us the cost of producing and mailing these reports, or if you wish to receive your reports via the Internet, please let us know. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s). At least one account must continue to receive an annual report and proxy statement either via mail or via Internet delivery.
How can I receive electronic access to proxy materials?
If you hold shares registered in your name, you may sign up at www.investordelivery.com to receive electronic access to proxy materials for future meetings, rather than receiving mailed copies. If you choose electronic access, you will receive an email notifying you when our 2025 Annual Report on Form 10-K and this Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on a website and instructions on how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future annual meeting.
If you own your shares in street name, you may be able to obtain electronic access to proxy materials by contacting your broker, bank, trustee or other intermediary, or by going online at www.proxyvote.com.
If I cannot attend the 2026 Annual Meeting, what are the deadlines for voting?
If you choose to vote over the Internet or by telephone, you must complete the process no later than 11:59 p.m. E.D.T. on Wednesday, April 22, 2026. It is not necessary for you to also return your proxy card.
If you choose to vote by mailing a proxy card, you should mail your signed proxy card sufficiently in advance for it to be received no later than 9:00 a.m. E.D.T. on Wednesday, April 22, 2026.

IQVIA HOLDINGS INC. | 2026 Proxy Statement	127

Other Relevant Information

Compensation Committee Interlocks and Insider Participation
None of the members of the LDC Committee have at any time been an officer or employee of the Company or any of its subsidiaries. During 2025, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or LDC Committee.
Overview of Russian Operations
Historically, our operations in Russia have represented an immaterial portion of our overall business, largely focused on supporting global pharmaceutical companies conducting clinical studies in the country. Decisions on whether to conduct a clinical study in a particular country are made by the global pharmaceutical companies sponsoring the applicable studies. Clinical trial investigators are responsible for the overall conduct of a clinical study at a particular study site. IQVIA’s primary role in supporting clinical studies on behalf of our pharmaceutical customers is to provide oversight of the conduct, safety, and integrity of the clinical studies across all sites where the studies are being conducted.
At the outset of the conflict between Russia and Ukraine, for studies in start-up or early phase in Russia, we provided recommendations to our customers to redirect patient recruitment away from Russia to other countries based on consultations with our customers. At the same time, for studies that had already enrolled Russian patients into studies, we consulted with customers about the safety impact of discontinuing ongoing studies in Russia. We, and our customers, recognized ethical and regulatory obligations in connection with the safety of Russian subjects who entrusted their health and wellbeing to the physician investigators and trial sponsors conducting clinical research. This requires IQVIA and our customers to continue an ongoing and appropriate level of oversight for some studies already underway in Russia. Failure to do so could potentially jeopardize the safety of patients as well as fail to detect important medical effects of the therapies being investigated, which would have a deleterious impact on patients around the world. Decisions to continue or discontinue a clinical study in Russia, or elsewhere, are principally the responsibility of our customers and we are largely guided by their decisions to commence or discontinue trials in compliance with applicable laws. Our business in Russia continues to decline as studies that were in-flight at the time the conflict began are completed.
Other Matters
We know of no matters, other than those referred to in this Proxy Statement, which will be presented at the 2026 Annual Meeting. If, however, any other appropriate business is properly presented at the 2026 Annual Meeting, the individuals named in the enclosed proxy card will have discretion to vote on those matters for you.

128	IQVIA HOLDINGS INC. | 2026 Proxy Statement

OTHER RELEVANT INFORMATION
Stockholder Proposals and Nominees for 2027 Annual Meeting of Stockholders
Stockholder Proposals and Nominees for 2027 Annual Meeting of Stockholders
Under SEC rules, for a stockholder proposal to be included in our proxy statement (and form of proxy) for presentation at our 2027 annual meeting of stockholders the proposal must be received by us, marked to the attention of Secretary of the Company at 2400 Ellis Road, Durham, North Carolina 27703 by October 30, 2026. As the rules of the SEC make clear, merely submitting a proposal does not guarantee it will be included in our proxy statement.
Our Bylaws provide for a right of proxy access. The proxy access bylaw enables stockholders, under specified conditions, to include their nominees for election as directors in our proxy statement. Under our Bylaws, a stockholder, or a group of up to 20 stockholders, who has continuously owned at least 3% of our outstanding shares of common stock for at least three consecutive years may nominate up to 20% of the Board or two directors (whichever is more) and have such nominee(s) included in our proxy statement, if the stockholder(s) and the nominee(s) satisfy the applicable requirements set forth in our Bylaws. Stockholders seeking to have one or more nominees included in our 2027 proxy statement must deliver the notice required by our Bylaws to the attention of Secretary of the Company at 2400 Ellis Road, Durham, North Carolina 27703 between September 30, 2026, and October 30, 2026.
Under our Bylaws, and as permitted by SEC rules, a stockholder must follow certain procedures to nominate candidates for election as directors or to introduce an item of business at an annual meeting of stockholders, even if those matters will not be included in our proxy statement for that meeting. Any such nomination or item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company at 2400 Ellis Road, Durham, North Carolina 27703. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2027 annual meeting of stockholders between December 24, 2026, and January 23, 2027. However, if the date of our 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2026 Annual Meeting, we must receive notice no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to such annual meeting or ten days after the day on which the date of our 2027 annual meeting of stockholders is first disclosed in a public announcement (the Advance Notice Deadline). In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must set forth the information required by Rule 14a-19 under the Exchange Act when providing notice to the Company no later than the Advance Notice Deadline.
Any director nomination must contain the information specified in our Bylaws.
Incorporation by Reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only, and the information on these websites is not part of, or incorporated by reference into, this Proxy Statement.
Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement, as well as other written reports and oral statements that we make from time to time, includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the Act). The words “expects,” “assumes,” “anticipates,” “believes,” “estimates,” “intends,” “may,” “plans,” “forecasts,” “projects,” “should,” “seeks,” “sees,” “targets,” “will”, “would” and similar words and expressions, and variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including regulatory, competitive and other factors, which may cause actual financial or operating results or the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: business disruptions caused by natural disasters, pandemics, and the public health policy responses to the outbreak, and international conflicts or other disruptions outside of our control; most of our contracts may be terminated on short notice, and we may lose or

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OTHER RELEVANT INFORMATION
Cautionary Note Regarding Forward-Looking Statements
experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to the enactment of legislation or the imposition of regulations or other restrictions or actions by governments that create business uncertainty and have the potential to limit trade; changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation, and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. In addition, we may not achieve the expected benefits of our reorganized business segment structure. For a further discussion of the risks relating to our business see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments or otherwise.
By Order of the Board of Directors,
Eric M. Sherbet
Executive Vice President, General Counsel and Secretary
Dated: February 27, 2026
Durham, North Carolina

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APPENDIX A Financial Reconciliations

Use of Non-GAAP Financial Measures
This Proxy Statement includes financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted Tax Rate, Free Cash Flow, and Net Leverage Ratio. Non-GAAP financial information is provided to enhance understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP. We use non-GAAP measures in our operational and financial decision-making and believe that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, we exclude all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income. As a result, internal management reports feature non-GAAP measures and are used to prepare strategic plans and annual budgets and review management compensation. We also believe that stockholders may find non-GAAP financial measures useful for the same reasons, although stockholders are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, stockholders should not consider such performance measures in isolation from, or as a substitute analysis for, our results of operations as determined in accordance with GAAP. Stockholders are encouraged to review the reconciliations below of these financial measures.

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APPENDIX A FINANCIAL RECONCILIATIONS
Use of Non-GAAP Financial Measures
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION

($ in millions) (unaudited)	Twelve Months Ended December 31,

	2025	2024	2023	2022	2021	2020

Net Income Attributable to IQVIA Holdings Inc.	$1,360	$1,373	$1,358	$1,091	$966	$279
Provision for income taxes(1)	252	301	101	260	163	72
Depreciation and amortization	1,144	1,114	1,125	1,130	1,264	1,287
Interest expense, net	684	623	636	403	369	410
(Income) loss of unconsolidated affiliates	(22)	(5)	—	12	(6)	(7)
Income from noncontrolling interests	1	—	—	—	5	29
Deferred revenue purchase accounting adjustments	—	—	—	1	3	1
Stock-based compensation	247	206	217	194	170	95
Other (income) expense, net(2)	(63)	(63)	(132)	104	(81)	(23)
Loss on extinguishment of debt	6	—	6	—	26	13
Restructuring and related expenses(3)	147	106	126	73	68	85
Acquisition related expenses	32	29	132	78	75	143
ADJUSTED EBITDA	$3,788	$3,684	$3,569	$3,346	$3,022	$2,384
(1)Twelve months ended December 31, 2023, includes a $125 million tax benefit due to an internal legal entity restructuring.
(2)Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(3)Reflects restructuring costs as well as accelerated expenses related to lease exits.

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APPENDIX A FINANCIAL RECONCILIATIONS
Use of Non-GAAP Financial Measures
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION

($ in millions, except per share data) (unaudited)	Twelve Months Ended December 31,

	2025	2024	2023	2022	2021	2020

Net Income Attributable to IQVIA Holdings Inc.	$1,360	$1,373	$1,358	$1,091	$966	$279
Provision for income taxes(1)	252	301	101	260	163	72
Purchase accounting amortization(2)	543	539	560	563	833	933
(Income) loss of unconsolidated affiliates	(22)	(5)	—	12	(6)	(7)
Income from noncontrolling interests	1	—	—	—	5	29
Deferred revenue purchase accounting adjustments	—	—	—	1	3	1
Stock-based compensation	247	206	217	194	170	95
Other (income) expense, net(3)	(63)	(63)	(132)	104	(81)	(23)
Loss on extinguishment of debt	6	—	6	—	26	13
Royalty hedge gain	—	—	—	—	—	—
Restructuring and related expenses(4)	166	124	136	135	68	85
Acquisition related expenses	32	29	132	78	75	143
Adjusted Pre Tax Income	$2,522	$2,504	$2,378	$2,438	$2,222	$1,620
Adjusted tax expense	(453)	(462)	(477)	(501)	(453)	(330)
Income from noncontrolling interests	(1)	—	—	—	(5)	(29)
Noncontrolling interests effect in non-GAAP adjustments(5)	—	—	—	—	(4)	(9)
Adjusted Net Income	$2,068	$2,042	$1,901	$1,937	$1,760	$1,252

Adjusted earnings per share attributable to common stockholders:
Basic	$12.03	$11.26	$10.34	$10.33	$9.20	$6.54
Diluted	$11.92	$11.13	$10.20	$10.16	$9.03	$6.42
Weighted average common shares outstanding:
Basic	171.9	181.3	183.8	187.6	191.4	191.3
Diluted	173.5	183.4	186.3	190.6	195.0	195.0
(1)Twelve months ended December 31, 2023, includes a $125 million tax benefit due to an internal legal entity restructuring; the benefit is excluded from Adjusted tax expense.
(2)Reflects all the amortization of acquired intangible assets.
(3)Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(4)Reflects restructuring costs as well as accelerated expenses related to lease exits and asset abandonments.
(5)Reflects the portion of Q2 Solutions’ after-tax non-GAAP adjustments attributable to the noncontrolling interest partner.

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APPENDIX A FINANCIAL RECONCILIATIONS
Use of Non-GAAP Financial Measures
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION

($ in millions) (unaudited)	Twelve Months Ended December 31, 2025	Twelve Months Ended December 31, 2024

Net Cash provided by Operating Activities	$2,654	$2,716
Acquisition of property, equipment and software	(603)	(602)
FREE CASH FLOW	$2,051	$2,114
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF DECEMBER 31, 2025

($ in millions) (unaudited)

Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of December 31, 2025	$15,724
Net Debt as of December 31, 2025	$13,744
Adjusted EBITDA for the twelve months ended December 31, 2025	$3,788
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.15x
NET LEVERAGE RATIO (NET DEBT/LTM ADJUSTED EBITDA)	3.63x
CALCULATION OF ADJUSTED TAX RATE

($ in millions) (unaudited)	Twelve Months Ended December 31, 2025	Twelve Months Ended December 31, 2024

Adjusted Pre Tax Income	$2,522	$2,504
Adjusted Tax Expense	$453	$462
Adjusted Tax Rate	18.0%	18.5%
ADJUSTED TAX RATE CHANGE	50 bps

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APPENDIX B IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan

1.Purpose. The purpose of the IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.
2.Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth below:
“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with such first Person.
“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit or Stock Award, in each case, granted under the Plan.
“Award Agreement” means a written notice of an Award provided by the Company to a Participant, or an agreement entered into between the Company and a Participant with respect to an Award, in each case.
“Board” means the Board of Directors of the Company.
“Cause” has the meaning set forth in Section 12.2(b) hereof.
“Change in Control” has the meaning set forth in Section 11.1 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means, as determined by the Board, (i) the Leadership Development and Compensation Committee of the Board, (ii) such other committee of no fewer than two members of the Board who are appointed by the Board to administer the Plan or (iii) the Board.
“Common Stock” means the Company’s common stock, par value $0.01 per share (and any shares or other securities into which such Common Stock may be converted or into which it may be exchanged).
“Company” means IQVIA Holdings Inc., a Delaware corporation, or any successor thereto.
“Covered Transaction” has the meaning set forth in Section 11.2 hereof.
“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.
“Disability” means, unless otherwise defined in an Award Agreement, a disability described in Treasury Regulations Section 1.409A-3(i)(4)(i)(A). A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.
“Eligible Person” means any Person who is an officer, employee, Non-Employee Director, or any natural person who is an individual consultant, a contractor, or other personal service provider of the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Fair Market Value” means, as applied to a specific date, the price of a share of Common Stock that is based on any of the opening, closing, actual, high, low or average selling prices of a share of Common Stock reported on any established stock exchange or national market system including without limitation the New York Stock Exchange, the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) and the National Market System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a share of Common Stock on the date as of which Fair Market Value is to be determined, or if shares of Common Stock are not publicly traded on such date, as of the most recent date on which shares of Common Stock were publicly traded. Notwithstanding the foregoing, if the Common Stock is not traded on any established stock exchange or national market system, the Fair Market Value means the price of a share of Common Stock as

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APPENDIX B IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN
established by the Committee; provided that if the calculation of Fair Market Value is for purposes of setting an exercise or base price of a Stock Option or a Stock Appreciation Right, then such calculations shall be based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.
“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.
“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.
“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
“Participant” means any Eligible Person who holds an outstanding Award under the Plan.
“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity. All references to Person shall include an individual Person or a group (as defined in Rule 13d-5 under the Exchange Act) of Persons.
“Plan” means this IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan as set forth herein, effective as of the date pursuant to Section 16.1, and as may be amended from time to time, as provided herein, and any sub-plan or appendix that may be approved by the Board.
“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.
“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.
“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Stock Award” means a grant of shares of Common Stock, or any award that is valued by reference to shares of Common Stock, to an Eligible Person under Section 10 hereof.
“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other Affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such Affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.
“Treasury Regulations” means regulations promulgated by the United States Treasury Department.
3.Administration.
3.1 Committee Members. The Plan shall be administered by the Committee. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed and (ii) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may exercise all powers of the Committee hereunder and may

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APPENDIX B IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN

directly administer the Plan. Neither the Company nor any member of the Board or Committee shall be liable for any action or determination made in good faith by the Board or Committee with respect to the Plan or any Award thereunder.
3.2 Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguities or inconsistencies in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or provide services outside of the United States and (x) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, including to accelerate the vesting or, to the extent applicable, exercisability or period of exercise of any Award at any time (including, but not limited to, upon a Change in Control or upon termination of Service of a Participant under certain circumstances (including, without limitation, upon retirement)). The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such Persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or board of directors of a Subsidiary or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) or such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
4.Shares Subject to the Plan.
4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.3, the total number of shares of Common Stock reserved and available for delivery in connection with Awards under the Plan shall be 17,941,295 shares of Common Stock (the “Share Reserve”), which includes up to 6,668,022 shares of Common Stock subject to outstanding equity awards under the Company’s 2017 Incentive and Stock Award Plan (the “2017 Plan”), on an adjusted basis, which shares are not delivered under the 2017 Plan, as determined under Section 4.2, and therefore become available under Section 4.2. Up to the total number of shares available for Awards may be issued in satisfaction of Incentive Stock Options, but nothing in this Section 4.1 will be construed as requiring that any, or any fixed number of, Incentive Stock Options be awarded under the Plan. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
4.2 Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4.2. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Notwithstanding anything to the contrary herein, (i) to the extent that an Award under the Plan or an award under the 2017 Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the Award, or otherwise terminated without delivery of

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shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan or the 2017 Plan and will be deemed to remain or to become available under this Plan; and (ii) shares that are withheld from an Award or award under the 2017 Plans or separately surrendered by the Participant in payment of the exercise price or taxes relating to an Award or an award under the Plan or the 2017 Plan shall be deemed to constitute shares not delivered under the Plan or the 2017 Plan and will be deemed to remain or to become available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate number that remain available under the Plan and not subject to outstanding Awards so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate, shares delivered or deliverable in connection with such assumed or substituted Award shall not be counted against the number of shares reserved under the Plan (such assumed or substituted Awards may be administered under the Plan, however). This Section 4.2 shall apply to the share limit imposed to conform to the Treasury Regulations governing Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.
4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, repurchase, share exchange, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, liquidation, dissolution, sale of all or substantially all the Company’s assets or other corporate event or transaction or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan in order to preserve the positive intrinsic value of such awards (unless in the circumstances the Participant would be able to continue to realize such intrinsic value in the absence of an adjustment), cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock or other securities provided in Section 4.1 hereof, (ii) the number and kind of shares of Common Stock, units or other securities or rights subject to then outstanding Awards, (iii) the exercise, base or purchase price for each share or unit or other security or right subject to then outstanding Awards, (iv) other value determinations applicable to the Plan and/or outstanding Awards, and/or (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary to avoid additional taxes, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, in each case, unless otherwise determined by the Committee. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in this paragraph , as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. All determinations hereunder shall be made by the Committee in its sole discretion and shall be final and binding on all persons.
5.Eligibility and Awards.
5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such Person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.
5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

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5.3 Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of the Award, as determined by the Committee, will be set forth in the applicable Award Agreement as described in Section 15.2 hereof.
5.4 Per-Person Award Limitations. In each fiscal year of the Company during any part of which the Plan is in effect, an Eligible Person may be granted Awards in the aggregate relating to up to a Participant’s Annual Limit. A Participant’s “Annual Limit” in any fiscal year during any part of which they are an Eligible Person, shall equal 1,200,000 shares of Common Stock, subject to adjustment as provided in Section 4.3. For this purpose, (i) a Participant’s Annual Limit is used to the extent a number of shares may be potentially earned or paid under an Award, regardless of whether such shares in fact are earned or paid, and (ii) the Annual Limit applies to Dividend Equivalents under Section 9.4 only if such dividend equivalent rights are granted separately from and not as a feature of another Award.
5.5 Awards Granted to Non-Employee Directors. No Non-Employee Director may be granted, during any calendar year, Awards having a fair value (determined on the Date of Grant) that, when added to all cash compensation paid to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board for such calendar year, exceeds $900,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board or for an initial Award granted to a Non-Employee Director following his or her appointment to the Board, provided, that, the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
6.Stock Options.
6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may be granted only to an Eligible Person satisfying the conditions of Section 6.6(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable.
6.2 Exercise Price. Unless otherwise determined by the Committee and subject to Section 6.6(c), the exercise price per share of a Stock Option (other than a Stock Option substituted or assumed under Section 15.9) shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.
6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Option are not satisfied, the Stock Option shall be forfeited.
6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Subject to compliance with Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised, but not beyond ten (10) years from the Date of Grant.
6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement (including applicable vesting requirements) or as otherwise determined by the Committee, a vested Stock Option may be exercised in whole or in part at any time during the term thereof by written notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. The Committee shall determine methods by which the exercise price may be paid or deemed to be made, which may include, without limitation: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee, in its sole discretion, in an

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Award Agreement or otherwise (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee. In accordance with Section 15.10 hereof, and in addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable in cash or such other method described above for the payment of the exercise price, as may be approved by the Committee and set forth in the Award Agreement.
6.6 Additional Rules for Incentive Stock Options.
(a) Eligibility. An Incentive Stock Option may be granted only to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.
(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable by such Participant for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted. Any Stock Option grant that exceeds such limit shall be treated as a Nonqualified Stock Option.
(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.
(d) Termination of Service. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of Service of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.6(d)) or (ii) one year following termination of Service of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
(e) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
6.7 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.3 hereof and other than in connection with a Change in Control, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the

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exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.
6.8 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Option until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.
7.Stock Appreciation Rights.
7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic exercise or payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code, to the extent applicable.
7.2 Terms of Stock Appreciation Rights. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. Subject to compliance with Section 409A of the Code and the provisions of this Section 7.2, the Committee may extend at any time the period in which a Stock Appreciation Right may be exercised, but not beyond ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right shall be determined by the Committee in its discretion; provided, however, that the base price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant (other than with respect to a Stock Appreciation Right substituted or assumed under Section 15.9).
7.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.
7.4 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.3 hereof and other than in connection with a Change in Control, without the prior approval of the Company’s stockholders neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.
7.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Appreciation Right unless and until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

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8.Restricted Stock Awards.
8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.
8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) (a “Performance Share Award”) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award are not satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.
8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require that the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company note any restrictions with respect to the share of Common Stock covered by an Award until the restrictions thereof shall have lapsed.
8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding a Restricted Stock Award granted hereunder shall have the right to exercise voting rights with respect to the period during which the Restricted Stock Award is subject to forfeiture (the “Restriction Period”), and have the right to receive dividends on the Restricted Stock Award during the Restriction Period (and, if so, on what terms); provided, that if a Participant has the right to receive dividends paid with respect to the Restricted Stock Award, such dividends shall be subject to the same vesting terms as the related Restricted Stock Award unless otherwise provided in an Award Agreement.
8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Restricted Stock Award under Section 83(b) of the Code.
9.Restricted Stock Units.
9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of a share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Stock Units shall be non-transferable, except as provided in Section 15.3 hereof.
9.2 Vesting of Restricted Stock Units. The Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) (a “Performance Stock Unit Award”) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Unit Award are not satisfied, the Award shall be forfeited.
9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof,

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subject to compliance with Section 409A of the Code and applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of a share of Common Stock, determined on such date or over such time period as determined by the Committee.
9.4 Dividend Equivalent Rights. Dividends shall not be paid with respect to Restricted Stock Units. Dividend equivalent rights may be granted with respect to the Shares subject to Restricted Stock Units to the extent permitted by the Committee and set forth in the applicable Award Agreement; provided that any dividend equivalent rights granted shall be subject to the same vesting terms as the related Restricted Stock Units unless otherwise set forth in an Award Agreement.
9.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.
10.Stock Awards.
10.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee, and may be based upon or calculated by reference to shares of Common Stock. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price.
10.2 Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, until such time as shares of Common Stock, if any, are issued to the Participant pursuant to the terms of the Award Agreement. If a Participant has the right to receive dividends paid with respect to the Stock Award, such dividends shall be subject to the same vesting terms as the related Stock Award (if applicable), unless otherwise set forth in an Award Agreement.
11.Change in Control.
11.1 Effect on Awards. The Committee may specify that an Award will become automatically earned, vested and/or payable, in whole or part, upon a Change in Control, in its discretion, by so specifying in an Award Agreement or other governing document (in the absence of such a specification, the Plan does not confer the right to such acceleration). For purposes of the Plan, unless otherwise specified by the Committee in an Award Agreement or other governing document, a “Change in Control” shall be deemed to have occurred if, after the grant date of an Award, there shall have occurred any of the following:
(a) any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding voting securities;
(b) individuals who on the grant date of the Award constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two- thirds (2/3) of the directors then still in office who either were directors on the Date of Grant or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;
(c) there is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, if, immediately following consummation of any of the foregoing, either (A) individuals who, immediately prior to such consummation, constitute the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such event do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or

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(d) the stockholders of the Company have approved a plan of complete liquidation of the Company and there occurs a distribution pursuant to such plan of complete liquidation, and all material contingencies to the completion of the transaction have been satisfied or waived or there is consummated a the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction have a similar effect).
Notwithstanding the foregoing, in any case where the occurrence of a Change in Control could affect the time of settlement or payment under an Award that constitutes a deferral of compensation under Section 409A of the Code then, to the extent required to avoid additional tax under Section 409A of the Code, the term “Change of Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A of the Code. If all (or a portion) of any Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to both vest and be settled or paid on an accelerated basis due to a Change in Control that is not a “change in control event” under Section 409A of the Code, if such settlement or payment would result in additional tax under Section 409A of the Code, such Award (or portion thereof) shall vest at the time of the Change of Control, but settlement or payment shall only be accelerated to the maximum extent permissible without resulting in additional tax under Section 409A of the Code.
11.2 Covered Transactions. Except as otherwise provided in an Award Agreement, the following provisions shall apply in the event of a Covered Transaction. For the purposes of the Plan, a “Covered Transaction” means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of Common Stock or other voting securities, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding voting securities by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. If a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Committee), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer. Notwithstanding the foregoing, in any case where the occurrence of a Covered Transaction could affect the vesting of or payment under an Award subject to the requirements of Section 409A of the Code, to the extent required to comply with Section 409A of the Code, the term “Covered Transaction” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) that is a “change in control event” as that term is defined in the regulations under Section 409A of the Code. If all or a portion of any Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Covered Transaction that is not a “change in control event” under Section 409A of the Code, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or portion thereof) shall vest at the time of the Covered Transaction (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall only be accelerated to the maximum extent possible without resulting in a violation of Section 409A of the Code.
(a) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Committee may (but, for the avoidance of doubt, need not) provide for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor, which new awards may be payable in securities, cash or other property.
(b) Cash-Out of Awards. If the Covered Transaction is one in which holders of Common Stock will receive upon consummation, a payment (whether cash, non-cash or a combination of the foregoing), then, subject to Section 11.2(e) below, the Committee may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Common Stock times the number of shares of Common Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a Stock Appreciation Right, the aggregate base price), in each case on such payment terms (which need not be the same as the terms of payment to holders of Common Stock or other holders of Awards) and other terms, and subject to such conditions, as the Committee determines. For the avoidance of doubt, if the exercise, purchase or base price of any Award is equal to or exceeds the Fair Market Value of a share of Common Stock at the time a Covered Transaction is consummated, such Award may be terminated and cancelled hereunder without payment due thereon.

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(c) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, continuation, substitution or cash-out, then subject to Section 11.2(e) below, the Committee may (but, for the avoidance of doubt, need not) provide that each Award requiring exercise will become exercisable, and the delivery of any shares of Common Stock remaining deliverable under each outstanding Award of Restricted Stock Units to the extent consisting of deferred Common Stock) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, however, that to the extent acceleration of the settlement or payment under this Section 11.2(c) of an Award that constitutes a deferral of compensation under Section 409A of the Code would result in additional tax to the Participant under Section 409A of the Code, the Award shall not be settled or paid on an accelerated basis and the ultimate settlement and payment of the Award shall be made in a medium other than Common Stock and on terms that as nearly as possible (as determined by the Committee in its sole discretion), but taking into account adjustments required or permitted under the Plan and the Award Agreement, replicate the prior terms of the Award.
(d) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (1) Awards assumed pursuant to Section 11.2(a) above; and (2) Awards converted pursuant to the proviso in Section 11.2(c) above into an ongoing right to receive payment other than Common Stock; and (3) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Common Stock, subject to Section 11.2(e) below).
(e) Additional Limitations. Any share of Common Stock and any cash or other property delivered pursuant to Section 11.2(b) or Section 11.2(c) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, consistent with Section 409A of the Code, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 11.2(b) above or the acceleration of exercisability of an Award under Section 11.2(c) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Common Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.
(f) Performance-based Awards. In connection with a Covered Transaction, except as otherwise set forth in an Award Agreement, with respect to one or more Awards subject to performance vesting, the Committee may deem performance met at the level implied by the trend line through the date the Covered Transaction (or, for convenience, a date reasonably in advance of the date of the Covered Transaction), at target levels, maximum level or on such other basis as the Committee determines to be appropriate in its sole discretion.
(g) Continuing Application of Plan Terms. References in the Plan to shares of Common Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 11.
12.Forfeiture Events.
12.1 General. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of Service for Cause, violation of laws, regulations or material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.
12.2 Termination for Cause.
(a) Treatment of Awards. Unless otherwise provided herein or by the Committee and set forth in an Award Agreement or employment agreement, if (i) a Participant’s Service with the Company or any Subsidiary is terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant

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engaged in an act or omission which would have warranted a termination of Service for Cause or (2) after termination, the Participant engages in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 12.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act or omission which would have warranted a termination of Service for Cause or engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 12.2.
(b) Definition of Cause. “Cause” means, in the case of any Participant who is party to an employment, severance-benefit, change in control or similar agreement that contains a definition of “Cause,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan for so long as such agreement is in effect; otherwise, in the case of any other Participant, “Cause” means (A) a material breach by the Participant of the Participant’s employment agreement with the Company or an Affiliate, any equity grant agreement, or any policy of the Company or its Affiliates; (B) the failure by the Participant to reasonably and substantially perform the Participant’s duties to the Company or any of its Affiliates, which failure is materially damaging to the financial condition or reputation of the Company or its Affiliates; (iii) the Participant’s willful misconduct or gross negligence which is injurious to the Company or an Affiliate; or (iv) the commission by the Participant of a felony or other serious crime involving moral turpitude; provided, that, in the case of clauses (A) and (B) above, the Company shall permit the Participant up to fifteen (15) days to cure such breach or failure if reasonably susceptible to cure. If, subsequent to the Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that the Participant’s employment could have been terminated for Cause, the Participant’s employment shall be deemed to have been terminated for Cause retroactively to the date the events giving rise to such Cause occurred for all purposes of the Plan and each Award granted to a Participant thereunder.
12.3 Right of Recovery. If at any time within three (3) years (or such longer time specified in an Award Agreement or other agreement with a Participant or policy applicable to the Participant) after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock Award, Restricted Stock Award or Restricted Stock Unit vests, is settled in shares or otherwise becomes payable, or on which income otherwise is realized or property is received by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause, (ii) the Committee determines in its discretion that the Participant is subject to any recoupment of benefits pursuant to the Company’s Restatement Recovery Policy and Supplemental Incentive-Based Compensation Recovery Policy or any successor policy, in each case, as may be in effect from time to time, or (iii) after a Participant’s Service terminates for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted a termination of the Participant’s Service for Cause or (2) after a Participant’s termination of Service, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then, at the sole discretion of the Committee, any gain realized by the Participant from the exercise, vesting, payment, settlement or other realization of income or receipt of property by the Participant in connection with an Award, shall be repaid by the Participant to the Company upon notice from the Company, subject to applicable law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. To the extent not otherwise prohibited by law, the Company shall have the right to offset the amount of such repayment obligation against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

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APPENDIX B IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN

13.Performance Goals; Adjustment. The Committee may provide for the performance goals to which an Award is subject, or the manner in which performance will be measured against such performance goals, to be adjusted in such manner as it deems appropriate, including, without limitation, adjustments to reflect changes for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgments, settlements, and the effects of accounting or tax law changes, and in recognition of such other circumstances deemed relevant by the Committee.
14.Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of Service: (a) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, a leave of absence where the employee’s right to re-employment is protected either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, a leave of absence for any other purpose approved by the Company or if the Committee otherwise so provides in writing.
15.General Provisions.
15.1 Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver shares of Common Stock or make payments with respect to Awards.
15.2 Award Agreement. An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or other amounts or securities subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change in Control and/or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.
15.3 No Assignment or Transfer; Beneficiaries. Except as otherwise provided by the Committee to the extent not prohibited under Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge; provided, that Awards may be transferred to (i) a Participant’s spouse, (ii) the lineal descendants of the Participant (clauses (i) and (ii) collectively, the “Family Members”) and (iii) a grantor trust for the exclusive benefit of the Participant and/or one or more Family Members. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as determined under the Company 401(k) retirement plan or other applicable retirement or pension plan. In lieu of such determination, a Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation as provided above, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. Any transfer permitted under this Section 15.3 shall be for no consideration.

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15.4 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason or no reason at any time.
15.5 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued shares of Common Stock covered by an Award until the date the Participant becomes the holder of record of such shares. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company note any restrictions with respect to the share of Common Stock covered by an Award until the restrictions thereof shall have lapsed.
15.6 Trading Policy and Other Restrictions. Transactions involving Awards under the Plan shall be subject to the Company’s insider trading policy and other restrictions, terms, conditions and policies established by the Board or Committee from time to time or by applicable law.
15.7 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments pursuant to this Plan or any Award granted hereunder shall be treated as a right to receive a series of separate and distinct payments. For the avoidance of doubt, each applicable tranche of shares of Common Stock subject to vesting under any Award shall be considered a right to receive a series of separate and distinct payments. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
15.8 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any action that the Company determines is necessary or advisable to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.

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APPENDIX B IQVIA HOLDINGS INC. 2026 INCENTIVE AND STOCK AWARD PLAN

15.9 Substitution or Assumption of Awards in Corporate Transactions. The Committee may grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity, in substitution for awards previously granted by such corporation or other entity or otherwise. The Committee may also assume any previously granted awards of a former employee or a current employee, director, consultant or other service provider of another corporation or “entity” that becomes an Eligible Person by reason of such corporation transaction. The terms and conditions of the substituted or assumed awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. To the extent permitted by applicable law and the listing requirements of the New York Stock Exchange or other exchange or securities market on which the shares of Common Stock are listed, any such substituted or assumed awards shall not reduce the Share Reserve.
15.10 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value in each case up to the maximum statutory tax rates in the applicable jurisdiction or as the Committee may approve in its discretion (provided that such withholding does not result in adverse tax or accounting consequences to the Company), or similar charge required to be paid or withheld. In addition, to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise, and subject to Section 16 of the Exchange Act, withholding may be satisfied through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the withholding amount, which shall be subject to any terms and conditions imposed by the Committee. The Company shall have the power and the right to require a Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any shares of Common Stock deliverable under an Award to satisfy such withholding obligation.
15.11 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of shares of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.
15.12 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for service providers of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
15.13 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.
15.14 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
15.15 Governing Law. The Plan, all Awards and all Award Agreements, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to the Plan, any Award or Award Agreement, or the negotiation, execution or performance of any such documents or matter related thereto (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with the Plan, any Award or Award Agreement, or as an inducement to

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enter into any Award Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations and repose, but without regard to any borrowing statute that would result in the application of the statute of limitations or repose of any other jurisdiction.
15.16 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
15.17 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a Person with respect thereto.
15.18 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan and in connection with a Participant’s status as a stockholder of the Company upon the issuance of any shares of Common Stock pursuant to an Award.
15.19 Awards to Non-U.S. Participants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has employees, Non-Employee Directors or consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.19 by the Committee shall be attached to this Plan document as appendices.
15.20 Right of Setoff. The Company or any Subsidiary or Affiliate may, to the extent permitted by applicable law (and in compliance with applicable requirements under Section 409A of the Code), deduct from and set off against any amounts the Company or its Subsidiary or Affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant) such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 15.20.
16.Term; Amendment and Termination; Stockholder Approval.
16.1 Term. The Plan shall become effective on the date of approval by the Company’s stockholders at the Company’s 2026 annual meeting of stockholders, and shall terminate on the date prior to the tenth (10th) anniversary of such date, unless earlier terminated by the Board.
16.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, however, that no amendment, modification, suspension or termination of the Plan shall materially and adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary in its discretion for purposes of compliance with Section 422 of the Code or for any other purpose, and shall seek such approval to the extent it deems necessary in its discretion to comply with applicable law or listing requirements of the New York Stock Exchange or other exchange or securities market. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable in its discretion to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

150	IQVIA HOLDINGS INC. | 2026 Proxy Statement

© 2026. All rights reserved. IQVIA® is a registered trademark of IQVIA Inc. in the United States, the European Union, and various other countries.

ANNUAL MEETING OF STOCKHOLDERS OF

IQVIA HOLDINGS INC.

April 23, 2026

Please sign, date and mail your Proxy Card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

042326

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends that you vote FOR the following:

1. The election of each of the director nominees listed below (a through i).

NOMINEES:	FOR	AGAINST	ABSTAIN
a. Ari Bousbib	☐	☐	☐
b. Carol J. Burt	☐	☐	☐
c. John G. Danhakl	☐	☐	☐
d. James A. Fasano	☐	☐	☐
e. Colleen A. Goggins	☐	☐	☐
f. William G. Kaelin Jr., M.D.	☐	☐	☐
g. John M. Leonard, M.D.	☐	☐	☐
h. Leslie Wims Morris	☐	☐	☐
i. Sheila A. Stamps	☐	☐	☐

The Board of Directors recommends that you vote FOR proposal 2.

	FOR	AGAINST	ABSTAIN
2. Approve an advisory (non-binding) resolution to approve IQVIA's executive compensation (say-on-pay).	☐	☐	☐

The Board of Directors recommends that you vote FOR proposal 3.

	FOR	AGAINST	ABSTAIN
3. Ratification of the appointment of PricewaterhouseCoopers LLP as IQVIA's independent registered public accounting firm for 2026.	☐	☐	☐

The Board of Directors recommends that you vote FOR proposal 4.

	FOR	AGAINST	ABSTAIN
4. Approve the adoption of the IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan.	☐	☐	☐

The Board of Directors recommends that you vote AGAINST proposal 5.

	FOR	AGAINST	ABSTAIN
5. If properly presented, a stockholder proposal concerning separate Chairman and Chief Executive Officer roles.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 3 and 4 and AGAINST Proposal 5.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

0

IQVIA HOLDINGS INC.

Proxy for Annual Meeting of Stockholders on April 23, 2026

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ari Bousbib, Michael J. Fedock, and Eric M. Sherbet, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of IQVIA HOLDINGS INC., to be held on April 23, 2026, at 9:00 a.m., Eastern Time, at the Hotel Zero Degrees, 15 Milestone Road, Danbury, CT 06810, and at any postponements or adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

1.1

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